Conformed copy reflecting
First Amendment to Credit Agreements and Subordination Agreement, dated March 14, 2022
Second Amendment to Credit Agreements, dated August 11, 2022 and effective as of June 30, 2022
Third Amendment to Credit Agreements, dated December 30, 2022
Fourth Amendment to Credit Agreements, dated January 6, 2023
Fifth Amendment to Credit Agreements, dated March 13, 2023
Sixth Amendment to Credit Agreements, dated March 28, 2023
Seventh Amendment to Credit Agreements, dated October 2, 2023
Eighth Amendment to Credit Agreements, dated January 23, 2024
Ninth Amendment to Credit Agreements, dated March 26, 2024
Tenth Amendment to Credit Agreements, dated June 28, 2024
Letter Amendments dated December 22, 2023, February 22, 2024, June 18, 2024 and June 28, 2024

CREDIT AGREEMENT
dated as of
September 3, 2021
between
LOCAL BOUNTI COMPANY OPERATING COMPANY LLC
and
CERTAIN SUBSIDIARIES THEREOF,
as Borrowers,
and
CARGILL FINANCIAL SERVICES INTERNATIONAL, INC.,
as Lender

4127-6452-4369

TABLE OF CONTENTS

The table of contents is empty. Heading styles must be applied in the document and be selected in the table of contents properties panel.

Exhibits
Exhibit A        -    Form of Term Loan Note
Exhibit B        -    Form of Loan Request
Exhibit C        -    Form of Compliance Certificate
Exhibit D        -    Form of Officer’s Certificate (Project Costs)
Exhibit E        -    Form of Final Completion Certificate
Exhibit F        -    Form of Joinder Agreement
Exhibit G        -    Form of Capital Expenditures Compliance Certificate
Schedules
Schedule A        -    [Reserved]
Schedule B        -    Excluded Subsidiaries
Schedule 3.1        -    Loan Parties and Subsidiaries
Schedule 3.7        -    Litigation
Schedule 3.14(b)    -    Environmental Disclosures
Schedule 3.23(h)    -    Farms and Farm Projects
Schedule 6.1        -    Indebtedness
Schedule 6.2        -    Liens

i

4127-6452-4369

CREDIT AGREEMENT
This Agreement is entered into as of September 3, 2021 by and among LOCAL BOUNTI OPERATING COMPANY LLC, a Delaware limited liability company previously known as Local Bounti Corporation, a Delaware corporation (the “Company”), each Subsidiary of the Company identified as a “Borrower” on the signature pages hereto (each such Subsidiary, a “Subsidiary Borrower”; all Subsidiary Borrowers, together with the Company and with any Person subsequently joining in this Agreement as a borrower pursuant to Section 5.14 hereof, collectively, the “Borrowers”), and CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., a Delaware corporation (the “Lender”).
The Borrowers have requested that the Lender make a multiple-advance term loan to the Borrowers, and the Lender is willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2023 Warrant” means the Common Stock Purchase Warrant dated as of the Sixth Amendment Effective Date issued by Holdings, as company, in favor of Cargill Financial Services International, Inc., as holder.
“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
“ABR Loan” means a Term Loan that bears interest based on the ABR.
“Account Control Agreement” means, with respect to any deposit, securities or commodity account of any Loan Party or any Subsidiary, an account control agreement (including any blocked account agreement) in favor of and in form and substance acceptable to the Lender, duly executed by the parties thereto.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, except with respect to Section 6.7, the term “Affiliate” (with respect to any Loan Party) shall not include any private equity funds owned or managed by Lion Capital LLP, an English limited liability partnership, or any unrelated portfolio companies of such funds or Lion Capital LLP (other than the Loan Parties and their Subsidiaries); provided, further, that the term “Affiliate” shall not at any time include the Lender or any of its affiliates.
“Aggregate Paragon Consideration” means the aggregate consideration payable under the Paragon Purchase Documents (including, without limitation, purchase price consideration, issuance of equity, payoff of indebtedness, and remittance of funds into escrow).
“Agreement” means this Credit Agreement.

4127-6452-4369

“Agricultural License” means each License held (or required to be held) by a Loan Party pursuant to any Agricultural Lien Statutes applicable to such Loan Party.
“Agricultural Lien Statutes” means, collectively, PACA, PASA, the Food Security Act and all other Applicable Laws that could create or give rise to any Lien, trust, charge, encumbrance or claim, including without limitation any “agricultural lien” (as defined in the UCC), in or against (a) any portion of the “farm products” (as defined in the UCC) or any other agricultural products purchased, stored or otherwise handled by any Loan Party, by any Person from whom any Loan Party purchases goods or by any other Person from whom such first Person purchases or otherwise receives goods in the ordinary course of business, or (b) any products, proceeds or derivatives of any such farm product or other agricultural product (including, without limitation, any accounts receivable arising from the sale of any such farm product, other agricultural product or any products, proceeds or derivatives thereof).
“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act 2010, and any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Loan Party or any of its Subsidiaries is located or doing business.
“Anti-Terrorism Laws” means any Laws relating to terrorism, Sanctions or other trade sanctions programs and embargoes, import/export licensing or money laundering (including the PATRIOT Act), and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws.
“Applicable Food and Feed Safety Law” means each Applicable Law with respect to the safety of food and feed products, including without limitation the FDA Food Safety Modernization Act, Pub. L. No. 111-353, 124 Stat. 3885 (2011) and corresponding rules and regulations, each as amended from time to time.
“Applicable Interest Rate” means a rate per annum equal to Term SOFR plus the Applicable Margin.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such Person is subject.
“Applicable Margin” means, as applicable:
(a)    the percentage spread to be added to Term SOFR Loans, as set forth in the Pricing Grid based on the then-current Consolidated Senior Net Leverage Ratio; or
(b)    the percentage spread to be added to ABR Loans, as set forth in the Pricing Grid based on the then-current Consolidated Senior Net Leverage Ratio.
“Approved Budget” means, at any time, the budget most recently submitted to the Lender pursuant to Section 5.2(c), but only so long as such budget has been approved by the Lender in its reasonable discretion in writing.
“Attributable Indebtedness” means, as of any date of determination, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

4127-6452-4369

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Benchmark” means, initially, Term SOFR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.11, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means the sum of:
(1)    the alternate benchmark rate; and
(2)    an adjustment;
where an alternate benchmark and an adjustment (which may be a positive or negative value or zero) has been selected by the Lender as the replacement for relevant tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body. In the event the Benchmark Replacement as determined above is less than zero, the Benchmark Replacement shall be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Lender (in consultation with the Company) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Lender (in consultation with the Company) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and

4127-6452-4369

economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Beneficial Ownership Certification” has the meaning specified in Section 8.12.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Bitterroot Lease Agreement” means the Lease (Single Tenant; Gross) dated as of June 12, 2020, between Grow Bitterroot, LLC, as landlord, and Bounti Bitterroot, as tenant.
“Borrowers” has the meaning specified in the preamble.
“Bounti Bitterroot” means Bounti Bitterroot LLC, a Delaware limited liability company.
“Business Day” means any day other than (a) a Saturday or Sunday, (b) a day that is a legal holiday under the laws of the State of New York or Minnesota or is a day on which banking institutions in such state are authorized or required by Law to close, and (c) for purposes of Term SOFR setting, a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
“Capital Expenditure” means, with respect to any Person, any expenditure that is required under GAAP, consistently applied, to be capitalized on the balance sheet of such Person.
“Capital Expenditures Compliance Certificate” means a certificate substantially in the form of Exhibit G attached hereto or such other form approved by the Lender.
“Capitalized Lease” means each lease that has been or is required to be, in accordance with GAAP, recorded as a capital or finance lease.
“Carpinteria (California) Deed of Trust (Senior)” means the Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing (Senior) dated as of June 6, 2022, made by Hollandia Real Estate, as grantor, to First American Title Insurance Company, as trustee, in favor of the Lender, as beneficiary, recorded June 8, 2022 as document number 2022-0027539 in the real property records of Santa Barbara County, California.
“Carpinteria (California) Farm” means a Farm or Farm Project located at the Carpinteria (California) Property.
“Carpinteria (California) Property” means the real property described on Exhibit A to the Carpinteria (California) Deed of Trust (Senior).
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a Credit Rating Agency;

4127-6452-4369

(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two Credit Rating Agencies and (iii) have portfolio assets of at least $5,000,000,000.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any event, circumstance or occurrence that results in:
(a)    at any time prior to the Qualified SPAC Transaction Effective Date, (i) the Closing Date Holders failing to own and Control, directly or indirectly, 75% of the Equity Interests of the Company; (ii) the Company failing to own and Control, directly or indirectly, 100% of the Equity Interests of each Subsidiary (it being agreed that a Change of Control shall not occur to the extent a Loan Party or other Subsidiary dissolves or merges into a Loan Party in accordance with Section 6.3, with such Loan Party continuing as the surviving entity), (iii) [reserved], or (iv) a change in the composition of the Governing Board of the Company such that Continuing Directors cease to constitute 50% or more of the Company’s Governing Board.
(b)    at any time after the Qualified SPAC Transaction Effective Date, (i) Holdings failing to own and Control, directly or indirectly, 100% of the Equity Interests of the Company, free and clear of all Liens other than Liens in favor of the Lender, (ii) the Company failing to own and Control, directly or indirectly, 100% of the Equity Interests of each other Loan Party, free and clear of all Liens other than Liens in favor of the Lender (it being agreed that a Change of Control shall not occur to the extent a Loan Party or other Subsidiary dissolves or merges into a Loan Party in accordance with Section 6.3, with such Loan Party continuing as the surviving entity), (iii) [reserved], (iv) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right

4127-6452-4369

to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the Equity Interests of Holdings entitled to vote for members of the Governing Board of Holdings on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), except in each case, in respect of any beneficial ownership of the Lender or any of its Affiliates arising under the Warrant Agreements or resulting from the exercise of the warrants thereunder, or (v) a change in the composition of the Governing Board of Holdings, the Company or any Subsidiary Borrower such that Continuing Directors cease to constitute 50% or more of such Person’s Governing Board.
For the avoidance of doubt, the occurrence of the First Merger (as defined in the SPAC Merger Agreement) shall not result in any Change of Control hereunder so long as such First Merger (i) is consummated in accordance with the terms and conditions of the SPAC Merger Agreement and (ii) occurs substantially concurrently with the Second Merger (as defined in the SPAC Merger Agreement).
“Closing Date” means the date of this Agreement.
“Closing Date Holders” means, collectively, the beneficial owners of all Equity Interests of the Company as of the Closing Date as listed in the Perfection Certificate delivered to the Lender pursuant to Section 4.1(f).
“Closing Date Letter Agreement” means Letter Agreement dated as of the Closing Date between the Company and the Lender.
“Closing Date Warrant Agreement” means the Warrant Agreement dated as of the Closing Date made by Holdings, as company, in favor of Cargill Financial Services International, Inc., as holder.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all assets on which a Lien is granted to the Lender to secure any or all of the Obligations.
“Collateral Assignment” means:
(a)    with respect to any Material Project Document, a collateral assignment in favor of and in form and substance reasonably acceptable to the Lender, duly executed by the applicable parties thereto and consented to and acknowledged by (x) with respect to any GC Contract, the applicable General Contractor, and (y) with respect to any other Material Project Document, to the extent reasonably requested by the Lender, the Material Project Participant party to such Material Project Document; provided that, solely with respect to Project Licenses, the Loan Parties shall only be required to use commercially reasonable efforts to deliver consents and acknowledgments of collateral assignments in respect of Project Licenses under this clause (a)(y); and
(b)     with respect to any Material Agreement (other than a Material Project Document), when reasonably requested by the Lender, (x) a collateral assignment in favor of and in form and substance reasonably acceptable to the Lender, duly executed by the applicable Loan Party or Subsidiary and (y) consented to and acknowledged by each other Person party to or other Person who has an interest in such Material Agreement; provided that, except in the case of Third-Party Farm Lease Agreements, the Loan Parties shall only be required to use commercially

4127-6452-4369

reasonable efforts to deliver consents and acknowledgments of collateral assignments from third parties under this clause (b)(y).
“Collateral Documents” means, collectively, the Security Agreement, each Account Control Agreement, each Mortgage, each Collateral Assignment, each Lien Waiver Agreement and each other instrument, certificate or document pursuant to which any Borrower or any other Loan Party has granted a Lien to the Lender to secure any or all of the Obligations.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Completion” means, with respect to a Farm Project, (a) the completion of such Farm Project in accordance with the terms of the applicable Project Documents and the Loan Documents and the requirements of all Applicable Laws and third-party and governmental consents and approvals; (b) without limiting the foregoing, construction of such Farm Project has been certified as complete by the applicable General Contractor, the other Material Project Contractors and the Project Consultant; (c) the Borrowers have delivered to the Lender evidence that a valid notice of completion has been recorded to establish commencement of the shortest statutory period in the filing of mechanics’ and materialmen’s Liens, if applicable; (d) full and final unconditional waivers of mechanics’ Liens from all contractors engaged in connection with such Farm Project shall have been delivered to the Lender; (e) a final, unconditional certificate of occupancy or other applicable approval from the appropriate Governmental Authority permitting occupancy of the applicable Farm shall have been issued as to the applicable Farm; and (f) the Company has delivered to the Lender a duly executed Final Completion Certificate. “Complete” shall have a correlative meaning.
“Completion Deadline” means, with respect to each Farm Project, the date determined by the Borrowers and reasonably acceptable to the Lender by which Completion of such Farm Project must occur, which date will be set forth in the Initial Construction Budget and Construction Schedule applicable to such Farm Project.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C attached hereto or such other form approved by the Lender.
“Consolidated Adjusted EBITDA” means, with respect to the Consolidated Group, for the applicable Covenant Computation Period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (a) Consolidated Interest Expense, (b) provision for Taxes based on income, (c) depreciation expense, (d) amortization expense, (e) unusual or non-recurring charges, expenses or losses and (f) other non-cash charges, expenses or losses (excluding any such non-cash charge to the extent it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), minus, to the extent included in determining Consolidated Net Income for such period, the sum of (i) unusual or non-recurring gains and non-cash income, (ii) any other non-cash income or gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash charge in any prior period) and (iii) any gains realized from the disposition of property outside of the ordinary course of business, all as determined on a consolidated basis.
“Consolidated Group” means, prior to the Qualified SPAC Transaction Effective Date, the Company and the other Loan Parties, and after the Qualified SPAC Transaction Effective Date, Holdings, the Company and the other Loan Parties, in each case, including, but not limited to, each Borrower.

4127-6452-4369

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently completed Covenant Computation Period, to (b) Consolidated Interest Expense for the most recently completed Covenant Computation Period.
“Consolidated Interest Expense” means, with respect to the applicable Covenant Computation Period, total interest expense (including that attributable to Capitalized Leases) net of total interest income of the Consolidated Group on a consolidated basis for such period with respect to all outstanding Indebtedness of the Consolidated Group (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts to the extent that such net costs are allocable to such period).
“Consolidated Net Income” means, with respect to the applicable Covenant Computation Period, the consolidated net income (or loss) of the Consolidated Group on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of a Loan Party or is merged into or consolidated with a Loan Party or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of a Loan Party) in which a Loan Party or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Loan Party or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or requirement of Law applicable to such Subsidiary.
“Consolidated Operating Expense Ratio” means, with respect to the Consolidated Group, the ratio of (a) (i) all operating costs and expenses of the Consolidated Group plus, without duplication, (ii) all costs of goods sold of the Consolidated Group (but excluding, in the case of the preceding subclauses (i) and (ii), any non-cash costs and expenses), in each case with respect to all Farms and Farm Projects as of the last day of the applicable calendar quarter for the quarter then ending, to (b) revenue of the Consolidated Group during such calendar quarter arising from the sale of produce and other inventory produced at the Farms and Farm Projects, all determined in accordance with GAAP.
“Consolidated Senior Funded Indebtedness” means, as of any date of determination, the sum of (1) the aggregate amount of Indebtedness of the Consolidated Group outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness included in clauses (a), (b) (but with respect to earn-out obligations, only to the extent due and payable), (c) (but with respect to letters of credit, only to the extent of any drawn and unreimbursed amounts in respect thereof), (e), (f), (g) and (k) (only with respect to guarantees of Indebtedness otherwise included in this definition) of the definition of “Indebtedness,” less (2) the aggregate amount of Junior Debt of the Consolidated Group outstanding on such date, less (3) [reserved]. For the avoidance of doubt, it is understood and agreed that Indebtedness with respect to lease or rental obligations are excluded from this definition.
“Consolidated Senior Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Funded Indebtedness as of such date, minus Unrestricted Cash of the Loan Parties as of such date in an amount not to exceed $20,000,000, to (b) Consolidated Adjusted EBITDA for the most recently completed Covenant Computation Period.
“Construction Budget” means, with respect to a Farm Project, a budget in form and substance reasonably satisfactory to the Lender (and, in the discretion of the Lender, after consultation with the Project Consultant), which may be revised from time to time by the Borrowers in accordance with the

4127-6452-4369

terms and conditions of this Agreement, and which sets forth all anticipated Project Costs, including, but not limited to, all construction and non-construction costs, all interest, fees and other carrying costs relating to such Farm Project, and all applicable contingency reserves. Each Construction Budget shall contain a statement of sources and uses of proceeds, broken down as to separate construction phases and components, including line item costs breakdowns for all costs by trade, job and subcontractor.
“Construction Schedule” means, with respect to a Farm Project, a progress schedule in form and substance reasonably satisfactory to the Lender (and, in the discretion of the Lender, after consultation with the Project Consultant), showing the estimated commencement and completion dates for each material phase of such Farm Project, including the construction, equipping and completion of such Farm Project, and setting forth the estimated Final Completion Date with respect to such Farm Project, as such progress schedule may be revised from time to time by the Borrowers in accordance with the terms and conditions of this Agreement.
“Continuing Directors” means, as of any date, (a) those members of the Governing Board of a Person who assumed office prior to such date, and (b) those members of the Governing Board of a Person who assumed office after such date and whose appointment or nomination for election by such Person’s members was approved by the Governing Board of such Person in accordance with such Person’s Organizational Documents.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covenant Compliance Date” means the last day of each calendar quarter.
“Covenant Computation Period” means the four consecutive calendar quarters immediately preceding and ending on a Covenant Compliance Date.
“Credit Rating Agency” means a nationally recognized credit rating agency that evaluates the financial condition of issuers of debt instruments and then assigns a rating that reflects its assessment of the issuer’s ability to make debt payments.
“CRM” means Cargill Risk Management, a division of Cargill, Incorporated, or any Affiliate thereof.
“Debt Service Coverage Ratio” means, with respect to the Consolidated Group, for the applicable Covenant Computation Period, the ratio of (a) Consolidated Adjusted EBITDA during such period, to (b) the sum of (without duplication) (i) all scheduled principal payments on all Indebtedness for borrowed money (other than any such Indebtedness described in clause (j) of the definition thereof) due during such period or on demand, (ii) all interest paid in cash during such period, and (iii) all rental payments under leases of real or personal property (including, for the avoidance of doubt, all rental payments under the

4127-6452-4369

STORE Lease Agreement), regardless of whether such leases are characterized as operating leases or finance (or capital) leases, all determined in accordance with GAAP on a consolidated basis.
“Debt Service Reserve Account” means a deposit account established by the Company with a financial institution acceptable to the Lender and containing such minimum funds as required under Section 5.17.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means, as of any date of determination, the following: (a) for each Term Loan, the Applicable Interest Rate plus 3.00% per annum; and (b) for all other Obligations, the Applicable Interest Rate plus 3.00%.
“Delaware Code” means the “Delaware Code” as defined in 1 Del. C. § 101, as amended from time to time.
“Disbursing Agent” means First American Title Insurance Company or such other title insurance company to the Lender in its sole discretion.
“Disbursing Agreement” means, individually and collectively, (i) the Disbursing Agreement of even date herewith among the Company, the Lender and the Disbursing Agent, and (ii) any other disbursing agreement entered into from time to time among one or more of the Loan Parties, the Lender and the Disbursing Agent.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property or asset by any Person, including, but not limited to, any sale and leaseback transaction, any “division” under the Delaware Code, any issuance of Equity Interests by a Subsidiary of such Person, or any sale, discounting, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Payment in Full of all Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that if such Equity Interests are issued in the ordinary course of business pursuant to a plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

4127-6452-4369

“Dollar”, “Dollars”, “U.S. Dollars” and “$” mean lawful money of the United States.
“DSRA Shortfall” has the meaning specified in Section 5.17(b).
“Environmental Indemnity” means the Environmental Indemnity Agreement of even date herewith by the Borrowers in favor of the Lender.
“Environmental Laws” means any and all federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment (including, without limitation, water rights and entitlements, including the right to extract and beneficially use groundwater) or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“EPA” means the United States Environmental Protection Agency or any successor agency thereto, whether acting through a local, state, federal or other office.
“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers or another Loan Party within the meaning of Sections 414(b), (c), (m) and (o) of the Code or Section 4001(a) of ERISA.
“ESOP Share Seller” means the Hollandia Produce Group, Inc. Employee Stock Ownership Trust.
“Event of Default” has the meaning specified in Article VII.
“Excluded Accounts” has the meaning assigned to such term in the Security Agreement.
“Excluded Contractor or Subcontractor” means each contractor or subcontractor engaged to furnish materials or services in connection with a Farm Project pursuant to contracts, purchase orders or

4127-6452-4369

other agreements that in the aggregate are less than $50,000 (or such greater amount as the Disbursing Agent and the Lender may agree to in writing) with respect to each such contractor or subcontractor.
“Excluded Subsidiary” means any Subsidiary that satisfies the following conditions: (a) such Subsidiary is identified on Schedule B hereto (as such schedule may be amended or supplemented from time to time with the Lender’s prior written consent (not to be unreasonably withheld)), (b) all of the tangible assets of such Subsidiary are located in a “qualified opportunity zone” as defined in Section 1400Z-1(a) of the Code, and (c) such Subsidiary at no time received or receives, directly or indirectly, any proceeds of any Term Loan made hereunder.
“Excluded Swap Obligations” means with respect to any Guarantor, any obligations in respect of Swap Obligations if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligations (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the United States Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guaranty of such Guarantor becomes effective with respect to such related Swap Obligations. For purposes of this definition, “Swap Obligations” means, with respect to any Guarantor, any obligations to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Term Loan pursuant to a Law in effect on the date on which the Lender acquires such interest in the Term Loan, and (c) any withholding Taxes imposed under FATCA.
“Existing Bridge Indebtedness” means the Indebtedness under the Credit Agreement dated as of March 22, 2021 between the Company and the Lender (as defined therein).
“Exiting Lenders” means, as of the Closing Date, the holders of any Indebtedness of any Loan Party (other than Permitted Indebtedness).
“Farm” means a greenhouse facility and associated infrastructure.
“Farm Lease Agreement” means each lease agreement in respect of a Farm Project Site.
“Farm Project” means the development, design, construction, equipping, retrofitting, improvement, testing and completion of a Farm in accordance with the terms of the relevant Project Documents, including (a) all equipment, buildings, structures, improvements, fixtures, attachments, appliances, machinery and systems in connection with such Farm and (b) all Project Documents and other contracts and agreements related thereto.
“Farm Project Site” means the real property in which a Loan Party has a fee simple or leasehold interest and upon which a Farm Project or Farm is or will be located.

4127-6452-4369

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.
“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Determination Date” means the earlier of (a) the Maturity Date, (b) the date on which any of the Obligations are prepaid pursuant to Section 2.4 or 2.5, and (c) the date on which any Obligations are accelerated pursuant to the Loan Documents or Applicable Law.
“Fee Letter” means each of (a) the Fee Letter dated as of the Closing Date among the Borrowers and the Lender, (b) the First Amendment Fee Letter and (c) each separate agreement entered into from time to time by and between the Borrowers or any other Loan Party and the Lender, in each case setting forth certain fees to be paid by the Borrowers or such other Loan Party to the Lender, as more fully set forth therein.
“Fifth Amendment Effective Date” means March 13, 2023.
“Final Completion Certificate” means a certificate of a Responsible Officer of the Company in the form of Exhibit E attached hereto.
“Final Completion Date” means the date of Completion.
“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“First Amendment” means the First Amendment to Credit Agreements and Subordination Agreement dated as of the First Amendment Effective Date among the Borrowers, Holdings, the Lender and the Subordinated Creditor.
“First Amendment Effective Date” means March 14, 2022.
“First Amendment Fee Letter” means the Fee Letter dated as of the First Amendment Effective Date among the Loan Parties and the Lender.
“First Amendment Funding Date” means the date on which the First Amendment Term Loan hereunder is funded to the Borrowers.

4127-6452-4369

“First Amendment Joinder Parties” means the Paragon Entities (other than Hollandia GA Investor Corp. and Hollandia GP) and Greeley LLC.
“First Amendment Term Loan” means, subject to the terms and conditions set forth herein and in the First Amendment, the Term Loan to be made on the Paragon Acquisition Effective Date.
“Fiscal Year” means, with respect to the Borrowers or any Subsidiary, a calendar year ending December 31.
“Flood Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 and (d) the Biggert-Waters Flood Insurance Act of 2012, in each case, as now or hereinafter in effect, and any successor statute thereto, and all such other Applicable Laws related thereto.
“Food Security Act” means 7 U.S.C. Section 1631, and any successor statute thereto, together with each law establishing a “central filing system” (as defined in 7 U.S.C. Section 1631) that has been certified by the Secretary of the United States Department of Agriculture.
“GAAP” means, subject to Section 1.3, United States generally accepted accounting principles as in effect as of the date of determination thereof.
“GA/TX/WA Term Loan” means a Term Loan made after the Sixth Amendment Effective Date to pay Project Costs relating to the Warner Robins (Georgia) Farm, the Mt. Pleasant (Texas) Farm or the Pasco (Washington) Farm.
“GC Contract” means, with respect to a Farm Project, an agreement for general contract services entered into between the General Contractor engaged for such Farm Project, on the one hand, and any Borrower or any other Loan Party or Subsidiary, on the other hand.
“General Contractor” means, with respect to a Farm Project, a Person engaged by any Borrower or any other Loan Party or Subsidiary to act as the general contractor for such Farm Project, which Person shall in each case be acceptable to the Lender in its reasonable discretion.
“Governing Board” means, with respect to any corporation, limited liability company or similar Person, the board of directors, board of governors or other body or entity that sets overall institutional direction for such Person (including, with respect to any trust, the trustees thereof).
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Greeley LLC” means 2139 E. 8th Street Greeley, LLC, a Delaware limited liability company.
“Grow Bounti Northwest” means Grow Bounti NorthWest, LLC, a Delaware limited liability company.
“Guarantor” means each Person guarantying the payment of the Obligations pursuant to a Guaranty.

4127-6452-4369

“guaranty” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “guaranty” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith. The term “guaranty” as a verb has a corresponding meaning.
“Guaranty” means each guaranty, in form and substance acceptable to the Lender, guarantying the payment of the Obligations.
“Hamilton (Montana) Deed of Trust (Senior)” means the Leasehold Real Estate Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing (Senior) dated as of November 23, 2021, made by Bounti Bitterroot, as grantor, to First American Title Insurance Company, as trustee, in favor of the Lender, as beneficiary, recorded November 24, 2021 as document number 769180 of the real property records of Ravalli County, Montana.
“Hamilton (Montana) Farm” means a Farm or Farm Project located at the Hamilton (Montana) Property.
“Hamilton (Montana) Property” means the real property described on Exhibit A to the Hamilton (Montana) Deed of Trust (Senior).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and any other substance or wastes defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic waste” or “toxic substance” pursuant to any Environmental Law.
“Holdings” means, following the Qualified SPAC Transaction Effective Date, Local Bounti Corporation, a Delaware corporation, as successor to Leo Holdings III Corp, a Cayman Islands exempted company which shall have domesticated as a Delaware corporation in accordance with the terms of the SPAC Merger Agreement.
“Hollandia GA” means Hollandia Produce GA, LLC, a Delaware limited liability company.

4127-6452-4369

“Hollandia GA Investor Corp.” means Hollandia Produce GA Investor Corporation, a Delaware corporation.
“Hollandia GP” means Hollandia GP, LLC, a California limited liability company.
“Hollandia Real Estate” means Hollandia Real Estate, LLC, a Delaware limited liability company.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all obligations of such Person for the deferred purchase price of property, assets or services (other than trade payables, in each case to the extent payable in the ordinary course of business);
(c)    all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(d)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements);
(e)    all obligations, contingent or otherwise, of such Person in connection with any securitization of any products, receivables or other property or assets which obligations are recourse to such Person or such Person’s property or assets;
(f)    all obligations of such Person under factoring agreements or similar arrangements;
(g)    all Attributable Indebtedness;
(h)    all obligations of such Person in respect of Disqualified Equity Interests;
(i)    all other obligations of such Person which are required to be reflected in, or are reflected in, such Person’s financial statements recorded or treated as indebtedness under GAAP;
(j)    net obligations of such Person under any Swap Contract; and
(k)    all guaranties of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any Indebtedness of any Person for purposes of clause (d) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as

4127-6452-4369

determined by such Person in good faith. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of the Obligations under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 8.3(b).
“Initial Construction Budget” means, with respect to each Farm Project, the initial Construction Budget delivered to the Lender in respect of such Farm Project, in each case in form and substance satisfactory to the Lender in its reasonable discretion.
“Interest Period” means, with respect to any Term Loan, the period commencing on the last Business Day of a calendar quarter and ending on the last day of the immediately succeeding calendar quarter; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar quarter, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall extend beyond the Maturity Date. Notwithstanding the foregoing or anything herein to the contrary, however, (A) the initial Interest Period with respect to any Term Loan (other than a Term Loan made on the last Business Day of a calendar quarter) shall be the period commencing on the date on which such Term Loan is made and ending on the last Business Day of the calendar quarter in which such Term Loan is made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (k) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit F hereto or any other form accepted by the Lender in its sole discretion.
“Junior Debt” means unsecured Indebtedness, the Subordinated Indebtedness and any other Indebtedness that (a) is secured by Liens on Collateral that have a priority that is junior to the Liens on Collateral that secure the Obligations, and/or (b) by its terms, is contractually subordinated in right of payment to the Obligations.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed

4127-6452-4369

duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” has the meaning specified in the preamble.
“Lender Discretionary Prepayment Event” has the meaning specified in Section 2.5.
“Licenses” means all franchises, permits, licenses and other rights, including all governmental approvals, authorizations, consents, licenses and permits, that are necessary or required for the conduct of the businesses conducted by any Loan Party or any of its Subsidiaries, including, without limitation, the construction and operation of any Farm.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other, including, without limitation, mechanics’ liens), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Lien Waiver Agreement” means any landlord’s waiver, bailee waiver or other lien waiver or subordination agreement, in form and substance reasonably satisfactory to the Lender, duly executed by the parties thereto.
“Liquidity” means, as of any date of determination, the sum, without duplication, of (a) the amount at such time of all Unrestricted Cash of the Loan Parties, plus (b) the amount at such time of all cash held in the Debt Service Reserve Account, plus (without duplication) (c) the amount at such time of all cash held in the Interest Reserve Account (as defined in the Subordinated Credit Agreement) (it being understood and agreed, for the avoidance of doubt, that the Debt Service Reserve Account and the Interest Reserve Account may both be maintained in a single deposit account of the Company).
“Loan Documents” means, collectively, this Agreement, the First Amendment, the Term Loan Note, the Collateral Documents, the Guaranty, the Subordination Agreement, the Disbursing Agreement, the Environmental Indemnity, the Perfection Certificate, the Closing Date Letter Agreement, each Fee Letter and each other instrument, certificate or document delivered in connection herewith or therewith; provided that, for the avoidance of doubt, no Warrant Agreement shall be a Loan Document.
“Loan Parties” means the Borrowers, any Guarantor and any other Person that grants a Lien on any of its assets to secure the Obligations.
“Loan Request” means a request for a Term Loan, in each case substantially in the form of Exhibit B hereto or any other form accepted by the Lender in its sole discretion.
“Management Agreement” has the meaning specified in Section 6.7(b).
“Margin Stock” means margin stock within the meaning of Regulation T, U or X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Material Adverse Effect” means (a) a material adverse change in or a material adverse effect on the operations, business, properties or condition (financial or otherwise) of the Borrowers (taken as a whole) or of any other Loan Party (individually), or (b) a material adverse effect on (i) the ability of any

4127-6452-4369

Loan Party to punctually perform any of the Obligations, (ii) the legality, validity, binding effect or enforceability of any Loan Document or (iii) the rights, remedies and benefits available to, or conferred upon, the Lender under any Loan Documents.
“Material Agreement” means (a) the SPAC Merger Agreement, (b) each Material Project Document, (c) each Farm Lease Agreement, (d) each STORE Document, (e) the Bitterroot Lease Agreement and each other Farm Lease Agreement, (f) each Warrant Agreement, (g) each Paragon Purchase Agreement and each other Paragon Purchase Document, (h) each agreement, contract, note, bond, debenture or other instrument evidencing Indebtedness of any Loan Party or Subsidiary in an aggregate principal amount in excess of $2,000,000; and (i) without limiting the foregoing, each other agreement, contract, License or instrument (including any supply, sales, input or offtake agreement) binding on any Loan Party or Subsidiary pursuant to which either (x) such Person shall pay or receive more than $2,000,000 per annum in the aggregate, or (y) the cancellation, termination or suspension of which, or the failure of any party thereto to perform its obligations thereunder, could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, however, in no event will any Loan Document or any Subordinated Indebtedness Document constitute a Material Agreement for purposes of this Agreement.
“Material Project Contractor” means, with respect to a Farm Project, the General Contractor engaged for such Farm Project and any contractor whose work, equipment and/or supplies provided with respect to such Farm Project exceeds $500,000 in the aggregate.
“Material Project Documents” means, with respect to a Farm Project, the applicable Project Plans, Project Licenses, GC Contract, Construction Budget, Construction Schedule, construction payment and performance bonds (if any), insurance certificates, and each contract or supply agreement entered into by any Borrower, any other Loan Party or Subsidiary in connection with such Farm Project pursuant to which such Person shall pay or receive more than $500,000 per annum in the aggregate.
“Material Project Participants” means, collectively, any Borrower, each other Loan Party and each other Person that is from time to time a party to a Material Project Document.
“Maturity Date” means September 3, 2028.
“Maximum Rate” has the meaning specified in Section 8.13.

“Minimum P&I Amount” means, as of any date of determination occurring during the periods described in the table below, the amount set forth opposite each such applicable period:

Period	Minimum P&I Amount
The period commencing on the Third Amendment Effective Date and ending on the day immediately preceding the Fifth Amendment Effective Date	$11,271,693.32

4127-6452-4369

The period commencing on the Fifth Amendment Effective Date and continuing through March 31, 2025	$0
The period commencing on April 1, 2025 and at all times thereafter
An amount equal to the sum of interest and principal payments that would be required pursuant to Section 2.3 for two (2) calendar quarters, calculated based on the outstanding principal balance of the Term Loans as of the Term Loan Termination Date

“Montana Property” means the real property and related improvements leased by Bounti Bitterroot in Hamilton, Montana pursuant to the Bitterroot Lease Agreement.
“Mortgage” means a mortgage (including a leasehold mortgage), deed of trust or similar security instrument from a Loan Party, pursuant to which such Loan Party grants the Lender a Lien on real property and related improvements to secure payment of the Obligations.
“Mt. Pleasant (Texas) Deed of Trust (Senior)” means the Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement (Senior) dated as of February 28, 2023, made by Grow Bounti Northwest, as grantor, to Peter S. Graf, Republic Title of Texas, Inc., as trustee, in favor of the Lender, as beneficiary, recorded March 3, 2023 as document number 20230658 in the real property records of Titus County, Texas
“Mt. Pleasant (Texas) Farm” means a Farm or Farm Project located at the Mt. Pleasant (Texas) Property.
“Mt. Pleasant (Texas) Property” means the real property described on Exhibit A to the Mt. Pleasant (Texas) Deed of Trust (Senior).
“Net Proceeds” means (a) with respect to any Disposition, the cash and Cash Equivalent proceeds thereof received by any Borrower, any other Loan Party or Subsidiary, net of reasonable and documented brokerage, legal, accounting and other fees and expenses, to the extent actually paid from such gross proceeds to Persons other than Affiliates of any Loan Party, (b) with respect to any issuance or incurrence of Indebtedness or Equity Interests, the cash and Cash Equivalent proceeds thereof, net of reasonable and documented fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith, and (c) with respect to any casualty or condemnation event, the cash and Cash Equivalent proceeds thereof received by any Loan Party or Subsidiary, net of reasonable and documented legal, accounting and other fees and expenses, to the extent actually paid from such gross proceeds to Persons other than Affiliates of any Loan Party. If any proceeds are received in a form other than cash or Cash Equivalents and subsequently converted into cash or Cash Equivalents, then such proceeds shall be treated as Net Proceeds for purposes of this definition at such time as they are converted into cash or Cash Equivalents.
“Ninth Amendment Effective Date” means March 26, 2024.

4127-6452-4369

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, and (b) all Swap Obligations, and other obligations with respect to any Swap Contract, of any Loan Party to a Swap Party, in each case (whether under the foregoing clause (a) or clause (b)) direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (x) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party or Subsidiary under any Loan Document and (y) the obligation of each Loan Party or Subsidiary to reimburse any amount in respect of any of the foregoing that the Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrowers. Notwithstanding the foregoing or the terms of any other Loan Document, the Obligations guaranteed by any Loan Party or secured by any Lien granted by any Loan Party shall exclude any obligations constituting Excluded Swap Obligations with respect to such Loan Party.
“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.
“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Term Loan or any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Oxnard (California) Deed of Trust (Senior)” means the Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing (Senior) dated as of June 6, 2022, made by Hollandia Real Estate, as grantor, to First American Title Insurance Company, as trustee, in favor of the Lender, as beneficiary, recorded June 8, 2022 as document number 2022000065277 in the real property records of Ventura County, California.
“Oxnard (California) Farm” means a Farm or Farm Project located at the Oxnard (California) Property.

4127-6452-4369

“Oxnard (California) Property” means the real property described on Exhibit A to the Oxnard (California) Deed of Trust (Senior).
“PACA” means the Perishable Agricultural Commodities Act, 1930, as amended (7 U.S.C. § 499(e)(c)(2) et seq.), together with all rules and regulations relating thereto or promulgated thereunder by any Governmental Authority (including 7 C.F.R. § 46.1 et seq.).
“Paragon” means Hollandia Produce Group, Inc., a California corporation.
“Paragon Acquisition” means the acquisition by the Company of Paragon, Hollandia GA Investor Corp., Hollandia GA and their respective Subsidiaries and the acquisition of the Paragon Properties, in each case pursuant to the Paragon Purchase Documents.
“Paragon Acquisition Effective Date” means the date on which each of (a) the “Closing Date” under and as defined in the Paragon California PSA has occurred in accordance with the terms and conditions of the Paragon California PSA, (b) the “Closing Date” under and as defined in the Paragon Georgia PSA has occurred in accordance with the terms and conditions of the Paragon Georgia PSA, (c) the “Closing Date” under and as defined in the Paragon Georgia UPA has occurred in accordance with the terms and conditions of the Paragon Georgia UPA, and (d) the “Closing Date” under and as defined in the Paragon Property PSA has occurred in accordance with the terms and conditions of the Paragon Property PSA.
“Paragon California PSA” means the Purchase and Sale Agreement dated as of March 14, 2022 among (1) the ESOP Share Seller, as share seller, (2) Mosaic Capital Investors I, LP, a Delaware limited partnership, and True West Capital Partners Fund II, L.P. formerly known as Seam Fund II, L.P., a Delaware limited partnership, as warrant sellers, (3) Mosaic Capital Investors LLC, a Delaware limited liability company, solely in its capacity as sellers’ representative (the “Sellers’ Representative”), (4) Paragon, (5) the Company, as purchaser, and (6) Holdings, as parent, pursuant to which the Company agreed to purchase all of the issued and outstanding capital stock of, and all of the issued and outstanding warrants to purchase shares of capital stock of, Paragon. The Borrowers acknowledge and agree that a true, correct and complete copy of the Paragon California PSA was delivered to the Lender on the First Amendment Effective Date.
“Paragon Entities” means, collectively, Paragon, Hollandia GA Investor Corp., Hollandia GA and their respective Subsidiaries.
“Paragon Georgia PSA” means the Purchase and Sale Agreement dated as of March 14, 2022 among (1) Mosaic Capital Investors I, LP and True West Capital Partners Fund II, LP, as sellers, (2) the Sellers’ Representative, (3) the Company, as purchaser, (4) Hollandia GA Investor Corporation, a Delaware corporation, and (5) Holdings, as parent, pursuant to which the Company agreed to purchase all of the issued and outstanding shares of capital stock of Hollandia GA Investor Corp. holding all of the issued and outstanding Series A Preferred Units of Hollandia GA. The Borrowers acknowledge and agree that a true, correct and complete copy of the Paragon Georgia PSA was delivered to the Lender on the First Amendment Effective Date.
“Paragon Georgia UPA” means the Unit Purchase Agreement dated as of March 14, 2022 among (1) the individuals identified therein, as sellers, (2) the Company, as purchaser, and (3) Holdings, as parent, pursuant to which the Company agreed to purchase all of the issued and outstanding Class B Common Units of Hollandia GA. The Borrowers acknowledge and agree that a true, correct and

4127-6452-4369

complete copy of the Paragon Georgia UPA was delivered to the Lender on the First Amendment Effective Date.
“Paragon Material Adverse Effect” means a “Company Material Adverse Effect,” as defined in the Paragon California PSA as in effect on the First Amendment Effective Date.
“Paragon Properties” means, collectively, (i) the real property and related improvements owned by the Paragon Property Purchaser, having a common address of 1550 Santa Monica Road, Carpinteria, Santa Barbara County, California 93013, (ii) the real property and related improvements owned by the Paragon Property Purchaser, having a common address of 6135 North Rose Avenue, Oxnard, Ventura County, California 93036, and (iii) the real property and related improvements owned by the Paragon Property Purchaser, having a common address of Highway 41, Warner Robins, Peach County, Georgia 31088.
“Paragon Property PSA” means the Purchase and Sale Agreement dated as of March 14, 2022 between (1) STORE Master Funding XVIII, LLC, as seller, and (2) Hollandia Real Estate, LLC, as purchaser (the “Paragon Property Purchaser”), pursuant to which the seller agreed to sell, and Hollandia Real Estate, LLC agreed to purchase, the Paragon Properties. The Borrowers acknowledge and agree that a true, correct and complete copy of the Paragon Property PSA was delivered to the Lender on the First Amendment Effective Date.
“Paragon Property Purchaser” has the meaning specified therefor in the definition of “Paragon Property PSA”.
“Paragon Purchase Agreements” means, collectively, the Paragon California PSA, the Paragon Georgia PSA, the Paragon Georgia UPA and the Paragon Property PSA.
“Paragon Purchase Documents” means (a) the Paragon Purchase Agreements (including, for the avoidance of doubt, all exhibits and schedules thereto), (b) the Registration Rights Agreement substantially in the form attached to the Paragon California PSA as Exhibit B, and (c) the Escrow Agreement substantially in the form attached to the Paragon California PSA as Exhibit E.
“PASA” means the Packers and Stockyards Act, 1921, as amended (7 U.S.C. § 181 et seq.), together with all rules and regulations relating thereto or promulgated thereunder (including 9 C.F.R. § 200 et seq.).
“Pasco (Washington) Deed of Trust (Senior)” means the Real Estate Deed of Trust and Fixture Filing, Assignment of Rents, Issues and Profits (Senior) dated as of November 10, 2021, made by Grow Bounti Northwest, as grantor, to First American Title Insurance Company, as trustee, in favor of the Lender, as beneficiary, recorded November 10, 2021 as document number 1950798 in the real property records of Franklin County, Washington.
“Pasco (Washington) Farm” means a Farm or Farm Project located at the Pasco (Washington) Property.
“Pasco (Washington) Property” means the real property described on Exhibit A to the Pasco (Washington) Deed of Trust (Senior).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

4127-6452-4369

“Payment in Full” means, as of any date of determination, that (a) all commitments of the Lender with respect to the Term Loan Facility and all obligations of the Swap Parties in respect of Swap Contracts are terminated, and (b) the entire amount of principal of and interest on the Term Loans, and all other amounts of fees, payments and other Obligations under this Agreement and the other Loan Documents (including, without limitation, all obligations of the Loan Parties under Swap Contracts entered into with any Swap Party) are paid in full in cash (other than contingent indemnification obligations and reimbursement obligations in respect of which no claim for payment has yet been asserted by the Person entitled thereto). “Paid in Full” shall have a correlative meaning.
“Perfection Certificate” means a certificate in form and substance satisfactory to the Lender signed by a Responsible Officer of the Borrowers setting forth certain information with respect to the Loan Parties, their Subsidiaries and their respective assets.
“Permitted Going Concern Qualification” means, solely with respect to the audited financial statements of the Company and its Subsidiaries (or, if delivered after the Qualified SPAC Transaction Effective Date, of the Consolidated Group) delivered to the Lender pursuant to Section 5.1(a) for the Fiscal Year ending December 31, 2021 and the Fiscal Year ending December 31, 2022, a “going concern” or like qualification, exception or explanatory paragraph.
“Permitted Indebtedness” has the meaning specified in Section 6.1.
“Permitted Liens” has the meaning specified in Section 6.2.
“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained for current or former employees, officers, members or directors of any Loan Party or any ERISA Affiliate, or any such plan to which any Loan Party or Subsidiary is required to contribute on behalf of any of its current or former employees or with respect to which such Loan Party or Subsidiary has any liability.

“Pricing Grid” means the table and text set forth below:

Level	Consolidated Senior Net Leverage Ratio	Applicable Margin with respect to Term SOFR Loans	Applicable Margin with respect to ABR Loans
I	Greater than 2.25 to 1.00	8.50%	7.50%
II	Equal to or less than 2.25 to 1.00, but greater than 2.00 to 1.00	8.00%	7.00%
III	Equal to or less than 2.00 to 1.00	7.50%	6.50%

For purposes of determining the Applicable Margin:

4127-6452-4369

(a)    Commencing as of the First Amendment Funding Date, the Applicable Margin shall be set at Level I until receipt of the Compliance Certificate for the calendar quarter ending June 30, 2022.
(b)    Except as set forth above, the Applicable Margin shall be recomputed as of the end of each calendar quarter based on the Consolidated Senior Net Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin as of a calendar quarter end shall be effective no later than five (5) Business Days following the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 5.2(a). If a Compliance Certificate is not delivered when due in accordance with such Section 5.2(a), then the rates in Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
(c)    If, as a result of any restatement of or other adjustment to the financial statements of the Consolidated Group or for any other reason, the Borrowers or the Lender determine that (i) the Consolidated Senior Net Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Senior Net Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Lender, promptly on demand by the Lender (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, automatically and without further action by the Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. In addition, upon the occurrence of any Event of Default, the Applicable Margin shall automatically be set at Level I until such Event of Default has been cured or waived as set forth in this Agreement. This paragraph shall not limit the rights of the Lender under Article VII or any other provision of any Loan Document or Applicable Law.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.
“Producer” means any producer, packer, processor, manufacturer, dealer, broker, agent, person engaged in farming operations, cooperative whose members consist of any such Persons or other seller of perishable agricultural products or other agricultural goods, including, without limitation, potatoes, corn, “Meat Food Products”, “Livestock”, “Livestock Products”, “Poultry”, “Poultry Products” (each as defined in PASA) and “Perishable Agricultural Commodities” (as defined in PACA).
“Project Consultant” means a project consultant appointed or retained by the Lender and approved by the Company (such approval not to be unreasonably withheld or delayed) to review, on behalf of the Lender, Construction Budgets, Construction Schedules, ongoing construction of any Farm Project, and/or other matters related to any Farm Project. To the extent a Project Consultant has not been appointed or retained, the references in this Agreement to Project Consultant and related provisions shall

4127-6452-4369

have no force and effect and any required approvals, consents or other actions of the Project Consultant which are required or to be performed shall be deemed given or performed, as the case may be.
“Project Costs” means the following costs and expenses incurred by the Borrowers or any other Loan Party or Subsidiary in connection with a Farm Project and set forth in the applicable Construction Budget or otherwise approved by the Lender (and, in the discretion of the Lender, after consultation with the Project Consultant): (a) costs incurred by a Borrower or any other Loan Party or Subsidiary under any Project Documents with respect to the acquisition (including the acquisition of a Farm Project Site), site preparation, design, engineering, procurement of equipment, construction, installation, start-up, mobilization and testing of a Farm Project (including costs associated with structural matters, piping, labor, electrical, design and management and contingency matters); (b) fees and expenses incurred by or on behalf of a Borrower or any other Loan Party or Subsidiary in connection with any Farm Project and the consummation of the transactions contemplated by this Agreement and the other Loan Documents with respect to financing such Farm Project, including financial, working capital, accounting, legal, surveying and consulting fees, and the costs of engineering; (c) interest and fees on the Term Loans with respect to a Farm Project; (d) insurance premiums with respect to any Mortgages for a Farm Project and as otherwise required pursuant to this Agreement; and (e) without duplication of the foregoing, Taxes, salaries, rent and general administrative and overhead costs that are incurred by a Borrower or any other Loan Party or Subsidiary in connection with a Farm Project.
“Project Documents” means the Material Project Documents, all other contracts or subcontracts entered into in connection with a Farm Project and any other agreement, instrument or document relating to the ownership, design, development, construction, lease, maintenance, repair, improvement, management, operation or use of a Farm.
“Project Licenses” means the Licenses required for construction and operation of a Farm Project.
“Project Plans” means, with respect to a Farm Project, the plans and specifications for the construction and equipping of such Farm Project, as the same may be revised from time to time in accordance with the Project Documents and the Loan Documents.
“Project Status Report” means a reasonably detailed report signed by a Responsible Officer of the Company and setting forth (a) the aggregate amount of all Project Costs expended during the preceding calendar quarter and through the date of each such report; (b) an assessment of the overall construction progress of each Farm Project since the date of the last report and since the Closing Date, together with an assessment of how such progress compares to each applicable Construction Schedule; (c) the anticipated Final Completion Date of each Farm Project; (d) a detailed description of all material problems (including actual and anticipated cost overruns, if any, in excess of $500,000 in the aggregate) encountered or anticipated in connection with the construction of each Farm Project since the date of the last report, together with (i) an assessment of how such problems may impact the applicable Construction Schedule and the meeting of critical path dates thereunder and (ii) a detailed description of the proposed solutions to any such problems; (e) the delivery status of material equipment and the negative effect, if any, that the anticipated delivery dates of such equipment has on each applicable Construction Schedule; (f) any proposed or pending change orders in an amount exceeding $250,000; (g) a discussion of any material change in the status of any pending Project Licenses or, if there has been no such change in the status of such consents and approvals since the most recent report delivered pursuant to this clause, a statement that there has been no such change; and (h) an analysis of such other material matters related to each Farm Project as the Lender may reasonably request.

4127-6452-4369

“Projected Production Model” means a financial model, in form and substance reasonably satisfactory to the Lender, setting forth, for each Farm and Farm Project, and for each calendar quarter during the forthcoming Fiscal Year, the Loan Parties’ reasonable and good faith projections of (i) the amount of produce and other inventory produced (in pounds) and (ii) the amount of produce and other inventory sold (measured both in Dollars and weighed in pounds), in each case, at each such Farm or Farm Project for each such calendar quarter.
“Properties” has the meaning specified in Section 3.14(b)(i).
“Purchase Money Security Interest” means Liens upon fixed or capital assets or other tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such fixed or capital assets or other tangible personal property.
“Qualified SPAC Transaction” means the transactions contemplated by that certain Agreement and Plan of Merger dated as of June 17, 2021 (the “SPAC Merger Agreement”), by and among Holdings, Longleaf Merger Sub, Inc., a Delaware corporation, Longleaf Merger Sub II, LLC, a Delaware limited liability company, and the Company, which shall result in minimum cash to the balance sheet of the Company, after the payment of transaction costs and expenses, of not less than $100,000,000.
“Qualified SPAC Transaction Effective Date” means the date on which the Closing (as defined in the SPAC Merger Agreement) has occurred in accordance with the terms and conditions of the SPAC Merger Agreement (and including, for the avoidance of doubt, the satisfaction or waiver of all conditions set forth in Article VI of the SPAC Merger Agreement). The Qualified SPAC Transaction Effective Date occurred on November 19, 2021.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, representatives, successors and assigns of such Person and of such Person’s Affiliates.
“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, in each case, of Hazardous Materials through or in the air, soil, surface water, groundwater or property.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Responsible Officer” means, with respect to any Loan Party, (a) the chief executive officer, president, executive vice president or a Financial Officer of such Person, and (b) solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions, any vice president, secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (including a return of capital and whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on

4127-6452-4369

account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).
“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by (a) the United States of America (including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order), (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom or (e) any other Governmental Authority in any jurisdiction in which (i) any Loan Party is located or conducts business, (ii) in which any of the proceeds of the Term Loan will be used, or (iii) from which repayment of the Term Loan will be derived.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment Effective Date” means June 30, 2022.
“Security Agreement” means a security agreement from one or more Loan Parties, pursuant to which such Loan Parties grant a Lien on any or all of their assets to secure payment of the Obligations in favor of the Lender and in form and substance acceptable to the Lender, duly executed by the parties thereto.
“Sellers’ Representative” has the meaning specified therefor in the definition of “Paragon California PSA”.
“Sixth Amendment Effective Date” means March 28, 2023.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPAC Merger Agreement” has the meaning specified therefor in the definition of “Qualified SPAC Transaction”.
“Specified 2022 PIK Interest” has the meaning specified in Section 2.3(a).

4127-6452-4369

“Specified 2023 PIK Interest” has the meaning specified in Section 2.3(a).
“Specified Event of Default” means any Event of Default set forth in Sections 7.1(a), 7.1(b), 7.1(h), 7.1(i), 7.1(j), 7.1(o) or 7.1(w).
“Specified PIK Amount” means the sum of the Specified PIK Interest and the Specified PIK Fee.
“Specified PIK Fee” has the meaning specified in Section 2.6(a).
“Specified PIK Interest” has the meaning specified in Section 2.3(a).
“Specified Purchase Agreement Representations” means such of the representations and warranties in the Paragon Purchase Agreements made by or with respect to the Paragon Entities or any seller party to a Paragon Purchase Agreement to the extent the Company has the right (taking into account any applicable cure provisions) to terminate its obligations under the Paragon Purchase Agreements (without giving effect to the proviso in Section 9.01(f) of the Paragon California PSA) or to decline to consummate the Paragon Acquisition as a result of a breach of such representations in the Paragon Purchase Agreements.
“Specified Q1 2024 PIK Interest” has the meaning specified in Section 2.3(a).
“Specified Q1/Q2 2023 PIK Interest” has the meaning specified in Section 2.3(a).
“Specified Q2/Q4 2024 PIK Interest” has the meaning specified in Section 2.3(a).
“Specified Q3/Q4 2023 PIK Interest” has the meaning specified in Section 2.3(a).
“Specified Representations” means the representations and warranties of the Loan Parties set forth in Sections 3.1 (solely with respect to valid existence), 3.2(a), 3.4 (solely with respect to the Loan Documents), 3.9(d), 3.15, 3.17 and 3.18.
“STORE Documents” means the STORE Purchase Agreement, the STORE Lease Agreement, the STORE Guaranty and all other “Transaction Documents” as defined in the STORE Purchase Agreement.
“STORE Guaranty” means the “Guaranty” as defined in the STORE Purchase Agreement.
“STORE Lease Agreement” means the “Lease” as defined in the STORE Purchase Agreement.
“STORE Letter of Credit” means the “Letter of Credit” as defined in the STORE Purchase Agreement.
“STORE Purchase Agreement” means the Purchase and Sale Agreement dated as of the Sixth Amendment Effective Date between the STORE Sale-Leaseback Buyer, as purchaser, and Hollandia Real Estate, as seller, as amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents).
“STORE Sale-Leaseback” means the sale and leaseback transaction effected and governed by the STORE Purchase Agreement, the STORE Lease Agreement and the other STORE Documents.
“STORE Sale-Leaseback Buyer” means STORE Capital Acquisitions, LLC, a Delaware limited liability company.

4127-6452-4369

“STORE Sale-Leaseback Closing Date” means the date on which the “Transaction” (as defined in the STORE Purchase Agreement) is consummated and the STORE Sale-Leaseback becomes effective in accordance with the terms of the STORE Purchase Agreement, the STORE Lease Agreement and the other STORE Documents.
“STORE Sale-Leaseback Conditions” means the following conditions precedent, to be satisfied on or prior to the STORE Sale-Leaseback Closing Date:
(a)    the STORE Sale-Leaseback Closing Date has occurred by no later than May 12, 2023;
(b)    the Lender shall have received true, correct and complete copies of the STORE Lease Agreement and the other STORE Documents to be executed and delivered on or before the STORE Sale-Leaseback Closing Date, all in form and substance reasonably acceptable to the Lender;
(c)    the Lender shall have received a certificate, dated as of the STORE Sale-Leaseback Closing Date and signed by a Responsible Officer of the Company, certifying that (i) the STORE Purchase Agreement has not been amended, restated, supplemented or otherwise modified since the Sixth Amendment Effective Date in a manner adverse to the Lender, in each case without the prior written approval of the Lender, (ii) no Specified Event of Default exists before giving effect to the STORE Purchase Agreement, the STORE Sale-Leaseback or any other STORE Document on the STORE Sale-Leaseback Closing Date or would result therefrom, and (iii) attached thereto are true, correct and complete copies of the STORE Lease Agreement and the other STORE Documents received or delivered on or before the STORE Sale-Leaseback Closing Date; and
(d)    the Lender shall have received an amendment to each of the Carpinteria (California) Deed of Trust (Senior) and the Oxnard (California) Deed of Trust (Senior), duly executed by the Loan Parties party thereto, in form for recording in the recording office of the applicable political subdivision where the Carpinteria (California) Farm and the Oxnard (California) Farm is situated and accompanied by (i) a landlord waiver and consent to the Carpinteria (California) Deed of Trust (Senior) and the Oxnard (California) Deed of Trust (Senior) as so amended, in form and substance satisfactory to the Lender and duly executed by the STORE Sale-Leaseback Buyer, (ii) an amendment or endorsement to the respective existing lender’s title policy in favor of the Lender insuring the Carpinteria (California) Deed of Trust (Senior) and the Oxnard (California) Deed of Trust (Senior), in form and substance satisfactory to the Lender, and (iii) such legal opinions, certificates, affidavits, questionnaires or reports as shall be required or requested by the Lender in connection therewith.
“Subordinated Credit Agreement” means the Subordinated Credit Agreement of even date herewith among the Company, the Subsidiary Borrowers and the Subordinated Creditor, governing a subordinated multi-advance term loan facility.
“Subordinated Creditor” means the lender party to the Subordinated Credit Agreement.
“Subordinated Indebtedness” means all Indebtedness under the Subordinated Credit Agreement.
“Subordinated Indebtedness Documents” means, collectively, the Subordinated Credit Agreement and all other “Loan Documents” (as defined in the Subordinated Credit Agreement).

4127-6452-4369

“Subordination Agreement” means the Subordination Agreement of even date herewith among the Company, the Subordinated Creditor, and the Lender.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other Governing Board (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is Controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of any Loan Party.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Party” means any party to a Swap Contract that is the Lender or any Affiliate of the Lender (including, without limitation, CRM).
“Swap Termination Value” means, as to any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, tariffs, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

4127-6452-4369

“Term Loan Amount” means up to $321,240,402.91 plus the Specified PIK Amount.
“Term Loan Facility” means the term loan facility being made available to the Borrowers by the Lender pursuant to Section 2.1.
“Term Loan Note” means a promissory note of the Borrowers payable to the Lender substantially in the form of Exhibit A, as such promissory note may be amended, extended or otherwise modified from time to time, and including each other promissory note accepted from time to time in substitution therefor or in renewal thereof.
“Term Loan Termination Date” means the earlier of (a) December 31, 2023 and (b) the date on which any Obligations are accelerated pursuant to Article VII hereof or Applicable Law.
“Term Loans” has the meaning specified in Section 2.1.
“Term SOFR” means the “CME Term SOFR Reference Rate” as administered by CME Group Benchmark Administration Limited (or a successor administrator of that rate) displayed on the applicable Bloomberg screen page that displays such rate (or any replacement page which displays that rate and is chosen by the Lender) as of approximately 5:00 a.m. for a tenor approximately equal to the number of days contained in the applicable Interest Period on the date that is two (2) Business Days prior to the first day of such Interest Period; provided that if such tenor is not displayed on a screen or other information service that publishes such rate or the regulatory supervisor of the administrator of such rate has announced that such tenor is not or will not be representative, then the Lender may modify the definition of “Interest Period” to provide for a different tenor.
If, for whatever reason, Term SOFR is not published on a rate setting date as stated above and no Benchmark Transition Event has occurred, then the rate used will be that as published by CME Group Benchmark Administration Limited (or a successor) for the first preceding Business Day for such tenor, so long as such first preceding Business Day is not more than three (3) Business Days prior to the applicable rate setting date.
In the event Term SOFR as determined above is less than zero, Term SOFR shall be deemed to be zero for the purposes of this Agreement.
“Third Amendment Effective Date” means December 30, 2022.
“Third-Party Farm Lease Agreement” means a Farm Lease Agreement in respect of real property not owned in fee by a Loan Party.
“Treasury Rate” means, as of any Fee Determination Date, the yield to maturity at the time of computation of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519), which has become publicly available at least (2) two Business Days prior to such Fee Determination Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from such Fee Determination Date to the Maturity Date (the “Applicable Period”); provided, however, that if there are no United States Treasury Securities having a term equal to the Applicable Period, the Treasury Rate shall be obtained by interpolating linearly between (1) the yield to maturity of U.S. Treasury Securities with a constant maturity so reported having the term closest to and greater than the Applicable Period and (2) the yield to maturity of U.S. Treasury Securities with a constant maturity so reported having the term closest to and less than the Applicable Period.

4127-6452-4369

“UCC” and “Uniform Commercial Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York (the “NY UCC”); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Cash” means, with respect to any Person, the aggregate amount of cash and Cash Equivalents reflected on the consolidated balance sheet of such Person and its Subsidiaries and over which the Lender has a perfected first priority security interest.
“Unused Commitment Fee Rate” means 1.25% per annum.
“USDA” means the United States Department of Agriculture, Office of Rural Development or any successor agency thereto, whether acting through a local, state, federal or other office.
“Warner Robins (Georgia) Deed of Trust (Senior)” means the Deed to Secure Debt, Security Agreement, Assignment of Rents and Fixture Filing (Senior) dated as of June 6, 2022, made by Hollandia GA, as grantor, to the Lender, as grantee, recorded June 9, 2022 in Book 678, Page 699 of the real property records of Peach County, Georgia.
“Warner Robins (Georgia) Farm” means a Farm or Farm Project located at the Warner Robins (Georgia) Property.
“Warner Robins (Georgia) Property” means the real property described on Exhibit A to the Warner Robins (Georgia) Deed of Trust (Senior).
“Warrant Agreement” means (i) the Closing Date Warrant Agreement, (ii) the 2023 Warrant, and (iii) any other warrant made or issued from time to time by Holdings in favor of the Lender or an affiliate thereof.
Section 1.2    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All terms used in this Agreement which are

4127-6452-4369

defined in Article 8 or Article 9 of the NY UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.
Section 1.3    Accounting Terms; Changes in GAAP.
(a)    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by the Company pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Notwithstanding anything to the contrary contained in this Agreement, any lease that was or would have been treated as an operating lease under GAAP as in effect on December 1, 2018 that would become or be treated as a Capitalized Lease solely as a result of a change in GAAP after December 1, 2018 shall always be treated as an operating lease for purposes of determining compliance with the financial and other covenants set forth in this Agreement and the other Loan Documents.
(b)    Changes in GAAP. If the Borrowers notify the Lender that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrowers that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
Section 1.4    Time. All references to times of day in this Agreement shall be references to Minnesota time unless otherwise specifically provided.
Section 1.5    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.6    Interest Rates. The interest rate on a Term Loan may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with Applicable Laws, may be permanently discontinued, and/or the basis on which they are calculated may change. Section 2.11 provides a mechanism for determining an alternative rate of interest. The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the administration, submission, calculation or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to,

4127-6452-4369

or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.
ARTICLE II
TERMS OF THE TERM LOAN FACILITY
Section 2.1    Term Loan Facility.
(a)    Term Loans. Subject to the terms and conditions herein set forth, including specifically satisfaction of all conditions set forth in Article IV, prior to the Sixth Amendment Effective Date the Lender agrees to, and on and after the Sixth Amendment Effective Date the Lender may, in its sole discretion, make one or more term loans (the “Term Loans”) to the Borrowers from time to time during the period from the Closing Date to and including the Term Loan Termination Date in an aggregate principal amount not to exceed the Term Loan Amount. Each request by the Borrowers for a Term Loan shall be deemed to be a representation by each Borrower that it shall be in compliance with the preceding sentence and with Article IV both before and after giving effect to the requested Term Loan. The Term Loan Facility is not a revolving credit facility; the Borrowers shall have no right to reborrow any portion of any Term Loan that has been repaid.
(b)    Requests for Term Loans. The Company may from time to time prior to the Term Loan Termination Date request that the Lender make a Term Loan by delivering to the Lender, not later than 11:00 a.m. seven (7) Business Days prior to the proposed borrowing date (or, solely in the case of the First Amendment Term Loan, three (3) Business Days prior to the First Amendment Funding Date), a duly completed Loan Request. No more than two (2) Loan Request for any Term Loan may be submitted each month (other than with respect to the funding of a Term Loan pursuant to Section 5.17(b)). Each Loan Request shall be irrevocable and shall specify the amount of the proposed Term Loan, which amount shall be not less than $2,000,000.
Section 2.2    Interest on the Term Loans
. Interest shall accrue on the unpaid principal amount of the Term Loans for the period commencing on the Closing Date until the unpaid principal amount thereof is Paid in Full, in accordance with the following:
(a)    Interest. Except as set forth in paragraph (b) below, the outstanding principal balance of each Term Loan shall bear interest from the date such Term Loan is made until the Term Loan Facility is Paid in Full at the Applicable Interest Rate.
(b)    Default Interest. Notwithstanding paragraph (a), immediately and automatically upon the occurrence and during the continuation of an Event of Default under clauses (a), (b), (h), (i) or (j) of Section 7.1, or immediately after written notice by the Lender to the Company after the occurrence and during the continuation of any other Event of Default (and, to the extent specified in such notice, commencing as of the date of the occurrence of such Event of Default), all outstanding and unpaid Obligations shall bear interest at the Default Rate.
(c)    Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a

4127-6452-4369

leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(d)    Continuation of Term SOFR Loans. In the case of any Term SOFR Loan, the Interest Period shall commence on the date of advance of such Term SOFR Loan to the Borrowers and, in the case of immediately successive Interest Periods, each successive Interest Period shall automatically commence on the date on which the immediately preceding Interest Period expires.
Section 2.3    Payment of Principal and Interest.
(a)    The Borrowers shall pay accrued interest on the Term Loans in cash on the first Business Day of each calendar quarter (in arrears through the last day of the immediately preceding quarter) and on the Maturity Date. Notwithstanding the foregoing, unless a Default or Event of Default has occurred and is continuing:
(I)    the quarterly interest payment of the Borrowers due and payable on January 2, 2023 (for interest accruing for the quarter ending December 31, 2022) may be paid in kind (such interest, the “Specified 2022 PIK Interest”),
(II)    the quarterly interest payments of the Borrowers due and payable on (x) April 3, 2023 (for interest accruing for the quarter ending March 31, 2023) and (y) July 3, 2023 (for interest accruing for the quarter ending June 30, 2023) may be paid in kind (such interest, the “Specified Q1/Q2 2023 PIK Interest”),
(III)     the quarterly interest payments of the Borrowers due and payable on (x) October 2, 2023 (for interest accruing for the quarter ending September 30, 2023) and (y) January 2, 2024 (for interest accruing for the quarter ending December 31, 2023) may be paid in kind (such interest, the “Specified Q3/Q4 2023 PIK Interest”),
(IV)     the quarterly interest payments of the Borrowers due and payable on April 1, 2024 (for interest accruing for the quarter ending March 31, 2024) may be paid in kind (such interest, the “Specified Q1 2024 PIK Interest”), and
(V)    the quarterly interest payments of the Borrowers due and payable on (x) July 1, 2024 (for interest accruing for the quarter ending June 30, 2024), (y) October 1, 2024 (for interest accruing for the quarter ending September 30, 2024), and (z) January 2, 2025 (for interest accruing for the quarter ending December 31, 2024) may be paid in kind (such interest, the “Specified Q2/Q4 2024 PIK Interest” and, together with the Specified 2022 PIK Interest, the Specified Q1/Q2 2023 PIK Interest, the Specified Q3/Q4 2023 PIK Interest and the Specified Q1 2024 PIK Interest, the “Specified PIK Interest”);
provided, notwithstanding the foregoing, that the amount of interest paid in kind in respect of the quarter ending June 30, 2023, when combined with any amount of interest paid in kind under the Subordinated Credit Agreement in respect of the quarter ending June 30, 2023, may not exceed $7,000,000. The Specified PIK Interest shall be deemed paid and discharged, without the taking of any further action by the Borrowers, by automatically adding such Specified PIK Interest to the principal balance of the Term Loans. After such Specified PIK Interest is added to the principal balance, such Specified PIK Interest shall be treated as principal for all purposes hereunder and shall itself bear interest.

4127-6452-4369

(b)    In addition to any prepayments made pursuant to Sections 2.4 and 2.5, commencing on April 1, 2025, and on the first Business Day of each calendar quarter thereafter, the Borrowers shall pay the outstanding principal balance of the Term Loans in equal consecutive quarterly installments, with such installments calculated by applying a 10-year amortization schedule to the outstanding principal balance of the Term Loans as of the Term Loan Termination Date; provided, if not sooner paid, the outstanding principal balance of the Term Loans, all accrued interest thereon, any unpaid fees with respect thereto and all other Obligations shall be due and payable in full in cash on the Maturity Date.
(c)    Without limiting the foregoing, interest accruing at the Default Rate hereunder shall be due and payable upon the Lender’s demand. Likewise, interest on the principal amount of the Term Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Maturity Date, upon an accelerated Maturity Date or otherwise).
(d)    At the election of the Lender, all payments of principal, interest, fees, premiums, costs, expenses and other Obligations (including, without limitation, all fees, costs and expenses pursuant to Section 8.3), and other sums payable under the Loan Documents, may at any time be deducted by the Lender from the Debt Service Reserve Account or, following an Event of Default, any other deposit account of the Borrowers subject to an Account Control Agreement in favor of the Lender. Without limiting any other provision of this Agreement (including, but not limited to, the Borrowers’ payment obligations hereunder), the Borrowers hereby irrevocably authorize the Lender (but with absolutely no obligation) to charge the Debt Service Reserve Account and, following an Event of Default, any other deposit account of the Borrowers subject to an Account Control Agreement in favor of the Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
Section 2.4    Voluntary Prepayments. The Borrowers may at any time upon at least five (5) days’ (or such shorter period as is acceptable to the Lender) prior written notice by the Borrowers to the Lender, prepay the Term Loans in whole or in part (provided, that any partial prepayment shall be in an amount greater than or equal to $10,000,000) without premium except as provided in Section 2.10. A prepayment notice delivered by the Borrowers to the Lender shall be irrevocable. An optional prepayment of the Term Loans scheduled or anticipated to occur during any month (x) shall be made and effected on the last day of the Interest Period applicable to the Term Loans being prepaid, (y) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid and any Specified Fee, and (z) to the extent such optional prepayment prepays the Term Loans in whole, shall be accompanied by payment in full of all other Obligations. The proceeds of each optional partial prepayment of the Term Loans shall be applied to the principal repayment installments thereof in inverse order of maturity.
Section 2.5    Lender Discretionary Prepayment.
(a)    Promptly (and in any event within two (2) Business Days) after the occurrence of any Lender Discretionary Prepayment Event, the Borrowers shall inform the Lender in writing of the occurrence of such Lender Discretionary Prepayment Event and, solely to the extent requested by the Lender in writing in its sole discretion, the Borrowers shall promptly (and in any event within two (2) Business Days after such request) remit to the Lender an amount equal to 100% of the Net Proceeds realized by any Borrower or any other Loan Party or Subsidiary from such Lender Discretionary Prepayment Event. For the purpose of this Section 2.5, a “Lender Discretionary Prepayment Event” means the receipt by any Borrower, any other Loan Party or Subsidiary of proceeds from:

4127-6452-4369

(i)    the Disposition of any assets by any Borrower, any other Loan Party or Subsidiary (except for Dispositions to the extent permitted by Section 6.4);
(ii)    any casualty or other insurance maintained by any Borrower, any other Loan Party or Subsidiary in excess of $2,000,000 in the aggregate in any Fiscal Year (provided that such $2,000,000 minimum threshold shall not apply if any Default or Event of Default has occurred and is continuing); provided, however, that if (A) the Company shall deliver a certificate of a Financial Officer to the Lender at the time of receipt thereof setting forth the Borrowers’ intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Company and its Subsidiaries (or to repair any property damaged in a casualty event) within 365 days of receipt of such proceeds and (B) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 365-day period, at which time such proceeds shall be deemed to be Net Proceeds; provided, further, if any Default or Event of Default shall have occurred and shall be continuing at the time of delivery of the foregoing certificate or at the time of the application of proceeds contemplated thereunder, then 100% of such proceeds (without giving effect to the $2,000,000 minimum threshold set forth above) shall be applied to the Obligations in accordance with Section 2.5(b);
(iii)    any condemnation award with respect to property owned by any Borrower, any other Loan Party or Subsidiary in excess of $2,000,000 in the aggregate in any Fiscal Year (provided that such $2,000,000 minimum threshold shall not apply if any Default or Event of Default has occurred and is continuing); provided, however, that if (A) the Company shall deliver a certificate of a Financial Officer to the Lender at the time of receipt thereof setting forth the Borrowers’ intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Company and its Subsidiaries within 365 days of receipt of such proceeds and (B) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 365-day period, at which time such proceeds shall be deemed to be Net Proceeds; provided, further, if any Default or Event of Default shall have occurred and shall be continuing at the time of delivery of the foregoing certificate or at the time of the application of proceeds contemplated thereunder, then 100% of such proceeds (without giving effect to the $2,000,000 minimum threshold set forth above) shall be applied to the Obligations in accordance with Section 2.5(b);
(iv)    the issuance or incurrence of Indebtedness other than Indebtedness permitted by Section 6.1; and
(v)    the issuance of any Equity Interests of any Loan Party or Subsidiary, except for (x) Equity Interests issued to the Company or (y) other Equity Interests (the issuance of such other Equity Interests, the “Permitted Equity Issuances”), but only so long as, in the case of this clause (y), (1) no Default or Event of Default shall have occurred and be continuing at the time of any such Permitted Equity Issuance, (2) such Permitted Equity Issuances do not exceed, individually or in the aggregate, $150,000,000, and (3) no less than 75% of the Net Proceeds of the Permitted Equity Issuances are used

4127-6452-4369

by the Borrowers to pay costs in respect of Farm Projects; it being understood and agreed, for the avoidance of doubt, that (I) the issuance of any Equity Interests (other than issuances described in the preceding clause (x)) after March 31, 2024 shall constitute a Lender Discretionary Prepayment Event, and (II) to the extent any Permitted Equity Issuance, individually or in the aggregate, exceeds $150,000,000, such excess shall constitute a Lender Discretionary Prepayment Event.
(b)    All amounts (if any) remitted to the Lender under this Section 2.5 shall be applied by the Lender to the payment of the Obligations in such order of application as the Lender may in its sole discretion determine. All prepayments pursuant to this Section 2.5 shall be accompanied by accrued and unpaid interest upon the principal amount of each such prepayment and, to the extent applicable, the Specified Fee set forth in Section 2.10. Notwithstanding anything herein to the contrary, any such prepayment shall not constitute or be deemed to be a cure of any Default or Event of Default arising as a result of any Disposition, casualty or condemnation event or otherwise.
Section 2.6    Fees.
(a)    Unused Commitment Fee. Accruing from the Closing Date until (and including) the Sixth Amendment Effective Date, the Borrowers agree to pay to the Lender a nonrefundable unused commitment fee (the “Unused Commitment Fee”) equal to the Unused Commitment Fee Rate (computed on the basis of a year of 360 days and actual days elapsed) multiplied by the average daily difference between (i) the Term Loan Amount and (ii) the aggregate principal amount of Term Loans actually funded under the Term Loan Facility. All Unused Commitment Fees shall be payable quarterly in cash on the first Business Day of each calendar quarter (in arrears through the last day of the immediately preceding quarter) and on April 3, 2023. Notwithstanding the foregoing, unless a Default or Event of Default has occurred and is continuing, the Unused Commitment Fee of the Borrowers due and payable on April 3, 2023 (for the fee accruing for the quarter ending March 31, 2023) may be paid in kind (such fee, the “Specified PIK Fee”). The Specified PIK Fee shall be deemed paid and discharged, without the taking of any further action by the Borrowers, by automatically adding such Specified PIK Fee to the principal balance of the Term Loans. After such Specified PIK Fee is added to the principal balance, such Specified PIK Fee shall be treated as principal for all purposes hereunder and shall itself bear interest.
(b)    Other Fees. The Borrowers agree to pay to the Lender such other fees as agreed in the Fee Letters.
Section 2.7    Evidence of Debt. The Lender shall maintain in accordance with its usual practice records evidencing the Term Loans. The entries made in the records maintained pursuant to this Section shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of the Lender to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrowers under this Agreement and the other Loan Documents. Upon the request of the Lender at any time, the Borrowers shall prepare, execute and deliver to the Lender a Term Loan Note.
Section 2.8    Payments Generally.
(a)    Payments by Borrowers. All payments to be made by the Borrowers hereunder and under the other Loan Documents shall be made on the date when due without presentment,

4127-6452-4369

demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without condition or deduction (except as required under Section 2.8(c)) for any counterclaim, defense, recoupment or setoff. All payments shall be made to the Lender in U.S. Dollars in immediately available funds not later than 2:00 p.m. on the date specified herein. All amounts received by the Lender after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. If any payment to be made by the Borrowers shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day.
(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied in such order of application as the Lender in its sole discretion determines.
(c)    Taxes. Any and all payments by or on account of any Obligation shall be made free and clear of and without deduction or withholding for any Taxes, except as required by any Law. If payor shall be required by any Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Obligation, (i) if the Tax in question is an Indemnified Tax or Other Tax, then the sum payable shall be increased as necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section 2.8(c)), each payee receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the payor shall make such deductions or withholding, (iii) the payor shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with Applicable Laws, and (iv) within 30 days after the date of such payment (or, if receipts or evidence are not available within 30 days, as soon as possible thereafter), the payor shall furnish to such payee the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such payee. In addition, the Borrowers agree to pay any Other Taxes. If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Lender shall deliver to the Borrowers, at the time or times reasonably requested by the Borrowers, such properly completed and executed documentation reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Borrowers, the Lender shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers as will enable the Borrowers to determine whether or not the Lender is subject to backup withholding or information reporting requirements. For purposes of this Section 2.8(c), the terms “Law” and “Applicable Law” shall include FATCA (and any amendments made thereto after the date of this Agreement).
(d)    Tax Indemnity. The Borrowers and each Guarantor agree to indemnify the Lender for (i) the full amount of Indemnified Taxes and Other Taxes payable by the Lender (including Indemnified Taxes and Other Taxes imposed on or attributable to amounts payable under this Section 2.8(d)) and (ii) any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Lender, accompanied by a written statement thereof setting forth

4127-6452-4369

in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.
Section 2.9    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender, (ii) subject the Lender to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on the Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or the Term Loans made by the Lender; and the result of any of the foregoing shall be to increase the cost to the Lender of making, continuing or maintaining the Term Loans, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If the Lender determines that any Change in Law affecting the Lender regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital as a consequence of this Agreement or the Term Loans to a level below that which the Lender could have achieved but for such Change in Law (taking into consideration the Lender’s policies with respect to capital adequacy), then from time to time the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender as specified in this Section 2.9 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section 2.9 shall not constitute a waiver of the Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate the Lender pursuant to this Section 2.9 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9)-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.10    Specified Fees. The Borrowers shall pay to the Lender:
(a)    with respect to any Fee Determination Date occurring prior to the second (2nd) anniversary of the First Amendment Funding Date, a fee equal to the present value (such present value shall be computed using a discount rate equal to the Treasury Rate plus fifty (50) basis points) of the amount (to the extent positive) of interest that would have accrued on the Term Loan Facility in accordance with this Agreement had a principal balance equal to the Term Loan Amount remained outstanding during the period commencing on such Fee Determination Date

4127-6452-4369

and ending on the Maturity Date, taking into account all interest accrued and paid prior to such Fee Determination Date;
(b)    with respect to any Fee Determination Date occurring on or after the second (2nd) anniversary of the First Amendment Funding Date but prior to the third (3rd) anniversary of the First Amendment Funding Date, a fee equal to the present value (such present value shall be computed using a discount rate equal to the Treasury Rate plus fifty (50) basis points) of the amount (to the extent positive) of interest that would have accrued on the outstanding principal balance of the Term Loans as of such Fee Determination Date in accordance with this Agreement had such principal balance remained outstanding during the period commencing on such Fee Determination Date and ending on the Maturity Date, taking into account all interest accrued and paid prior to such Fee Determination Date and the outstanding principal balance of the Term Loans as of the Fee Determination Date;
(c)    with respect to any Fee Determination Date occurring on or after the third (3rd) anniversary of the First Amendment Funding Date but prior to the fourth (4th) anniversary of the First Amendment Funding Date, a fee equal to 5.00% of the aggregate principal amount of the Term Loans being prepaid as of such Fee Determination Date;
(d)    with respect to any Fee Determination Date occurring on or after the fourth (4th) anniversary of the First Amendment Funding Date but prior to the fifth (5th) anniversary of the First Amendment Funding Date, a fee equal to 3.00% of the aggregate principal amount of the Term Loans being prepaid as of such Fee Determination Date; and
(e)    with respect to any Fee Determination Date occurring on or after the fifth (5th) anniversary of the First Amendment Funding Date but prior to the sixth (6th) anniversary of the First Amendment Funding Date, a fee equal to 2.00% of the aggregate principal amount of the Term Loans being prepaid as of such Fee Determination Date;
(the fees described in the foregoing clauses (a), (b), (c), (d) and (e), the “Specified Fees”); provided, that no Specified Fee shall apply to prepayments of the Term Loans made on or after the sixth (6th) anniversary of the First Amendment Funding Date. The Borrowers agree that each Specified Fee is a fee that, as of a Fee Determination Date, is deemed fully earned. Each Specified Fee shall be due and payable in full in immediately available funds on the applicable Fee Determination Date. Once paid, no Specified Fee or any portion thereof shall be refundable under any circumstance.
Section 2.11    Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:
(a)    [Reserved].
(b)    Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrowers without any amendment to this Agreement or any other Loan Document, or further action or consent of the Borrowers. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer

4127-6452-4369

representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Term Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Lender that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark (if any) will not be used in any determination of ABR.
(c)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Lender, in consultation with the Borrowers, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)    Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrowers of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Lender pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.
(e)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR), then the Lender may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Lender may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Lender that:
Section 3.1    Existence, Qualification and Power; Subsidiaries. Each Loan Party is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and each Loan Party and each Subsidiary thereof is duly formed, validly existing and in good standing under the Law of its jurisdiction of its incorporation or organization as set forth on Schedule 3.1 hereto. Each Loan Party and each Subsidiary (i) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (a) own or lease its assets and carry on its business and (b) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (ii) is duly qualified and is licensed and, if applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in the case of clause (ii), in jurisdictions where the failure to be so qualified or in good standing,

4127-6452-4369

individually or in the aggregate, has not had and could not reasonably be expected to result in a Material Adverse Effect.
Section 3.2    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under, (i) any Contractual Obligation (including, without limitation, any Material Agreement or any Contractual Obligation relating to borrowed money) to which any Loan Party or Subsidiary is a party or affecting any Loan Party or Subsidiary or the properties of any Loan Party or any Subsidiary or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or Subsidiary or its property is subject, or (c) violate any Law other than any violation, in the case of this clause (c), that could not reasonably be expected to result in a Material Adverse Effect.
Section 3.3    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or is then necessary or required in connection with any Material Agreement, except for such approvals, consents, exemptions, authorizations or other actions, notices or filings that have already been duly obtained or made and that are in full force and effect.
Section 3.4    Execution and Delivery; Binding Effect. This Agreement has been, each other Loan Document, when delivered hereunder, will have been, and each Material Agreement has been, duly executed and delivered by the Loan Parties party thereto. Each Loan Document and each Material Agreement constitutes a legal, valid and binding obligation of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
Section 3.5    Financial Statements; No Material Adverse Effect.
(a)    Financial Statements. The financial statements delivered to the Lender on or before the Closing Date in accordance with Section 4.1 and thereafter most recently delivered in accordance with Section 5.1 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries (or, following the Qualified SPAC Transaction Effective Date, of Holdings and its Subsidiaries) as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries (or, following the Qualified SPAC Transaction Effective Date, of Holdings and its Subsidiaries) as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.
(b)    No Material Adverse Effect. Since December 31, 2020, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

4127-6452-4369

Section 3.6    Outstanding Indebtedness. Except for the Obligations and the other Permitted Indebtedness, no Loan Party nor any Subsidiary has any Indebtedness.
Section 3.7    Litigation. Except as disclosed on Schedule 3.7, there are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Borrowers, threatened in writing, at Law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or Subsidiary or against any of their properties or revenues that (a) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (b) either individually or in the aggregate could reasonably be expected to result in losses, claims, damages, expenses or liabilities exceeding $2,000,000 or (c) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby.
Section 3.8    No Material Adverse Effect; No Default. No Loan Party or Subsidiary is (a) in material default under or with respect to any Material Agreement or (b) in default under or with respect to any other Contractual Obligation that, in the case of this clause (b), either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 3.9    Property; Licenses; Margin Regulations.
(a)    Ownership of Properties. Each Loan Party and Subsidiary has good legal and marketable title in fee simple (in the case of real property) and good title (in the case of personal property) to, or valid leasehold interests in, all real and personal property necessary in the ordinary conduct of its business, in each case free and clear of all Liens other than Liens in favor of the Lender and other Permitted Liens.
(b)    Intellectual Property. Each Loan Party and Subsidiary owns, licenses or possesses the right to use all of the trademarks, trade names, service marks, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, as currently conducted, and the use thereof by the Loan Parties and Subsidiaries does not conflict with the rights of any other Person, except to the extent that such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of the Loan Parties and Subsidiaries as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except to the extent that such infringements and violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened in writing that could reasonably be expected to have a Material Adverse Effect.
(c)    Licenses. Each Loan Party and Subsidiary is in compliance with, and has procured and is now in possession of, all Licenses then required by any Applicable Law for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business, and each such License then required to be issued has been validly issued to the relevant Loan Party or Subsidiary. No Loan Party or Subsidiary has any knowledge of any basis upon which the renewal of any material License would be denied in the future. Each Project License then required to be issued has been validly issued to the relevant Loan Party or Subsidiary and is in full force and effect, and no Loan Party nor any Subsidiary is in violation in any material

4127-6452-4369

respect of any such Project License. Each Loan Party and Subsidiary has posted such bonds then required to be posted under its Licenses (including its Project Licenses).
(d)    Margin Regulations. None of the assets of any Loan Party or Subsidiary will be Margin Stock, and no part of the proceeds of the Term Loans hereunder will be used to buy or carry Margin Stock.
Section 3.10    Taxes. Each Loan Party and Subsidiary has (a) filed all federal, state and other material tax returns and reports required by Applicable Law to be filed by any Loan Party or Subsidiary, or extensions have been obtained, and (b) paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except to the extent that (i) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP, (ii) no foreclosure or similar proceedings have been commenced or notice of Liens filed with respect thereto, and (iii) the failure to pay such Taxes, either individually or in the aggregate, could not reasonably be expected to result in liability in excess of $2,000,000.
Section 3.11    Disclosure. The Borrowers have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which any Loan Party or Subsidiary is subject, and all other matters known to the Borrowers that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of the Loan Parties to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as amended, modified or supplemented by other information so furnished), when taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected or pro forma financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from the actual results and that such variances may be material). As of the First Amendment Funding Date, the Perfection Certificate is true, complete and correct in all material respects, and, as of the Closing Date, the Beneficial Ownership Certification is true, complete and correct in all material respects.
Section 3.12    Compliance with Laws. Each Loan Party and Subsidiary is in compliance with the requirements of all Laws (including, without limitation, all Environmental Laws and all Applicable Food and Feed Safety Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Plan is in compliance, in all material respects, with all applicable requirements of ERISA, the Code and other Laws.
Section 3.13    ERISA Compliance. No Loan Party or ERISA Affiliate sponsors, maintains, contributes to, or has an obligation to, or has contributed to or been obligated to contribute to at any time during the immediately preceding seven plan years, a Plan that is covered by Title IV of ERISA or subject to the funding standards of Section 412 of the Code. There are no pending or, to the knowledge of the Borrowers, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be

4127-6452-4369

expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
Section 3.14    Environmental Matters; Hazardous Materials.
(a)    Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to result in liability in excess of $2,000,000 or have a Material Adverse Effect, no Loan Party or Subsidiary (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any License or other approval required under any Environmental Law, (b) knows of any basis for any License or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has or could reasonably be expected to become subject to any Environmental Liability, (d) has received notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrowers, is threatened or contemplated) or (e) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of any Loan Party or Subsidiary.
(b)    Except as disclosed on Schedule 3.14(b):
(i)    All Farm Project Sites and the other facilities and properties currently or formerly owned, leased or operated by any Loan Party or Subsidiary (the “Properties”) do not contain any Hazardous Materials attributable to such Loan Party’s or Subsidiary’s ownership, lease or operation of the Properties in amounts or concentrations or stored or utilized which (A) constitute or constituted a violation of Environmental Laws, or (B) could reasonably be expected to give rise to any Environmental Liability, in each case, to the extent that such violation could reasonably be expected to give rise, either individually or in the aggregate, to any Environmental Liability in excess of $1,000,000; and
(ii)    Hazardous Materials have not been transported or disposed of from the Properties (A) in violation of Environmental Law, or (B) in a manner or to a location which could reasonably be expected to give rise, either individually or in the aggregate, to any Environmental Liability in excess of $1,000,000 for the Loan Parties and their Subsidiaries, nor have any Hazardous Materials been generated, treated, stored or disposed of by or on behalf of any Loan Party or Subsidiary at, on or under any of the Properties in violation of Environmental Laws or in a manner that could reasonably be expected to give rise, either individually or in the aggregate, to any Environmental Liability in excess of $1,000,000.
Section 3.15    Investment Company Act. No Loan Party or Subsidiary is or is required to be registered as an “investment company” as defined in the Investment Company Act of 1940.
Section 3.16    Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds that are valid and in full force and effect and that provide coverage satisfying or surpassing the requirements set forth in Section 5.6.
Section 3.17    Sanctions and Anti-Terrorism; Anti-Corruption.

4127-6452-4369

(a)    No Loan Party or Subsidiary or director, officer, employee, agent or Affiliate of any Loan Party or Subsidiary is an individual or entity (“person”) that is, or is owned or controlled by persons that are, (i) the target of any Sanctions or Anti-Terrorism Laws, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions or Anti-Terrorism Laws (including, currently, Crimea, Cuba, Iran, North Korea and Syria).
(b)    Each Loan Party and Subsidiary and their respective directors, officers and employees and, to the knowledge of the Borrowers, the agents of each Loan Party and Subsidiary are in compliance with all applicable Sanctions, Anti-Terrorism Laws and Anti-Corruption Laws. Each Loan Party and Subsidiary has instituted and maintains policies and procedures designed to ensure continued compliance with applicable Sanctions, Anti-Terrorism Laws and Anti-Corruption Laws.
Section 3.18    Solvency. The Company, individually, is, and the Loan Parties, together with their Subsidiaries on a consolidated basis, are, Solvent.
Section 3.19    Material Agreements. The Borrowers have delivered to the Lender a true, correct and complete copy of each Material Agreement. No Material Agreement has been terminated or otherwise modified except in accordance with the terms thereof, and each Material Agreement (other than those terminated in accordance with their terms) remains in full force and effect. No material default or event of default has occurred and is continuing under any Material Agreement, and no condition or event has occurred and is continuing that would be likely to result in a material default or event of default with the giving notice, the lapse of time or both. The terms of each Material Agreement conform, in all material respects, to all applicable governmental and third-party consents and approvals and the requirements of Applicable Law. The Loan Parties and their Subsidiaries have all Material Agreements, material Licenses and other rights necessary to carry out their business as conducted.
Section 3.20    Employee and Labor Matters.
(a)    There is no unfair labor practice complaint pending or, to the knowledge of the Borrowers, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in liability in excess of $2,000,000.
(b)    There exists no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that could reasonably be expected to lead to an interruption of their respective operations at any location or result in liability in excess of $2,000,000. To the knowledge of the Borrowers, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity is taking place with respect to any of the employees of any Loan Party or its Subsidiaries. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Subsidiaries on account of wages

4127-6452-4369

and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrowers.
(c)    The Loan Parties and their Subsidiaries are in material compliance with Applicable Laws respecting employment and employment practices (including employment insurance, employer health tax, employment standards, labor relations, occupational health and safety, human rights, workers’ compensation, employment equity and pay equity) and, to the knowledge of the Borrowers, there are no pending or threatened proceedings before any Governmental Authority or otherwise with respect to any of the foregoing that could reasonably be expected to result in liability in excess of $2,000,000.
Section 3.21    Compliance with Food Security Act and Agricultural Lien Statutes; Agricultural Lien Notices.
(a)    Each Loan Party (i) is in compliance in all material respects with the Food Security Act, as applicable to it, and has filed all appropriate notices and requests and otherwise taken all applicable steps, if any, that are required of it to register with the “Central Filing System” and subscribe to the portions of the master list covering effective financing statements related to farm products and other agricultural products purchased by such Loan Party, in each case established, maintained and distributed by the Secretary of State (or such other similar state agency) of each state that maintains a “Central Filing System” in accordance with the Food Security Act, and (ii) is in compliance in all material respects with all other applicable Agricultural Lien Statutes.
(b)    (x) No Loan Party has received notice (written or otherwise) from any Producer, unpaid seller, supplier, agent or secured party indicating such Person’s intent to claim or preserve the benefits of any trust under any Agricultural Lien Statute or of any Lien in any “farm products” (as defined in the UCC) under Applicable Law (other than any standard boiler-plate language included on invoices or similar documentation in the ordinary course of business), and (y) no action has been commenced against any Loan Party or any Subsidiary thereof by (i) any beneficiary of any such Lien to enforce such Lien or (ii) any Governmental Authority or any beneficiary of a trust created under any Agricultural Lien Statute to enforce payment from such trust.
Section 3.22    Agricultural Licenses. Each Loan Party and each Subsidiary thereof maintains all necessary and material Agricultural Licenses required to operate its business.
Section 3.23    The Farm Projects.
(a)    The Borrowers have delivered to the Lender a true, correct, and complete copy of each Material Project Document, and any modification or termination thereof, entered into on or prior to the Closing Date, will promptly deliver to the Lender a true, correct, and complete copy of each Material Project Document entered into or obtained after the Closing Date, and none of the Material Project Documents that have been delivered to the Lender have been terminated or otherwise modified except in accordance with the terms hereof and remains in full force and effect.
(b)    The Project Documents that have been or will be delivered to the Lender comprise substantially all of the material services, materials and property interests required for Completion of the applicable Farm Project.

4127-6452-4369

(c)    No material default or event of default has occurred under any Material Project Document, and no material condition or event has occurred that would result in such a default or event of default with the giving notice, the lapse of time or both.
(d)    (i) Each Farm and Farm Project (except, following satisfaction of the STORE Sale-Leaseback Conditions, any Farm or Farm Project subject to the STORE Sale-Leaseback) is and will continue to be owned by a Loan Party, and (ii) each Farm and Farm Project is and shall be subject to a Lien in favor of the Lender (subject only to Permitted Liens), and developed, constructed and maintained in accordance with the Project Documents (as amended from time to time in accordance with this Agreement, with respect to the Farm Project in Pasco, Washington) and Applicable Law in all material respects.
(e)    The terms of each Material Project Document conform in all material respects to the applicable Project Licenses and any other applicable governmental and third-party consents and approvals and the requirements of Applicable Law.
(f)    All material property interests, utility services, means of transportation, facilities and other material necessary for Completion and operation of the applicable Farm Project are, or will be when needed, available to such Farm Project.
(g)    Each Initial Construction Budget and each other Construction Budget is realistic and feasible for achievement of Completion on or prior to the applicable Completion Deadline.
(h)    As of the First Amendment Funding Date, the location of each Farm and Farm Project of the Loan Parties is set forth on Schedule 3.23(h).
Section 3.24    Warrant Agreement.
(a)    AUTHORIZATION. All corporate action required to be taken by Holdings’ board of directors and stockholders in order to authorize Holdings to issue the 2023 Warrant, and to perform its obligations thereunder, has been taken or will be taken prior to the issuance of that security. All action on the part of the officers of Holdings necessary for the execution and delivery of the 2023 Warrant, the performance of all obligations of Holdings under the 2023 Warrant, and the issuance and delivery of the 2023 Warrant has been taken or will be taken prior to the issuance of these securities. The 2023 Warrant, when executed and delivered by Holdings, shall constitute valid and legally binding obligations of Holdings, enforceable against Holdings in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(b)    VALID ISSUANCE OF SECURITIES. The 2023 Warrant, when issued, sold and delivered in accordance with the terms and for the consideration set forth therein, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the 2023 Warrant or the applicable securities, applicable state and federal securities laws and Permitted Liens. The 2023 Warrant will be issued in compliance with all Applicable Laws. The capital stock of Holdings issuable upon exercise of the 2023 Warrant, when issued in compliance with the provisions of the 2023 Warrant and Holdings’ certificate of incorporation, will be duly authorized, validly issued, fully paid and nonassessable and free of

4127-6452-4369

restrictions on transfer other than restrictions on transfer under the 2023 Warrant or the applicable securities, applicable federal and state securities laws and Permitted Liens.
(c)    GOVERNMENT CONSENTS AND FILINGS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Holdings in connection with the consummation of the transactions contemplated by the 2023 Warrant, except for (i) filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, which have been made or will be made in a timely manner.
(d)    COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS. Holdings is not in violation or default of (a) any provisions of its certificate of incorporation or bylaws or (b) any provision of federal or state statute, rule or regulation applicable to Holdings, except with respect to clause (b) in such instances in which (x) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (y) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the 2023 Warrant and the consummation of the transactions contemplated thereunder will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any provision, instrument, judgment, order, writ, decree, contract or agreement of Holdings, in each case as would have a material impact on Holdings, or (ii) an event which results in the creation of any Lien upon any assets of Holdings or the suspension, revocation, forfeiture, or nonrenewal of any License applicable to Holdings.
(e)    NO FINDER’S FEES. Holdings neither is nor will be obligated for any finder’s fee or commission in connection with the 2023 Warrant. The Borrowers jointly and severally agree to indemnify and hold harmless the Lender and the holder of the 2023 Warrant from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the 2023 Warrant (and the costs and expenses of defending against such liability or asserted liability) for which Holdings or any of its officers, employees or representatives is responsible.
(f)    BAD ACTOR DISQUALIFICATION.
(i)    No Disqualification Events. With respect to the 2023 Warrant and shares of common stock issuable upon exercise of the 2023 Warrant to be offered and sold in reliance on Rule 506 under the Securities Act (“Regulation D Securities”), none of Holdings, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Holdings participating in the transactions contemplated hereby, any beneficial owner of 20% or more of Holdings’ outstanding voting equity securities (calculated on the basis of voting power), nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Holdings in any capacity at the time of such sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Holdings has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Holdings has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to its investors a copy of any disclosures provided thereunder.

4127-6452-4369

(ii)    Other Covered Persons. Holdings is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.
(iii)    Notice of Disqualification Events. Holdings will notify the Lender in writing prior to any closing of (A) any Disqualification Event relating to any Issuer Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.
(g)    SEC FILINGS. As to each report, form, proxy statement and other document filed by Holdings with the SEC since January 1, 2021, the information contained therein did not and does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.
(h)    AUTHORIZATION OF SHARES UNDERLYING THE WARRANTS. There is a sufficient number of shares of common stock authorized under Holdings’ certificate of incorporation and otherwise unreserved to permit the exercise of the 2023 Warrant in full in accordance with the terms and conditions thereunder. Holdings agrees that such shares of common stock have been reserved exclusively for issuance upon exercise of the 2023 Warrant and that such shares shall remain so exclusively reserved until such shares have been issued upon exercise of the 2023 Warrant or until the 2023 Warrant ceases to be exercisable. For the avoidance of doubt, unless Holdings is in full compliance with the covenant in the preceding sentence, Holdings shall not reserve any additional shares of common stock that become authorized after the Sixth Amendment Effective Date for any other purposes, including as shares underlying equity incentive awards for issuance to any persons.
(i)    STOCK EXCHANGE LISTING; SUPPLEMENTAL LISTING APPLICATION. Holdings shall use its reasonable best efforts to maintain the listing of the common stock on The New York Stock Exchange. Holdings has filed a Supplemental Listing Application with The New York Stock Exchange covering the issuance of the 2023 Warrant and all of the shares of common stock issuable upon exercise of the 2023 Warrant.
(j)    FORM S-3 ELIGIBILITY. Holdings is eligible to register the shares issuable upon exercise of the 2023 Warrant for resale using Form S-3 promulgated under the Securities Act.
ARTICLE IV
CONDITIONS
Section 4.1    Conditions Precedent to Effectiveness. The obligation of the Lender to make any Term Loan hereunder is subject to the condition precedent that, on or before the Closing Date, the Lender shall have received each of the following, each in form and substance satisfactory to the Lender:
(a)    this Agreement, the Collateral Documents and the other Loan Documents to be entered into on the Closing Date, each signed by a Responsible Officer of each Loan Party and a duly authorized officer of each other party thereto, together with all other original items required to be delivered pursuant to the Collateral Documents or any other Loan Document;

4127-6452-4369

(b)    a certificate of a Responsible Officer of each Loan Party, attaching (i) the Organizational Documents of such Loan Party, (ii) resolutions or other action of the Governing Board of such Loan Party approving the transactions and other matters contemplated by the Loan Documents to which it is a party, and (iii) an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party;
(c)    such other documents and certificates as the Lender may request relating to the organization, existence and good standing of each Loan Party and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby;
(d)    a certificate of status, compliance or like certificate for each Loan Party and Subsidiary from the appropriate Governmental Authority of the jurisdiction of incorporation or formation of such Person and each jurisdiction where it is required to qualify to do business, each dated not more than thirty (30) days prior to the Closing Date;
(e)    a certificate of a Responsible Officer of the Company, dated as of the Closing Date and attaching reasonably detailed calculations demonstrating pro forma compliance with the minimum Liquidity covenant set forth in Section 6.8(d) after giving effect to the Term Loans to be funded on the Closing Date;
(f)    an appropriately completed Perfection Certificate with respect to the Borrowers and the other Loan Parties, dated as of the Closing Date and duly executed by a Responsible Officer of the Borrowers;
(g)    one or more opinions of counsel to the Loan Parties, addressed to the Lender and dated the Closing Date, in form and substance satisfactory to the Lender (covering the jurisdiction of formation of each Loan Party, the jurisdiction of the governing law of each Loan Document and the jurisdiction in which any Farm Project Site is located, as applicable);
(h)    with respect to the Existing Bridge Indebtedness and any other Indebtedness or other obligations owing by the Loan Parties to any Exiting Lenders:
(i)    evidence that all such Indebtedness has been, or as of the Closing Date will be, repaid in full in cash and all such obligations have been, or as of the Closing Date will be, terminated;
(ii)    a payoff letter (accompanied by such other discharges, releases (including, without limitation, mortgage releases), terminations or other documents as the Lender may request in its sole discretion), in each case duly executed by the Exiting Lenders or their agent, as applicable, releasing effective as of the Closing Date all Liens on any assets of any Loan Parties or any Subsidiaries of any Loan Party granted in favor of the Exiting Lenders upon receipt of the payoff amount on the Closing Date and authorizing the Borrowers, the Lender or their respective designees to file UCC-3 termination statements and such other releases and terminations as necessary to terminate any and all such Liens;
(i)    Lien searches with respect to the Loan Parties and any Subsidiary in scope satisfactory to the Lender and with results showing no Liens (other than Liens in favor of the

4127-6452-4369

Lender, other Permitted Liens and Liens authorized to be released on the Closing Date in accordance with Section 4.1(h)) and otherwise satisfactory to the Lender;
(j)    UCC financing statements for each jurisdiction as is necessary, in the Lender’s sole discretion, to perfect the Lender’s security interest in the Collateral to the extent such Liens can be perfected by filing or recordation;
(k)    an executed Account Control Agreement with respect to (i) the Debt Service Reserve Account and (ii) each other deposit, securities and commodity account of the Loan Parties (other than Excluded Accounts);
(l)    a written consent, duly executed by Holdings and confirming that this Agreement, the other Loan Documents, the Term Loan Facility and the Liens created pursuant to any Loan Document to secure the Obligations are permitted under, and do not conflict with or contravene, the SPAC Merger Agreement;
(m)    [reserved];
(n)    evidence from the Borrowers that all material governmental and third-party consents required to effectuate the transactions contemplated by the Loan Documents have been obtained;
(o)    true, correct and complete copies of the Closing Date Warrant Agreement and all other Material Agreements then in effect (including, without limitation, to the extent not previously delivered to the Lender, all Farm Lease Agreements then in effect) of the Borrowers, the Guarantors and any Subsidiary, each of which shall be satisfactory to the Lender, together with such Collateral Assignments of such Material Agreements and acknowledgments by such counterparties as may be reasonably requested by the Lender in its sole discretion, duly executed by the parties thereto;
(p)    at least five (5) Business Days prior to the Closing Date (or such shorter period as may be approved by the Lender in its sole discretion), completed background checks and such other documentation and information requested by (or on behalf of) the Lender, in each case satisfactory to the Lender, including information required by Lender to satisfy any “know your customer” requirements, including, without limitation, the Beneficial Ownership Certification;
(q)    evidence that adequate liability, property, business interruption and builder’s risk insurance required to be maintained under this Agreement is in full force and effect, in each case together with certificates naming the Lender as additional insured, mortgagee and lender’s loss payee, as applicable, with respect to the Collateral and, in the case of any business interruption insurance, accompanied by an assignment of such business interruption insurance in favor of the Lender signed by the Loan Parties and the applicable insurer;
(r)    payment of (i) all fees, costs and expenses then due and payable pursuant to Section 8.3 hereof, to the extent invoiced on or prior to the date hereof and (ii) payment of such fees as are set forth in the Fee Letter; and
(s)    such financial statements, budgets, forecasts, projections and any other information or documents as the Lender reasonably requests.

4127-6452-4369

Section 4.2    Additional Conditions to Initial Credit Extension. In addition to, and without limiting, the conditions set forth in Sections 4.1 and 4.3, the obligation of the Lender to make the initial Term Loan hereunder is subject to the Lender’s receipt, on or prior to the date of such initial Term Loan, of the following, each of which shall be in form and substance satisfactory to the Lender in its sole discretion:
(a)    evidence of the consummation of the Qualified SPAC Transaction and the occurrence of the Qualified SPAC Transaction Effective Date (including, without limitation, in the form of copies of the relevant certificates of merger certified or recorded by the appropriate Governmental Authorities);
(b)    a certificate of a Responsible Officer of the Company, substantially in the form delivered to the Lender pursuant to Section 4.1(b) and, among other things, (i) certifying the Organizational Documents of the Company after giving effect to the Qualified SPAC Transaction and the occurrence of the Qualified SPAC Transaction Effective Date, and (ii) attaching true, correct, and complete copies of the SPAC Merger Agreement and all Ancillary Agreements (as defined in the SPAC Merger Agreement); and
(c)    [reserved].
Section 4.3    Additional Conditions to each Term Loan. In addition to, and without limiting, the conditions set forth in Sections 4.1, 4.2 and 4.4, to the extent any Term Loan is requested after the Sixth Amendment Effective Date, such Term Loan may be made at the Lender’s sole and absolute discretion, with no commitment by the Lender to make such Term Loan; it being acknowledged and agreed that, in order for the Lender to consider funding any Term Loan hereunder in its discretion, the Borrowers shall satisfy the following additional conditions precedent (unless waived by the Lender) on or before the date of such Term Loan, each of which shall be in form and substance satisfactory to the Lender:
(a)    the representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Term Loan;
(b)    no Default or Event of Default shall have occurred and be continuing or would result from such Term Loan or from the application of proceeds thereof;
(c)    the Borrowers shall have delivered to the Lender an appropriately completed and duly executed Loan Request for each Term Loan requested to be made pursuant to this Agreement;
(d)    the Lender shall have received evidence that (x) concurrently with the funding of each Term Loan requested hereunder, an equity or capital contribution is made by the Borrowers in accordance with Section 6.8(e), if applicable, and (y) all loans under the Subordinated Credit Agreement shall have been funded in full prior to the funding of any Term Loan requested hereunder;
(e)    (i)    to the extent the proceeds of a requested Term Loan are to be used for the first payment of Project Costs in respect of a Farm Project, the Lender shall have received, on or prior to the date of such Term Loan:

4127-6452-4369

(1)    each of the items set forth in Section 5.15 with respect to the Farm Project Site where the Farm Project being funded by the applicable Term Loan is to be located (including, without limitation, Mortgages, insurance (including title insurance and flood insurance) documentation, surveys, appraisals and environmental assessment, in each case complying with Section 5.15); and
(2)    such financial statements, budgets, forecasts, projections (including projected draw schedules) or other information or documents with respect to such Farm Project as the Lender reasonably requests, in each case in form and substance satisfactory to the Lender;
(ii)    in addition, and without limiting any other conditions hereof:
(A)    to the extent the proceeds of a requested Term Loan are to be used for the first payment of Project Costs after the Sixth Amendment Effective Date in respect of any Farm or Farm Project, the Lender shall have received, on or prior to the date of such Term Loan, an Agreement to Vote Shares of Common Stock of Holdings, in form and substance satisfactory to the Lender, duly executed by each of the directors and officers of Holdings and confirmed and agreed by Holdings;
(B)    to the extent the proceeds of a requested Term Loan are to be used for the first payment of Project Costs after the Sixth Amendment Effective Date in respect of the Pasco (Washington) Farm, the Lender shall have received, on or prior to the date of such Term Loan:
(1)    to the extent requested by the Lender or the Disbursing Agent, a Disbursing Agreement with respect to the Pasco (Washington) Farm;
(2)    an Initial Construction Budget and Construction Schedule with respect to the Pasco (Washington) Farm, in form and substance reasonably acceptable to the Lender; and
(3)    evidence of builder’s risk insurance, in form and substance reasonably satisfactory to the Lender, with respect to the Pasco (Washington) Farm, accompanied by certificates naming the Lender as additional insured, mortgagee and lender’s loss payee, as applicable; and
(C)    to the extent the proceeds of a requested Term Loan are to be used for the first payment of Project Costs after the Sixth Amendment Effective Date in respect of either the Warner Robins (Georgia) Farm or the Mt. Pleasant (Texas) Farm, the Lender shall have received, on or prior to the date of such Term Loan:
(1)    a certificate of a Responsible Officer of the Company certifying that the stockholders of Holdings, at either an annual or a special meeting of the stockholders properly held in accordance with Holdings’ Organizational Documents, approved by an affirmative vote complying with Holdings’ Organizational Documents (including, without limitation, any quorum or voting majority requirements set forth therein)

4127-6452-4369

to permit the issuance of all of the Warrant Shares (as defined in the 2023 Warrant) to the holder without restriction pursuant to NYSE Listed Company Manual Rule 312.03 (both under the provisions of 312.03(c) and 312.03(d)) but only if required by the NYSE;
(2)    a certificate of a Responsible Officer of the Company certifying that each of the STORE Sale-Leaseback Conditions has been satisfied;
(3)    a Projected Production Model;
(4)    to the extent requested by the Lender or the Disbursing Agent, Disbursing Agreements with respect to the Warner Robins (Georgia) Farm or the Mt. Pleasant (Texas) Farm, as applicable;
(5)    if such Term Loan is requested for the Mt. Pleasant (Texas) Farm:
(I)    an Initial Construction Budget and Construction Schedule with respect to the Mt. Pleasant (Texas) Farm, in form and substance acceptable to the Lender;
(II)    an amendment to the Mt. Pleasant (Texas) Deed of Trust (Senior), duly executed by the Loan Parties party thereto, in form for recording in the applicable recording office and accompanied by such legal opinions, certificates, affidavits, questionnaires or reports as shall be required or requested by the Lender in connection therewith; and
(III)    an ALTA title insurance policy in favor of the Lender, insuring the Mt. Pleasant (Texas) Deed of Trust (Senior) as a valid first priority Lien upon such parcel in an insured amount of not less than $90,000,000, subject only to such exceptions as are acceptable to the Lender (including such endorsements as the Lender may require); and
(6)    if requested by the Lender, an amendment to the Warner Robins (Georgia) Deed of Trust (Senior), the Hamilton (Montana) Deed of Trust (Senior) and any other Mortgage in favor of the Lender, duly executed by the Loan Parties party thereto, in form for recording in the applicable recording office accompanied by (I) an amendment or endorsement to the existing lender’s title policy in favor of the Lender insuring the Warner Robins (Georgia) Deed of Trust (Senior), the Hamilton (Montana) Deed of Trust (Senior) or such other Mortgage, in form and substance reasonably satisfactory to the Lender (including, if requested by the Lender, increasing the insured amounts under such policies), and (II) such legal opinions, certificates, affidavits, questionnaires or reports as shall be required or requested by the Lender in connection therewith;

4127-6452-4369

(f)    the Lender and the Disbursing Agent shall have received all items required under the Disbursing Agreement in connection with such Term Loan;
(g)    the Lender shall have received a copy of each Material Project Document and each other Material Agreement then in effect (including, without limitation, each Farm Lease Agreement) not previously delivered to the Lender, together with a Collateral Assignment of the same (to the extent such Collateral Assignment (or any consent or acknowledgment thereof) is required or requested in accordance with the definition of “Collateral Assignment”);
(h)    the Lender shall have received a certificate of a Responsible Officer of the Company, in the form of Exhibit D attached hereto, certifying, as of the date of such Term Loan, that:
(i)    after giving effect to such Term Loan, (A) such Term Loan (other than a GA/TX/WA Term Loan), together with any loan under the Subordinated Credit Agreement made concurrently with such Term Loan (if any), shall constitute not more than 75% of the Project Costs in respect of which such Term Loan is requested, and (B) the Borrowers will be in compliance with the capital stacking covenant set forth in Section 6.8(e), and attaching thereto reasonably detailed calculations demonstrating each of the foregoing;
(ii)    each Material Project Document delivered to the Lender as of such date is a true, correct and complete copy of the same;
(iii)    each Material Project Document is in full force and effect and, to the best knowledge of the Company, no default or event of default has occurred thereunder;
(iv)     all Project Licenses and any other governmental and third-party consents, permits and approvals with respect to each Farm Project that are required as of such date have been duly obtained, validly issued and, to the Company’s knowledge, are in full force and effect, not subject to any appellate, judicial or administrative proceeding or to any unsatisfied condition that may allow material modification or revocation, and no material violation thereof shall have occurred;
(v)    such Term Loan shall not be used to pay for materials or equipment for a Farm Project unless (x) such materials or equipment have been incorporated into such Farm Project or have been delivered to the applicable Farm Project Site for later incorporation into such Farm Project and stored at the applicable Farm Project Site or (y) such Term Loan shall be used to fund deposits or scheduled payments required pursuant to any Project Documents prior to work being commenced or materials or equipment being delivered to or incorporated into the such Farm Project;
(vi)    the development of each Farm Project is substantially proceeding in the manner provided for in the Project Documents relating thereto;
(vii)     the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project does not exceed the Initial Construction Budget applicable to such Farm Project; provided, notwithstanding the foregoing, the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project may exceed the Initial Construction Budget applicable to such Farm Project by an amount not to exceed 5% of such Initial Construction Budget, but only so long as, on or

4127-6452-4369

prior to the date of the requested Term Loan, (A) (x) such excess amount is funded by cash contributions from the Borrowers in compliance with Section 6.8(d) or an irrevocable capital cash contribution from Holdings to the Borrowers, and (y) the Borrowers have fully paid such excess Projects Costs from the proceeds of such contributions, and (B) the Borrowers deliver to the Lender reasonably satisfactory evidence of the foregoing;
(viii)     as of the date of such certificate, and after giving effect to the requested Term Loan (unless such Term Loan is made in respect of the Pasco (Washington) Farm), the unadvanced amounts under both the Term Loan Facility and the Subordinated Credit Agreement (determined in accordance with the capital stacking requirements set forth in Section 6.8(e)) and Unrestricted Cash of the Borrowers (including Unrestricted Cash contributed to the Borrowers by Holdings) are sufficient to pay all Project Costs required in order to achieve the Completion of each Farm Project on or prior to the Completion Deadline applicable to such Farm Project;
(ix)     the Final Completion Date of each Farm Project can reasonably be expected to occur on or prior to the Completion Deadline applicable to such Farm Project;
(i)    the Lender shall have received an updated Project Status Report, Construction Budget and Construction Schedule with respect to each Farm Project;
(j)    the Lender shall have received (i) a current sworn construction cost statement of the Company in form reasonably acceptable to the Lender, (ii) a current sworn construction cost statement of each Material Project Contractor in form reasonably acceptable to the Lender, and (iii) copies of invoices, bills, statements or bills of sale representing the Project Costs to be paid from proceeds of the requested Term Loan;
(k)    to the extent permitted under Applicable Law, the Lender shall have received Lien waivers and releases, conditioned only upon receipt of payment, duly executed by each Person (other than an Excluded Contractor or Subcontractor) being paid from the proceeds of the requested Term Loan who may have or may be entitled to have a Lien pursuant to Applicable Law or agreement;
(l)    the Lender shall have received unconditional Lien waivers and releases, duly executed by each Person (other than an Excluded Contractor or Subcontractor) paid from proceeds of all prior Term Loans who may have or may be entitled to have a Lien pursuant to Applicable Law or agreement, to the extent not previously delivered to the Lender;
(m)    no stop notice with respect to any Farm Project shall have been delivered to the Company or any other Loan Party, unless the Company has filed a release bond with respect thereto in accordance with the requirements of Law in the state where the Farm Project Site is located;
(n)    if required by the Lender, the Lender shall have received a certificate from the Project Consultant, duly executed by the Project Consultant and dated not earlier than five (5) Business Days prior to the date of the requested Term Loan, certifying as follows: (i) the Project Consultant has reviewed the Project Status Report, Construction Budget, and Construction Schedule applicable to each Farm Project, (ii) the Project Consultant recommends payment of the

4127-6452-4369

Project Costs that the Borrowers intend to pay with proceeds of such requested Term Loan, (iii) the development of each Farm Project is substantially proceeding in the manner provided for in the Project Documents relating thereto, (iv) the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project does not exceed the Initial Construction Budget applicable to such Farm Project (provided that the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project may exceed the Initial Construction Budget applicable to such Farm Project by an amount not to exceed 5% of such Initial Construction Budget, but only so long as, on or prior to the date of such certificate, (A) (x) such excess amount is funded by cash contributions from the Borrowers in compliance with Section 6.8(d) or an irrevocable capital cash contribution from Holdings to the Borrowers, and (y) the Borrowers have fully paid such excess Projects Costs from the proceeds of such contributions, and (B) the Borrowers deliver to the Lender reasonably satisfactory evidence of the foregoing), (v) as of the date of such certificate, and after giving effect to the requested Term Loan (unless such Term Loan is made in respect of the Pasco (Washington) Farm), the unadvanced amounts under both the Term Loan Facility and the Subordinated Credit Agreement (determined in accordance with the capital stacking requirements set forth in Section 6.8(e)) and Unrestricted Cash of the Borrowers (including Unrestricted Cash contributed to the Borrowers by Holdings) are sufficient to pay all Project Costs required in order to achieve Completion of each Farm Project on or prior to the Completion Deadline applicable to such Farm Project, and (vi) the Final Completion Date of each Farm Project can reasonably be expected to occur on or prior to the Completion Deadline applicable to such Farm Project;
(o)    to the extent requested by the Lender, the Lender shall have received payment and performance bonds in the amount of the GC Contract with the General Contractor with respect to a Farm Project (which, to the extent approved by the Lender in writing in its reasonable discretion, may be in the form of payment and performance bonds issued by applicable subcontractors), together with a dual obligee rider in favor of the Lender, in each case in form and substance acceptable to the Lender;
(p)    to the extent not previously delivered, the Borrowers shall have delivered to the Lender evidence of the insurance required by Section 5.18(d);
(q)    the Lender shall have received such bring-down certificates, searches, an endorsement to the title insurance policy issued to the Lender covering the date of such Term Loan and increasing the amount of Lender’s insurance coverage by the amount of such Term Loan disbursed and date down the coverage for mechanics’ liens with the ALTA 33-06 Construction Disbursement Endorsement (or, with respect to the Mt. Pleasant (Texas) Farm, such other coverage or endorsement as may be available from the Disbursing Agent); and
(r)    if the requested Term Loan is for the last disbursement necessary to Complete a Farm Project, the Lender shall have received (i) a certification from the Company and the Project Consultant that the improvements on such Farm Project will, after application of the proceeds of such Term Loan, be Complete and (ii) the applicable title insurance company shall be committed to issue to the Lender such endorsements as the Lender may reasonably require, to be issued by such title insurance company subsequent to the expiration of the period during which any Lien for labor, services or materials may be validly recorded against such Farm Project or such other endorsements to the Lender’s title insurance policy as the Lender may reasonably require which shall insure that such Farm Project improvements have been completed free of all mechanics’ and

4127-6452-4369

materialmen’s Liens or claims and other Liens, other than Liens expressly permitted under the Mortgage applicable to such Farm Project).
Section 4.4    Conditions to First Amendment Term Loan. The obligation of the Lender to make the First Amendment Term Loan is subject to the Lender’s receipt, on or prior to the Paragon Acquisition Effective Date, of the following:
(a)    a certificate of a Responsible Officer of the Company, dated as of the Paragon Acquisition Effective Date and:
(i)    certifying that:
(A)    the Specified Representations shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Paragon Acquisition Effective Date;
(B)    no Specified Event of Default shall have occurred and be continuing or would result from the First Amendment Term Loan or from the application of proceeds thereof;
(C)    no Paragon Purchase Document has been amended, restated, supplemented or otherwise modified since the First Amendment Effective Date, in a manner that would be materially adverse to the Lender (it being understood and agreed that any amendment, change or other modification to the purchase price or any component thereof under any Paragon Purchase Document (including, without limitation, any such amendment, change or other modification to the Parent Share Value (as defined in the Paragon California PSA)) shall be deemed materially adverse to the Lender (other than (x) any decrease in the Aggregate Paragon Consideration of not more than 5% (whether such reduction is in non-cash consideration or cash consideration), provided that any such reduction in cash consideration is automatically accompanied by a dollar-for-dollar reduction, on a pro rata basis, of the Term Loan Amount (as defined in the Subordinated Credit Agreement) and the Term Loan Amount, and (y) any increase to the Aggregate Paragon Consideration of not more than 5% so long as such increase represents additional non-cash consideration or cash consideration not consisting of additional First Amendment Term Loans or First Amendment Term Loans (as defined in the Subordinated Credit Agreement)), unless approved in writing by the Lender, and the transactions contemplated under each Paragon Purchase Agreement shall have been consummated in accordance with the terms of the applicable Paragon Purchase Documents;
(D)    the Specified Purchase Agreement Representations shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects);
(E)    all governmental and third-party consents expressly required as conditions to consummation of the transactions pursuant to Section 7.02(e)(x) of the Paragon California PSA have been obtained (and not waived); and

4127-6452-4369

(F)    since the First Amendment Effective Date, no Paragon Material Adverse Effect shall have occurred and be continuing; and
(ii)    attaching reasonably detailed calculations demonstrating that the sum of the First Amendment Term Loan and the First Amendment Term Loan (as defined in the Subordinated Credit Agreement) to be made on the Paragon Acquisition Effective Date constitutes not more than 70% of the Aggregate Paragon Consideration;
(b)    an appropriately completed Loan Request for the First Amendment Term Loan, duly executed by the Borrowers;
(c)    a disbursement letter, demonstrating, among other things, that the Debt Service Reserve Account shall, as of the date of the First Amendment Term Loan, be funded in cash with the Minimum P&I Amount required on such date, duly executed by the Borrowers;
(d)    [reserved];
(e)    with respect to the ESOP (as defined Paragon California PSA): (A) a copy of the amendment to the ESOP in accordance with the provisions set forth in Section 6.20(a) of the Paragon California PSA (and providing, among other things, for termination of the ESOP effective as of the Paragon Acquisition Effective Date), accompanied by appropriate resolutions of the ESOP authorizing the same; (B) evidence that the ESOP Loan Receivable (as defined Paragon California PSA) is, as of the Paragon Acquisition Effective Date, canceled or paid in full, and all shares held in the “suspense account” of the ESOP Share Seller are, as of the Paragon Acquisition Effective Date and after accounting for all contributions and loan payments that are made prior to or coincident with the Paragon Acquisition Effective Date, either cancelled or allocated to ESOP participants or surrendered to Paragon (or some combination thereof); (C) a copy of the certificate delivered by the trustee of the ESOP to the Company complying with the requirements set forth in Section 7.02(e)(ix) of the Paragon California PSA; and (D) a copy of the Fairness Opinion (as defined in the Paragon California PSA) delivered to the Company in accordance with Section 7.02(e)(xii) of the Paragon California PSA;
(f)    the First Amendment Funding Date shall not occur prior to April 1, 2022 or after May 20, 2022;
(g)    a certificate of status, compliance or like certificate for each Loan Party and Subsidiary (including each First Amendment Joinder Party) from the appropriate Governmental Authority of the jurisdiction of incorporation or formation of such Person, each dated not more than thirty (30) days prior to the Paragon Acquisition Effective Date;
(h)    an appropriately completed and duly executed Perfection Certificate with respect to the Loan Parties (including the First Amendment Joinder Parties);
(i)    each of the following documents:
(i)    a Joinder Agreement, duly executed and delivered by each First Amendment Joinder Party;
(ii)    to the extent that any of the Equity Interests of the First Amendment Joinder Parties are evidenced by one or more certificates, the originals of such certificates, together with undated stock or other transfer powers executed in blank by the

4127-6452-4369

applicable Loan Party that will acquire such Equity Interests on the Paragon Acquisition Effective Date (provided that any such certificates will be required to be delivered on the First Amendment Funding Date only to the extent available to the Borrowers after use of commercially reasonable efforts (without undue burden or expense));
(iii)    UCC financing statements for filing in the jurisdiction of formation of each First Amendment Joinder Party, in a form sufficient to perfect the security interest of the Lender in the Collateral of the First Amendment Joinder Parties to the extent such Liens can be perfected by filing or recordation UCC financing statements in the jurisdiction of formation of each First Amendment Joinder Party;
(iv)    trademark, patent and copyright security agreements, duly executed by the applicable First Amendment Joinder Parties and in appropriate form for recordation or registration with the applicable intellectual property office;
(v)    customary opinions of counsel to the Loan Parties with respect to the authorization, execution and delivery by the Loan Parties of the Loan Documents (including by the First Amendment Joinder Parties of the Joinder Agreement referenced in clause (i) above), enforceability of the Loan Documents (including the Joinder Agreement) and the creation and perfection of the Liens on the applicable assets of the Loan Parties (including the First Amendment Joinder Parties);
(vi)    a certificate of a Responsible Officer of each First Amendment Joinder Party, attaching (A) the Organizational Documents of such First Amendment Joinder Party, (B) resolutions or other action of the Governing Board of such First Amendment Joinder Party approving the transactions and other matters contemplated by the Loan Documents to which it is a party, and (C) an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer of such First Amendment Joinder Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party; and
(vii)    a Term Loan Note, payable to the order of the Lender, duly executed by the Borrowers and amending and restating (without novating) the Term Loan Note of the Lender in effect immediately prior to the First Amendment Funding Date;
(j)    with respect to any Indebtedness or other obligations (other than Permitted Indebtedness) owing by the First Amendment Joinder Parties as of the Paragon Acquisition Effective Date:
(i)    evidence that all such Indebtedness has been, or as of the Paragon Acquisition Effective Date will be, repaid in full in cash and all such obligations have been, or as of the date hereof will be, terminated; and
(ii)    (1) payoff letters (accompanied by such other discharges, releases (including, without limitation, mortgage releases), terminations or other documents), in each case duly executed by the holders of such Closing Pay-Off Indebtedness (as defined in the Paragon California PSA as in effect on the date hereof), releasing automatically upon the repayment in full of such Indebtedness on the Paragon Acquisition Effective Date all Liens on any assets of any First Amendment Joinder Party and authorizing the Borrowers, the Lender or their respective designees to file UCC-3 termination statements

4127-6452-4369

and such other releases and terminations as necessary to terminate any and all such Liens, and (2) the Pay-Off Letters in the forms attached as Exhibit F-1 and Exhibit F-2 to the Paragon California PSA as in effect on the date hereof (accompanied by such other discharges, releases, terminations or other documents required to be delivered under such Pay-Off Letters), duly executed by the parties thereto;
(k)    (i) repayment of all indebtedness outstanding under, and termination of, (1) the Amended and Restated Master Lease Agreement dated as of April 30, 2021 between STORE Master Funding XVIII, LLC and Hollandia Real Estate, LLC, (2) the Amended and Restated Mortgage Loan Agreement, dated as of March 4, 2021, by and between Hollandia Real Estate LLC and Store Capital Acquisitions, LLC, (3) the Disbursement Agreement dated as of April 30, 2021 between STORE Capital Acquisitions, LLC and Hollandia Real Estate, LLC, (4) the Amended and Restated Unconditional Guaranty of Payment and Performance dated as of April 30, 2021 by Paragon for the benefit of STORE Master Funding XVIII, LLC, and (5) the Unconditional Guaranty of Payment and Performance dated as of June 30, 2020 by Paragon for the benefit of STORE Capital Acquisitions, LLC, and (ii) release of (1) all Liens granted by any Paragon Entity in favor of STORE Master Funding XVIII, LLC and its Affiliates, and all Liens granted by STORE Master Funding XVIII, LLC on any Paragon Property, (2) all Liens granted by any Paragon Entity in favor of STORE Capital Acquisitions, LLC and its Affiliates, and all Liens granted by STORE Capital Acquisitions, LLC on any Paragon Property;
(l)    evidence that all loans under the Subordinated Credit Agreement shall have been funded in full substantially concurrently with the funding of the First Amendment Term Loan;
(m)    at least three (3) Business Days prior to the date of the First Amendment Term Loan (or such shorter period as may be approved by the Lender in its sole discretion), completed background checks and such other documentation and information requested by (or on behalf of) the Lender, in each case satisfactory to the Lender, including information required to satisfy any “know your customer” requirements, including, without limitation, any Beneficial Ownership Certification if any Borrower is a “legal entity customer” under the Beneficial Ownership Regulation; and
(n)    payment of (i) all fees, costs and expenses then due and payable pursuant to Section 8.3, to the extent invoiced on or prior to the Paragon Acquisition Effective Date, and (ii) such fees or payment or issuance of such other consideration as are set forth in the First Amendment Fee Letter.
ARTICLE V
AFFIRMATIVE COVENANTS
The Borrowers covenant and agree with the Lender that, until all Obligations shall have been Paid in Full:
Section 5.1    Financial Statements. The Borrowers will furnish to the Lender:
(a)    as soon as available, and in any event within 120 days after the end of each Fiscal Year, audited financial statements of Holdings and its Subsidiaries consisting of a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal

4127-6452-4369

Year, prepared by independent public accountants of nationally or regionally recognized standing (or other firm of independent public accountants reasonably acceptable to the Lender, it being agreed and acknowledged that each of RSM US LLP and WithumSmith+Brown, P.C. is acceptable to the Lender) in accordance with generally accepted auditing standards (and, except for the Permitted Going Concern Qualification (if any), shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph), certified by a Financial Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP consistently applied, together with a management discussion and analysis of such financial statements; and
(b)    as soon as available, but in any event within 60 days after the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2021, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such calendar quarter, the related consolidated statements of income or operations, shareholders’ equity and cash flows for such calendar quarter and for the portion of Holdings’ Fiscal Year then ended, in each case setting forth in comparative form the year-to-date period of the current Fiscal Year as compared to the corresponding portion of the previous Fiscal Year, certified by a Financial Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP consistently applied, subject only to normal year-end adjustments and the absence of footnotes.
(c)    Notwithstanding anything in this Section 5.1 to the contrary, commencing after the Qualified SPAC Transaction Effective Date, (i) any financial statements required to be delivered pursuant to this Section 5.1 shall be financial statements of the Consolidated Group and (ii) the obligations in clauses (a) and (b) of this Section 5.1 may be satisfied with respect to financial information of the Consolidated Group by furnishing (A) the applicable financial statements of the Consolidated Group to the Lender or (B) the Form 10-K, 10-Q or 8-K, as applicable, of the Consolidated Group, filed with the SEC. Documents required to be delivered pursuant to Sections 5.1(a) and (b) and Section 5.2(d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (x) Holdings or the Company provides a link thereto on Holdings’ or the Company’s website on the Internet, (y) such documents are posted on Holdings’ or the Company’s behalf on IntraLinks/IntraAgency or another website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender), or (z) such financial statements and/or other documents are posted on the SEC’s website on the Internet at www.sec.gov.
Section 5.2    Certificates; Other Information. The Borrowers will deliver, or cause to be delivered, to the Lender:
(a)    (i)    concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company (x) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) setting forth reasonably detailed calculations demonstrating compliance with the covenants set forth in Sections 6.8(a), (b), (c), (d), (e), (g) and (h); and
(ii)    not later than 20 days after the end of each calendar month (commencing with the calendar month ending January 31, 2023), a duly completed Capital

4127-6452-4369

Expenditures Compliance Certificate signed by a Responsible Officer of the Company setting forth reasonably detailed calculations demonstrating compliance with the covenant set forth in Section 6.8(f) as of the last day of such month;
(b)    promptly following request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the Governing Board (or the audit committee of the Governing Board) of any Loan Party or Subsidiary by independent accountants in connection with the accounts or books of such Loan Party or Subsidiary, or any audit of any of them as the Lender may from time to time reasonably request;
(c)    as soon as practicable and in any event before the beginning of each Fiscal Year, the projected balance sheets, income statements, capital expenditures budget and cash flow statements for the Consolidated Group, on a consolidated basis, for each month of the next Fiscal Year, each in reasonable detail, representing the good faith projections of the Consolidated Group for each such month, and certified by a Financial Officer of the Company as being the projections upon which the Consolidated Group relies, together with such supporting schedules and information as the Lender from time to time may reasonably request;
(d)    promptly after receipt or furnishing thereof, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of any Loan Party or Subsidiary, and copies of all annual, regular, periodic and special reports and registration statements that such Loan Party or Subsidiary may file or be required to file with the SEC or with any national securities exchange, and not otherwise required to be delivered pursuant hereto;
(e)    promptly after receipt thereof by any Loan Party or Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other similar inquiry by such agency regarding financial or other operational results of such Loan Party or Subsidiary thereof;
(f)    promptly after the occurrence thereof, notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification; provided, that following the Qualified SPAC Transaction Effective Date, such notice shall only be required to the extent Holdings or any other Loan Party is a “legal entity customer” under the Beneficial Ownership Regulation;
(g)    promptly upon execution thereof, a true, correct and complete copy of each Material Agreement, or any amendment thereto, entered into after the Closing Date;
(h)    promptly after the furnishing thereof, copies of any material request, report or notice received by any Loan Party or any Subsidiary, or any material statement or report furnished by any Loan Party or any Subsidiary pursuant to the terms of any Material Agreement (including, without limitation, the SPAC Merger Agreement and any STORE Document);
(i)    with respect to each Farm Project:
(i)    as soon as practicable and in any event at least thirty (30) days before commencing construction of any new Farm or Farm Project or closing upon the acquisition of any interest in real property with respect thereto, written notice thereof;

4127-6452-4369

(ii)    as soon as available and in any event within thirty (30) days after the end of each fiscal month of the Company, a Project Status Report and Construction Budget with respect to such Farm Project, in each case certified by the Project Consultant;
(iii)    promptly upon receipt, a copy of any Farm Project Site visit report or other reviews or notices issued by any Governmental Authority, including, without limitation, EPA or USDA;
(iv)    promptly upon receipt, a copy of each material report delivered to a Loan Party by any Person pursuant to a Material Project Document;
(v)    copies of all material notices sent or received by any Loan Party with respect to such Farm Project; and
(vi)    promptly after any officer of any Loan Party has knowledge of any material delays in the construction of such Farm Project or if the Project Costs applicable to such Farm Project at any time exceed the Initial Construction Budget applicable to such Farm Project, a certificate signed by a Responsible Officer of the Company setting forth the details with respect thereto and the action that the Company proposes to take with respect thereto;
(j)    promptly after delivery or receipt thereof by any Loan Party or any Subsidiary, (i) a copy of Paragon’s application to the U.S. Internal Revenue Service requesting a favorable determination with respect to the ESOP amendments and the termination of the ESOP described in Section 6.20(a) of the Paragon California PSA, and copies of the U.S. Internal Revenue Service’s approvals or responses to the same, and (ii) copies of any material notices, reports or certificates delivered in connection with the Paragon Purchase Documents (it being understood and agreed, without limiting any of the foregoing, that any notices, reports or certificates delivered pursuant to or in connection with any purchase-price adjustment under any Paragon Purchase Agreement shall be material);
(k)    as soon as available, but in any event at least 30 days prior to the commencement of each Fiscal Year, an updated Projected Production Model; and
(l)    promptly following any request therefor, such other information, notices, meeting minutes, consents and other materials regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any Loan Party or Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.
Section 5.3    Notices. The Borrowers will promptly notify the Lender of:
(a)    in any event within two (2) Business Days thereof, the occurrence of any Default or Event of Default;
(b)    the consummation of the Qualified SPAC Transaction and the occurrence of the Qualified SPAC Transaction Effective Date;
(c)    the filing or commencement of any action, claim, suit, injunction, arbitration, settlement, investigation or proceeding by or before any arbitrator or Governmental Authority

4127-6452-4369

against or affecting any Loan Party, any Subsidiary or any Affiliate thereof, which, if adversely determined, could reasonably be expected to give rise to liability in excess of $2,000,000;
(d)    any labor dispute or any noncompliance by any Loan Party or Subsidiary with Applicable Law (other than Environmental Law) or any permit, approval, license or other authorization, which, if adversely determined, could reasonably be expected to give rise to liability in excess of $2,000,000;
(e)    any action arising under any Environmental Law or any noncompliance by any Loan Party or Subsidiary with any Environmental Law, which, if adversely determined, could reasonably be expected to give rise to liability in excess of $1,000,000;
(f)    the discovery of any Hazardous Materials or of any Release from or upon any Farm Project Site, the Montana Property or any other land or property owned (either individually or jointly), operated or controlled by any Loan Party or Subsidiary, which, individually or in the aggregate, could reasonably be expected to give rise to liability in excess of $1,000,000;
(g)    any damage to or destruction of any property of the Loan Parties (or any of their Subsidiaries) which, either individually or in the aggregate, could reasonably be expected to give rise to a claim for insurance monies in excess of $2,000,000;
(h)    any material change in accounting or financial reporting practices by any Loan Party or any Subsidiary;
(i)    any material breach or non-performance of, or any material default under, any Material Agreement;
(j)    any cessation or material delay in the construction of any Farm Project, in each case accompanied by a reasonably detailed report or certificate of the Borrowers explaining whether or not such cessation or delay is expected to have a Material Adverse Effect; and
(k)    any matter or development that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth the details of the occurrence requiring such notice and stating what action the Company has taken and proposes to take with respect thereto.
Section 5.4    Preservation of Existence, Etc. Each Borrower will, and will cause each other Loan Party and Subsidiary to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization and under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; (b) take all reasonable action to maintain all material rights, licenses, permits, bonding arrangements, privileges and franchises necessary in the normal conduct of its business; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which, in the case of this clause (c), could reasonably be expected to have a Material Adverse Effect.
Section 5.5    Maintenance of Properties.

4127-6452-4369

(a)    Each Borrower will, and will cause each other Loan Party and Subsidiary to, (i) maintain, preserve and protect all of its properties and equipment material to the operation of its business (including, without limitation, each Farm) in good working order and condition (ordinary wear and tear excepted), and operate each Farm, in each case in accordance in all material respects with prudent industry practice and applicable Contractual Obligations and (ii) make all necessary repairs thereto and renewals and replacements thereof.
(b)    The sole owner of all assets with respect to each Farm Project (including, without limitation, each Farm and all Project Documents and Project Licenses relating to such Farm Project, whether now existing or hereafter arising, but excluding, following satisfaction of the STORE Sale-Leaseback Conditions, any Farm or Farm Project owned by the STORE Sale-Leaseback Buyer pursuant to the STORE Documents), is, and at all times will continue to be, a Loan Party.
Section 5.6    Maintenance of Insurance. The Borrowers will, and will cause each other Loan Party and Subsidiary to, maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business (including fire, extended coverage, workers’ compensation, public liability, property damage, business interruption and, with respect to each Farm Project, builder’s risk insurance) and against other risks (including errors and omissions) and in such amounts as are customarily carried under similar circumstances by such Persons. Such insurance policies shall contain (a) with respect to any general liability insurance policy, an additional insured special endorsement and (b) with respect to any property insurance policy, a mortgagee and a lender’s loss payee special endorsement, in each case in form and substance satisfactory to the Lender naming the Lender as additional insured, mortgagee and lender’s loss payee, as applicable, on a primary, non-contributory basis, waiving subrogation, and providing the Lender with notice of cancellation acceptable to the Lender. Without limiting the foregoing, the Borrowers will, and will cause each other Loan Party to, to the extent required under Flood Laws, obtain and maintain flood insurance for such structures and contents constituting Collateral located in a flood hazard zone, in such amounts as similar structures and contents are insured by prudent companies in similar circumstances carrying on similar businesses and otherwise satisfactory to the Lender.
Section 5.7    Payment of Obligations. The Borrowers will, and will cause each other Loan Party and Subsidiary to, pay, discharge or otherwise satisfy as the same shall become due and payable (i) all of its material Tax liabilities and remittances and other obligations owing to any Governmental Authority and (ii) all of its material other obligations, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and the Borrowers or such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP, and (b) no foreclosure or similar proceedings have been commenced or notice of Liens filed with respect thereto.
Section 5.8    Compliance with Laws. The Borrowers will, and will cause each other Loan Party and Subsidiary to, comply with the requirements of all Laws (including, without limitation, all Applicable Food and Feed Safety Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrowers shall, and, where applicable, shall cause each of their Affiliates (including any ERISA Affiliates) to, maintain each Plan in compliance with all applicable requirements of Law ERISA and the Code, except where the failure to do so could not be reasonably expected to result in a Material Adverse Effect.

4127-6452-4369

Section 5.9    Environmental Matters. Except to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, liability (including any Environmental Liability) in excess of $2,000,000 or a Material Adverse Effect, the Borrowers will, and will cause each other Loan Party and Subsidiary to, (a) comply with all Environmental Laws, (b) obtain, maintain in full force and effect and comply with any Licenses or other approvals (including any Project Licenses) required for the facilities or operations of the Borrowers, any other Loan Party or Subsidiary, and (c) conduct and complete any investigation, study, sampling or testing, and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and clean up all Hazardous Materials present or released at, on, in, under or from any of the facilities or real properties of the Borrowers, any other Loan Party or Subsidiary.
Section 5.10    Books and Records. Each Borrower will, and will cause each other Loan Party and Subsidiary to, maintain proper books of record and account, in which entries shall be made of all financial transactions and matters involving the assets and business of such Borrower, other Loan Party or Subsidiary, as the case may be, that are true, complete and correct in all material respects and prepared in conformity with GAAP in all material respects.
Section 5.11    Inspection Rights. Each Borrower will, and will cause each other Loan Party and Subsidiary to, permit representatives and independent contractors of the Lender and the Project Consultant to visit and inspect any of its properties (including, but not limited to, examination and inspection of (i) any Farm Project Site and the Montana Property and (ii) the production of produce and other inventory at any Farm or Farm Project), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its owners, directors, officers, and independent public accountants, all at the reasonable expense of the Borrowers; provided that, if no Event of Default has occurred and is continuing, (x) the Lender shall not request, and shall not be permitted to receive, reimbursement from the Borrowers for more than one visit and inspection in any Fiscal Year and (y) the Lender will provide the Borrowers with at least five (5) days’ prior notice of each visit and inspection (or such shorter period acceptable to the Borrowers in their sole discretion).
Section 5.12    Use of Proceeds. The Borrowers will, and will cause each other Loan Party and Subsidiary to, use the proceeds of:
(a)    [reserved];
(b)    the First Amendment Term Loan (i) to pay the costs and expenses of the Loan Parties with respect to the transactions effected by this Agreement and by the Subordinated Credit Agreement, (ii) to fund an amount to the Debt Service Reserve Account equal to that portion of the Minimum P&I Amount attributable to principal, (iii) to pay the fees set forth in the First Amendment Fee Letter, and (iv) to finance the Paragon Acquisition; provided, that in no event shall the aggregate portions of the First Amendment Term Loan and the First Amendment Term Loan (as defined in the Subordinated Credit Agreement) used for the purpose set forth in this clause (iv) exceed $103,000,000; and
(c)    any other Term Loan (i) to fund the Debt Service Reserve Account as a result of a DSRA Shortfall in accordance with Section 5.17, (ii) to pay Project Costs applicable to a Farm Project, and (iii) for working capital related to the operation of a Farm Project or Farm, in each case not in contravention of any Law or of any Loan Document. Notwithstanding the foregoing or anything herein to the contrary, however, no Term Loan will be used to finance (1) dual use goods (i.e.,

4127-6452-4369

products and technologies which may have military applications), (2) tobacco products, (3) extraction of thermal coal, and/or (4) business activities which are not aligned with the principles of the New York Declaration on Forests (2014) (https://forestdeclaration.org/about).
Section 5.13    Sanctions and Anti-Terrorism Laws; Anti-Corruption Laws. The Borrowers will, and will cause each other Loan Party and Subsidiary to, maintain in effect policies and procedures designed to promote compliance by the Loan Parties and Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and Anti-Terrorism Laws and applicable Anti-Corruption Laws.
Section 5.14    Additional Subsidiaries; Holdings as Guarantor.
(a)    Promptly after (i) the creation or acquisition of any Subsidiary of Holdings or any other Loan Party (including, without limitation, any Subsidiary formed by merger, amalgamation, consolidation, division under the Delaware Code or otherwise), in each case other than an Excluded Subsidiary, or (ii) any existing Excluded Subsidiary ceases to be an Excluded Subsidiary (and, in any event, within ten (10) days after each event described in the preceding clauses (i) or (ii) and without limiting Section 6.14 hereof (or such later date as may be agreed by the Lender in writing)), the Borrowers will (unless otherwise waived in writing by the Lender in its sole discretion) cause such Person to (A) become a Borrower hereunder by delivering to the Lender a duly executed Joinder Agreement or such other documents as the Lender shall deem appropriate for such purpose, (B) grant a Lien on substantially all of the real and personal property of such Person by delivering to the Lender such deeds of trust, security agreements and other agreements as the Lender shall deem appropriate for such purpose, (C) deliver to the Lender such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person as the Lender may require, (D) deliver to the Lender such opinions, documents and certificates as the Lender requests and (E) deliver to the Lender such updated Schedules to the Loan Documents as requested by the Lender with respect to such Person and Collateral; in each case, in form, content and scope satisfactory to the Lender.
(b)    [Reserved].
(c)    Promptly, and in any event not later than ten (10) Business Days after the Qualified SPAC Transaction Effective Date, the Borrowers shall cause Holdings to (i) become a Guarantor by delivering to the Lender a duly executed Guaranty or such other documents as the Lender shall deem appropriate for such purpose, (ii) grant a Lien on substantially all of the real and personal property of Holdings by delivering to the Lender such deeds of trust, security agreements and other agreements as the Lender shall deem appropriate for such purpose, (iii) deliver to the Lender such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests owned or held by Holdings as the Lender may require, (iv) deliver to the Lender such opinions, documents and certificates as the Lender requests, and (v) deliver to the Lender such updated Schedules to the Loan Documents as requested by the Lender with respect to Holdings and its Collateral; in each case, in form, content and scope satisfactory to the Lender.
Section 5.15    Real Property.
(a)    Fee-Owned Real Property. Not more than sixty (60) days (or such later date as may be agreed by the Lender in writing) following the acquisition by the Borrowers, any other Loan Party or any Subsidiary of any fee interest in any real property (including the acquisition of

4127-6452-4369

any Subsidiary (including any First Amendment Joinder Party) that has a fee interest in real property), the Borrowers shall (unless otherwise waived in writing by the Lender in its sole discretion) deliver to the Lender each of the following, each in form and substance satisfactory to the Lender:
(i)    a Mortgage covering such property, properly executed on behalf of the applicable Loan Party or Subsidiary;
(ii)    if requested by the Lender or the Disbursing Agent, an amendment to the Disbursing Agreement (or a new Disbursing Agreement), a priority agreement or other similar agreements or documents, in each case duly executed by the parties thereto and incorporating jurisdiction-specific updates or other modifications;
(iii)    an ALTA title insurance policy or policies in favor of the Lender, insuring such Mortgage as a valid first priority Lien upon such parcel subject only to such exceptions as are acceptable to the Lender (including such endorsements as the Lender may require);
(iv)    a survey that either (A) meets such minimum survey standards as the Lender may require, such survey to be certified in favor of (and to permit reliance by) the Lender as to such parcel, or (B) covers such property and is in a form that the title insurance company that issues the title insurance policy to Lender described in Section 5.15(a)(iii) above determines is sufficient to permit such title insurance company to delete the standard exception for matters of survey from the lender’s policy of title insurance issued to the Lender;
(v)    if requested by the Lender, a final “as built” appraisal with respect to any Farm or Farm Project to be located on such real property, in form and containing assumptions and appraisal methods reasonably satisfactory to the Lender, conducted by an appraiser acceptable to the Lender, addressed to the Lender and on which the Lender is expressly permitted to rely;
(vi)    if requested by the Lender, a Phase I environmental audit or such other environmental due diligence report as the Lender may approve (and permitting reliance by the Lender), together with such other environmental information as the Lender may request;
(vii)    evidence that the Loan Parties have taken all actions required under the Flood Laws and/or requested by the Lender to ensure that the Lender is in compliance with the Flood Laws applicable to each parcel of real property constituting Collateral; and
(viii)    such evidence as the Lender may require that such Mortgage has been duly authorized by all appropriate action of and is enforceable against the applicable Loan Party, together with such opinions of counsel covering such authorization and enforceability and other matters as the Lender may reasonably require.
(b)    Leased Real Property, Warehouses, Etc.. (i) In the case of any headquarters location of the Loan Parties or any leased premises, warehouse or other third party-owned or -operated storage facility where tangible Collateral with a value in excess of $1,000,000 is located, the Loan Parties shall obtain Lien Waiver Agreements after entering into any lease following the Closing Date or after the tangible Collateral valued at any such location exceeds $1,000,000, and

4127-6452-4369

(ii) in the case of any Third-Party Farm Lease Agreement, the Loan Parties shall deliver, or cause to be delivered, to the Lender a Mortgage in respect of the leasehold interest in the real property subject to such Third-Party Farm Lease Agreement, together with (x) a corresponding lender’s title insurance policy (and accompanying endorsements) in favor of the Lender (up to an amount reasonably determined by the Lender in consultation with the Borrowers), (y) a ground lease recognition and estoppel agreement, duly executed by the lessor under such Third-Party Farm Lease Agreement, and (z) opinions of counsel with respect to such Mortgage, each of the foregoing to be in form and substance reasonably satisfactory to the Lender.
Section 5.16    Further Assurances. The Borrowers shall, and shall cause each other Loan Party and Subsidiary to, from time to time, at the Borrowers’ expense, preserve and protect the Lender’s Lien on the Collateral (first in priority subject only to Permitted Liens) and shall do such other acts and things as the Lender in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted or purported to be granted under the Collateral Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral. Without limiting the generality of the foregoing or Sections 4.1(k) or 5.17 hereof, concurrently with the opening of any deposit account, commodity account or securities account (other than Excluded Accounts) by any Borrower, any other Loan Party or Subsidiary after the Closing Date, the Borrowers shall deliver a notice of the opening of such account to the Lender and an executed Account Control Agreement in respect of such account. In addition the Borrowers shall deliver, or cause to be delivered, to the Lender a Collateral Assignment with respect to any Material Agreement entered into by the Borrowers or the other Loan Parties (to the extent such Collateral Assignment (or any consent or acknowledgment thereof) is required or requested in accordance with the definition of “Collateral Assignment”).
Section 5.17    Debt Service Reserve Account.
(a)    Commencing on the First Amendment Funding Date, the Borrowers will, or will cause, the Debt Service Reserve Account to be funded with cash of the Loan Parties in an amount equal to or greater than the Minimum P&I Amount.
(b)    If at any time (whether as a result of fluctuations in applicable interest rates or otherwise) the funds in the Debt Service Reserve Account are determined by the Lender in its reasonable discretion to be less than the Minimum P&I Amount (each such shortfall, a “DSRA Shortfall”), the Borrowers shall promptly (and in any event not later than two (2) Business Days after a DSRA Shortfall has been identified) fund or otherwise remit cash (including, at the Borrowers’ election, any proceeds of a Term Loan) to the Debt Service Reserve Account in an amount equal to or greater than such DSRA Shortfall. For the avoidance of doubt, the Borrowers shall cause the Debt Service Reserve Account to be subject to a blocked Account Control Agreement in favor of the Lender at all times.
Section 5.18    Farm Project Construction.
(a)    The Borrowers will, and will cause each other Loan Party and Subsidiary to, continuously, diligently and with reasonable dispatch proceed with the design, development and construction of each Farm Project in a good workmanlike manner in material accordance with the Project Documents applicable to such Farm Project, the Loan Documents and all Applicable Laws so that the Final Completion Date applicable to such Farm Project will be reasonably expected to occur on or prior to the Completion Deadline applicable to such Farm Project.

4127-6452-4369

(b)    The Borrowers will, and will cause each other Loan Party and Subsidiary to, comply in all material respects with each Material Agreement to which they are a party and enforce all of their respective material rights under the Project Documents, including all material indemnification rights thereunder, and pursue all material remedies available to any Loan Party or Subsidiary with diligence and in good faith.
(c)    Not later than sixty (60) after the Final Completion Date of a Farm Project, the Borrowers will deliver or cause to be delivered to the Lender:
(i)    if requested by the Lender in its sole discretion, a date down endorsement to the applicable title insurance policy insuring the priority of Mortgage in respect of the applicable Farm Project Site and which deletes from such title insurance policy any mechanic’s Lien, survey or other standard exception, and includes the following endorsements, to the extent not previously delivered to the Lender: ALTA 3.1 zoning endorsement; ALTA 9.3 conditions, covenants and restrictions endorsement; ALTA 9.6 private rights; ALTA 17 access and entry endorsement; ALTA 17.2 utility access endorsement; ALTA 18 single tax parcel or ALTA 18.1 multiple tax parcels (as applicable); and ALTA 28 easement endorsement (as applicable);
(ii)    copies of the as-built final plans and specifications for such Farm Project; and
(iii)    such additional items as the Lender may reasonably request, including, without limitation, copies of final appraisals, final as-built appraisals, surveys and final unconditional Lien waivers.
(d)    The Borrowers will cause:
(i)    the design professionals who prepare the Project Plans applicable to a Farm Project to maintain professional liability insurance written on a claims made basis, with coverage limits in amounts reasonably acceptable to the Lender, insuring each such design professional and its sub-consultants against any and all liabilities arising out of or in connection with the negligent acts, errors, or omissions of the foregoing in connection with the carrying out of their professional responsibilities for the applicable Farm Project;
(ii)    each Material Project Contractor to maintain such insurance as will protect such Material Project Contractor from claims set forth below which may arise out of or result from such Material Project Contractor’s operations and completed operations in connection with the applicable Farm Project, whether such operations be by such Material Project Contractor or by its subcontractors or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable: (A) claims under workers’ compensation, disability benefit and other similar employee benefit acts that are applicable to the work to be performed; (B) claims for damages because of bodily injury, occupational sickness or disease, or death of such Material Project Contractor’s employees; (C) claims for damages because of bodily injury, sickness or disease, or death of any person other than such Material Project Contractor’s employees; (D) claims for damages insured by usual personal injury liability coverage; (E) claims for damages because of injury to or destruction of tangible property, including loss of use resulting therefrom; (F) claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor

4127-6452-4369

vehicle; and (G) claims for bodily injury or property damage arising out of completed operations;
(iii)    each Material Project Contractor referenced in subsection (ii) above to name the Lender as an additional insured for claims caused in whole or in part by such Material Project Contractor’s negligent acts or omissions during such Material Project Contractor’s ongoing operations and completed operations, with such insurance afforded to the Lender as an additional insured being primary insurance and not excess over, or contributing with, any insurance purchased or maintained by the Lender; and
(iv)    to the extent requested by the Lender, prior to the execution of a GC Contract, each General Contractor that has commenced any work with respect to a Farm Project to obtain payment and performance bonds (which, to the extent approved by the Lender in writing in its reasonable discretion, may be in the form of payment and performance bonds issued by applicable subcontractors) and dual obligee riders in favor of the Lender, in form and substance acceptable to the Lender in its sole discretion.
Section 5.19    Post-Closing Requirements. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, each in form and substance acceptable to the Lender:
(a)    As soon as reasonably practicable, but in any event not later than sixty (60) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), each of the items set forth in Section 5.15(a) with respect to each Paragon Property (including, without limitation, a Mortgage covering each Paragon Property, properly executed on behalf of the applicable Paragon Entity, and one or more opinions of counsel covering the jurisdiction in which each Paragon Property is located); provided, however, notwithstanding the foregoing, that with respect to the Paragon Property in Warner Robins, Georgia, the deadline for delivering the items described in Section 5.15(a)(iv) with respect to such property shall be sixty (60) days (or such later date as the Lender may agree to in writing in its sole discretion) after final completion of the existing construction occurring at such property.
(b)    As soon as reasonably practicable, but in any event not later than sixty (60) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), a subordination, non-disturbance and attornment agreement with respect to each sublease of any Paragon Property, duly executed by the applicable sublessee, the applicable sublessor and the Lender; provided, however, that a subordination, non-disturbance and attornment agreement shall not be required for any sublease of a Paragon Property that has a month-to-month term and that is for residential purposes only.
(c)    As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), executed amendments to, or amendments and restatements of, each Account Control Agreement existing as of the First Amendment Effective Date (including, without limitation, the Account Control Agreement with respect to the Debt Service Reserve Account), confirming that each such Account Control Agreement is among the Lender, the depository institution party thereto, and Local Bounti Operating Company LLC (evidencing its current legal name) or another Borrower.
(d)    As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing

4127-6452-4369

in its sole discretion), an Account Control Agreement with respect to each deposit account, commodity account or securities account (other than Excluded Accounts) of the First Amendment Joinder Parties.
(e)    As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), each of the items set forth in Section 4.3(g) and, to the extent available, each of the items set forth in Section 4.3(i), (j), (k) and (l), in each case with respect to the Farm Project located at the Paragon Property in Warner Robins, Georgia; it being understood and agreed, for the avoidance of doubt, that this Section 5.19(e) shall in no way limit the Borrowers’ obligation to comply with Section 4.3 with respect to any Term Loan requested after the First Amendment Funding Date the proceeds of which are to be applied to Project Costs relating to a Farm Project located at the Paragon Property in Warner Robins, Georgia.
(f)    As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), a certificate of status, compliance or like certificate for each Loan Party and Subsidiary (including each First Amendment Joinder Party) from the appropriate Governmental Authority of each jurisdiction (other than its state of formation) where it is required to qualify to do business, each dated not more than thirty (30) days prior to the date of such delivery.
(g)    As soon as reasonably practicable, but in any event not later than the earlier of (i) thirty (30) days after the First Amendment Funding Date and (ii) the date of expiration of any insurance in effect as of the First Amendment Effective Date (in each case, or such later date as the Lender may agree to in writing in its sole discretion), evidence that all insurance required to be maintained under the Loan Documents is in full force and effect (including, with respect to the First Amendment Joinder Parties, evidence of adequate liability, property, business interruption, recall insurance and builder’s risk insurance), in each case together with certificates naming the Lender as additional insured, mortgagee and lender’s loss payee, as applicable, with respect to the Collateral and, in the case of any business interruption and recall insurance, accompanied by an assignment of such business interruption or recall insurance in favor of the Lender signed by the First Amendment Joinder Parties and the applicable insurer.
(h)    As soon as reasonably practicable, but in any event not later than five (5) Business Days after the First Amendment Funding Date, evidence that each of Hollandia GA Investor Corp. and Hollandia GP has merged with and into Paragon or another Loan Party, with Paragon or such other Loan Party continuing as the surviving entity.
(i)    As soon as reasonably practicable, but in any event not later than sixty (60) days after the earlier of (i) the STORE Sale-Leaseback Closing Date and (ii) June 2, 2023 (or such later date as the Lender may agree to in writing in its sole discretion), an appropriately completed Perfection Certificate with respect to the Borrowers and the other Loan Parties, duly executed by a Responsible Officer of the Borrowers.
(j)    As soon as reasonably practicable, but in any event not later than thirty (30) days after the Sixth Amendment Effective Date (or such later date as the Lender may agree to in writing in its sole discretion), a Patent and Trademark Security Agreement in favor of the Lender, duly executed by the Loan Parties party thereto.

4127-6452-4369

(k)    As soon as reasonably practicable, but in any event not later than July 31, 2024 (or such later date as the Lender may agree to in writing in its sole discretion):
(i)    an organizational chart, depicting each Loan Party, each equity holder of each Loan Party (other than Holdings), each other Subsidiary of any Loan Party and each direct and indirect Affiliate of any Loan Party (other than any equity holder of Holdings), and listing the percentage and type of ownership and state or country of formation of each Loan Party and equity holder (other than any equity holder of Holdings);
(ii)    a list of all deposit, securities and commodity accounts of any Loan Party or any other Subsidiary of any Loan Party (including the nature of the account, the institution or broker maintaining the account, the average daily amount in such account, whether such account is subject to a control agreement or Lien in favor of any Person), and identifying each account into which account debtors are directed to make payments, together with evidence supporting the foregoing;
(iii)    a list of all locations of (A) real property owned by any Loan Party or any other Subsidiary of any Loan Party, (B) real property leased by any Loan Party or any other Subsidiary of any Loan Party, and (C) leased premises, warehouse or other third party-owned or -operated storage facilities where tangible Collateral is located;
(iv)    copies of the current certificates of insurance of the Loan Parties (including without limitation any liability insurance, property insurance, business interruption insurance, builder’s risk insurance, recall insurance and workers compensation insurance), together with any endorsements in favor of Lender;
(v)    a list of all federal, state and local licenses, and material licenses obtained from Affiliates or third parties in connection with any Farms or Farm Projects, maintained by any Loan Party or any other Subsidiary of any Loan Party;
(vi)    a list, together with reasonably detailed descriptions, of all actions, suits, arbitrations, proceedings or investigations pending or, to the knowledge of the Loan Parties or any other Subsidiary of any Loan Party, threatened against any Loan Party or any other Subsidiary of any Loan Party at law or in equity before any Governmental Authority; and
(vii)    a list, together with reasonably detailed descriptions, of all circumstances that (A) constitute or constituted a violation of Environmental Laws or (B) could reasonably be expected to give rise to any Environmental Liability.
ARTICLE VI
NEGATIVE COVENANTS
The Borrowers covenant and agree with the Lender that, until all Obligations have been Paid in Full:
Section 6.1    Indebtedness. The Borrowers will not, nor will they permit any other Loan Party or Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except (collectively, the “Permitted Indebtedness”):
(a)    Indebtedness under the Loan Documents;

4127-6452-4369

(b)    Subordinated Indebtedness;
(c)    Indebtedness (contingent or otherwise) of any Loan Party arising under (i) any Swap Contract with a Swap Party or (ii) to the extent approved by the Lender in advance in writing, any other Swap Contract; provided that such obligations are entered into by a Loan Party in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for speculative purposes;
(d)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and in an aggregate amount issued not to exceed $2,000,000 (or such higher amount as may be approved by the Lender in writing);
(e)    Indebtedness resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business or arising under or in connection with cash management services in the ordinary course of business;
(f)    Indebtedness arising from or incurred with respect to Capitalized Leases, Purchase Money Security Interests or other title retention agreements and leases that are in the nature of title retention agreements in an amount not to exceed (i) if such Indebtedness is reflected in the then-current Approved Budget, the amount set forth in such Approved Budget, and (ii) in all other cases, an aggregate principal amount not to exceed $2,500,000 at any time;
(g)    Indebtedness set forth on Schedule 6.1;
(h)    Indebtedness arising under guaranties made in the ordinary course of business of obligations of any Loan Party (and only so long as such Person is and remains a Loan Party) which obligations are otherwise permitted hereunder;
(i)    subject to satisfaction of the STORE Sale-Leaseback Conditions, Indebtedness of Hollandia Real Estate under the STORE Documents;
(j)    subject to satisfaction of the STORE Sale-Leaseback Conditions, Indebtedness in the form of the STORE Guaranty, but only so long as (i) Holdings is the sole guarantor under the STORE Guaranty, and (ii) the STORE Guaranty is unsecured;
(k)    subject to satisfaction of the STORE Sale-Leaseback Conditions, Indebtedness arising under the STORE Letter of Credit up to an aggregate face amount not to exceed $6,825,000;
(l)    other Indebtedness, but only so long as, immediately following the incurrence thereof, the aggregate principal amount of all such Indebtedness permitted under this clause (l) does not exceed $2,000,000; and
(m)    Indebtedness of a Loan Party to any other Loan Party.
Section 6.2    Liens. The Borrowers will not, nor will they permit any other Loan Party or Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of their property, assets or

4127-6452-4369

revenues, whether now existing or owned or hereafter arising or acquired, other than the following (collectively, the “Permitted Liens”):
(a)    Liens created pursuant to any Loan Document to secure the Obligations;
(b)    subject to the terms of the Subordination Agreement, Liens securing payment of the Subordinated Indebtedness;
(c)    pledges or deposits in the ordinary course of business in connection with (i) workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or other applicable pension and employment Law, and (ii) public utility services provided to the Borrowers, any other Loan Party or Subsidiary;
(d)    deposits to secure the performance of bids, surety and appeal bonds, performance bonds and similar obligations not in connection with money borrowed incurred in the ordinary course of business, in each case to the extent permitted under Section 6.1(d);
(e)    Liens for Taxes, assessments or other governmental charges the payment of which is not yet due or the payment of which is not at the time required by Section 5.7, so long as no filing of a Lien has been made in connection therewith;
(f)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property that either (i) appear as exceptions on any lender’s policy of title insurance issued to Lender, or (ii) in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrowers, any other Loan Party or Subsidiary;
(g)    Liens of warehouses, carriers, workers, repairmen, employees or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable or for amounts being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP;
(h)    Liens in favor of a banking institution arising as a matter of Law encumbering deposits (including the right of setoff) that are customary in the banking industry;
(i)    any interest or title of a lessor or sublessor under any lease incurred in the ordinary course of business and not prohibited by the Loan Documents;
(j)    Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC;
(k)    Liens securing Indebtedness permitted by Section 6.1(f); provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness;
(l)    judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.1(k);

4127-6452-4369

(m)    mineral rights the use and enjoyment of which do not materially detract from the value of the property subject thereto or materially interfere with the use and enjoyment of the Farm Project or the Farm Project Site;
(n)    involuntary Liens (including a Lien of an attachment, judgment or execution) securing a charge or obligation, on the Company’s property, either real or personal, related to the Farm Project, whether now or hereafter owned, in the aggregate sum of less than $500,000;
(o)    Liens set forth on Schedule 6.2;
(p)    subject to satisfaction of the STORE Sale-Leaseback Conditions, Liens securing Indebtedness permitted by Section 6.1(i), but only so long as such Liens do not at any time encumber any property other than “Personalty” (as defined in the STORE Purchase Agreement); and
(q)    subject to satisfaction of the STORE Sale-Leaseback Conditions, Liens securing the STORE Letter of Credit, but only so long as such Liens do not at any time encumber any property other than cash collateral in an aggregate amount not to exceed $6,825,000.
Section 6.3    Fundamental Changes. The Borrowers will not, nor will they permit any other Loan Party or Subsidiary to, in each case without the prior written consent of the Lender, (i) dissolve, liquidate or wind-up its affairs, (ii) become a party to, or suffer to exist, any merger, amalgamation, consolidation or division (under the Delaware Code or otherwise), (iii) Dispose of (whether in one transaction or in a series of transactions) any of its assets (whether now existing or owned or hereafter arising or acquired) to or in favor of any Person, or (iv) acquire by purchase, lease or otherwise all or substantially all of the assets or Equity Interests of any other Person or group of related Persons or any division, line of business or other business unit of any other Person (other than the Paragon Acquisition); except that, so long as no Default or Event of Default exists or would result therefrom, (A) the Borrowers and their Subsidiaries may make Dispositions permitted by Section 6.4 and Investments permitted by Section 6.6, and (B) following reasonable prior written notice to the Lender, any Loan Party or other Subsidiary may dissolve or merge into another Loan Party (such other Loan Party, the “Surviving Loan Party”), in each case with the Surviving Loan Party continuing as the surviving entity.
Section 6.4    Dispositions. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of inventory in the ordinary course of business;
(b)    transactions and Investments permitted by Sections 6.2, 6.3, 6.6 and 6.17;
(c)    conversions of Cash Equivalents into cash or other Cash Equivalents;
(d)    the transfer of property by a Loan Party to any other Loan Party;
(e)    Dispositions of tangible assets that are obsolete, worn out or no longer used or useful in the business of a Loan Party or any Subsidiary, provided that the fair market value of assets subject to such Dispositions does not exceed $2,000,000 in the aggregate for all such Dispositions during any Fiscal Year;
(f)    Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

4127-6452-4369

(g)    the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim, in each case, in the ordinary course of business; and
(h)    subject to satisfaction of the STORE Sale-Leaseback Conditions, the Disposition of the “Properties” (as defined in the STORE Purchase Agreement) on the STORE Sale-Leaseback Closing Date.
Section 6.5    Restricted Payments; Payments of Subordinated Indebtedness.
(a)    The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or permit, commence or consummate any issuance of Equity Interests (other than any issuance of common shares of Equity Interests by Holdings so long as no Change of Control has occurred or would result therefrom); provided that the foregoing shall not prohibit (i) any Restricted Payment from a Loan Party to any other Loan Party or from a Subsidiary that is not a Loan Party to any Loan Party or any other Subsidiary, (ii) [reserved], (iii) any Restricted Payment and the issuance of Equity Interests pursuant to any Warrant Agreement (or, if applicable, any warrant issued thereunder), or (iv) dividends with respect to Equity Interests payable solely in additional common shares of Equity Interests.
(b)    Unless expressly provided otherwise in the intercreditor agreement or subordination agreement applicable thereto, the Borrowers will not, and will not permit any other Loan Party or Subsidiary to, make any payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, any Junior Debt; provided, notwithstanding the foregoing, (i) to the extent permitted under the Subordination Agreement, and so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrowers may make regularly scheduled payments of interest in respect of the Subordinated Indebtedness, and (ii) subject to satisfaction of the STORE Sale-Leaseback Conditions, so long as no Event of Default has occurred and is continuing or would result therefrom, Holdings may make payments under the STORE Guaranty.
Section 6.6    Investments. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, make any Investments, except:
(a)    Investments in the form of cash or Cash Equivalents;
(b)    Investments consisting of the indorsement of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business;
(c)    Investments by a Loan Party in any other Loan Party;
(d)    Investments in the form of Swap Contracts permitted by Section 6.1(c);
(e)    guarantees of Indebtedness permitted under Section 6.1; and
(f)    the Paragon Acquisition.
Section 6.7    Transactions with Affiliates; Management Fees. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, enter into any transaction of any kind with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than:

4127-6452-4369

(a)    on fair and reasonable terms substantially as favorable to the Borrowers or such other Loan Party or Subsidiary as would be obtainable by the Borrowers or such other Loan Party or Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;
(b)    the payment of management fees to a manager of the Company pursuant to a management services agreement or similar agreement (a “Management Agreement”), but only so long as (i) such Management Agreement is in form and substance satisfactory to the Lender in its sole discretion, and subject to subordination arrangements satisfactory to the Lender in its sole discretion, and (ii) both at the time of and after giving effect to each such payment, no Default or Event of Default shall have occurred and be continuing;
(c)    transactions among the Loan Parties; and
(d)    Restricted Payments permitted by Section 6.5.
Section 6.8    Financial Covenants.
(a)    Minimum Debt Service Coverage Ratio. Commencing September 30, 2025, and as of the last day of each calendar quarter thereafter, the Borrowers will not permit the Debt Service Coverage Ratio to be less than 1.25 to 1.00.
(b)    Maximum Consolidated Senior Net Leverage Ratio. Commencing September 30, 2025, and as of the last day of each calendar quarter thereafter, the Borrowers will not permit the Consolidated Senior Net Leverage Ratio to be greater than 3.00 to 1.00.
(c)    Minimum Consolidated Interest Coverage Ratio. Commencing September 30, 2025, and as of the last day of each calendar quarter thereafter, the Borrowers will not permit the Consolidated Interest Coverage Ratio to be less than 2.50 to 1.00.
(d)    Minimum Liquidity. Commencing as of the Fifth Amendment Effective Date and at all times thereafter, the Borrowers will not permit Liquidity to be less than $1,000,000.
(e)    Capital Stacking Requirement. Commencing on the First Amendment Funding Date and at all times thereafter, the Borrowers will ensure that the proceeds of Term Loans made hereunder (other than a GA/TX/WA Term Loan) will constitute not more than 75% of all amounts used by the Borrowers in respect of Farms and Farm Projects or in any way related to Farms or Farm Projects, including, without limitation, working capital in connection therewith (collectively, the “Total Farm Financing Amounts”), with all remaining Total Farm Financing Amounts funded solely from equity or capital contributions of the Borrowers.
(f)    Maximum Capital Expenditures.
(i)    Commencing on the Sixth Amendment Effective Date and continuing at all times thereafter, no Loan Party or Subsidiary may make or incur Capital Expenditures or acquire any interest in real property, in each case with respect to any new Farm or new Farm Project without the prior written consent of the Lender.
(ii)    Without limiting the foregoing or any other provision of the Loan Documents, commencing January 6, 2023, the Borrowers will not make or incur, or permit any Loan Party or Subsidiary to make or incur, Capital Expenditures for Project

4127-6452-4369

Costs in excess of $1,000,000 in the aggregate among all Loan Parties and Subsidiaries in any fiscal year of the Company, beginning with the fiscal year ending December 31, 2023, other than (x) if an Initial Construction Budget has been received and approved by the Lender, Capital Expenditures for Project Costs made or incurred in accordance with such Initial Construction Budget and the Loan Documents in an aggregate total amount not to exceed (1) in respect of the Warner Robins (Georgia) Farm, 108% of the Initial Construction Budget for the Warner Robins (Georgia) Farm, (2) in respect of the Pasco (Washington) Farm, 116% of the Initial Construction Budget for the Pasco (Washington) Farm, and (3) in respect of the Mt. Pleasant (Texas) Farm, 112% of the Initial Construction Budget for the Mt. Pleasant (Texas) Farm, and (y) Capital Expenditures for the restoration, repair or replacement of any fixed or capital asset of such Person that was destroyed or damaged, in whole or in part, to the extent paid from proceeds of an insurance policy maintained by such Person or any reimbursement or indemnification payment made by a third party to such Person and, in each case, netting from such expenditures any credit or offset received by such Person on account of assets sold or traded-in concurrently therewith.
(g)    Maximum Projected Production Variance. Commencing June 30, 2023 and as of the last day of each calendar quarter thereafter, the Borrowers will not permit, for any Farm or Farm Project, either (x) the actual amount of produce and other inventory produced (in pounds) or (y) the actual amount of produce and other inventory sold (measured both in Dollars and weighed in pounds), in each case by the Loan Parties and their Subsidiaries on a consolidated basis for such Farm or Farm Project to be less than 80% of the amount projected to be produced (in pounds) or sold (in Dollars or pounds) for such Farm or Farm Project for such calendar quarter as set forth in the last Projected Production Model delivered to the Lender pursuant to Section 5.2(k).
(h)    Consolidated Operating Expense Ratio. Commencing on September 30, 2024, and as of the last day of each calendar quarter thereafter, in each case for the calendar quarter then ending, the Borrowers will not permit the Consolidated Operating Expense Ratio of the Consolidated Group to be greater than the ratio set forth opposite such date below:

Calendar Quarter End	Consolidated Operating Expense Ratio
September 30, 2024	1.16 to 1.00
December 31, 2024	1.05 to 1.00
March 31, 2025	0.85 to 1.00
June 30, 2025	0.83 to 1.00
September 30, 2025 and the last day of each calendar quarter thereafter	0.82 to 1.00
Section 6.9    Certain Restrictive Agreements. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, enter into any Contractual Obligation (other than this Agreement, any

4127-6452-4369

other Loan Document, the Subordinated Indebtedness Documents, or the documentation governing the Indebtedness permitted under Sections 6.1(f)) that, directly or indirectly, (a) limits the ability of (i) Holdings or any Subsidiary to make Restricted Payments to any Borrower or to otherwise transfer property to any Borrower, (ii) Holdings or any Subsidiary to guaranty Indebtedness of any Borrower or (iii) any Borrower, any Loan Party or any Subsidiary to create, incur, assume or suffer to exist Liens (other than Permitted Liens) on property of such Person to secure the Obligations; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien (other than a Permitted Lien) is granted to secure another obligation of such Person.
Section 6.10    Changes in Fiscal Periods; Accounting Methods. No Borrower will, and no Borrower will permit any other Loan Party or Subsidiary to, change its method of determining its fiscal year, fiscal months or other accounting periods. In addition, no Borrower will, and no Borrower will permit any other Loan Party or Subsidiary to, change its method of accounting (other than as may be required to conform to GAAP, in which case the Borrowers shall disclose such changes to the Lender).
Section 6.11    Changes in Nature of Business. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, engage in any material extent in any business other than those businesses conducted by the Borrowers, such Loan Party or Subsidiary on the First Amendment Funding Date or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.
Section 6.12    Organizational Documents. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, amend its Organizational Documents unless, in each case, the Borrowers have provided not less than fifteen (15) Business Days’ prior written notice thereof to the Lender and, if such amendment could reasonably be expected to have an adverse effect on the Lender, obtained the prior written consent of the Lender.
Section 6.13    Material Agreements; Change Orders.
(a)    The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, without the prior written consent of the Lender, cause or permit to occur any amendment, restatement, supplement, termination, cancellation or revocation of, or any waiver or forbearance in respect of the exercise of any rights or remedies of the Borrowers or any other Loan Party or Subsidiary under, any GC Contract or any STORE Document, except to the extent that such amendment, restatement, supplement, termination, cancellation, revocation or waiver (i) is not adverse to the Lender (as determined by the Lender in its reasonable discretion) and (ii) complies with clause (d) below.
(b)    With respect to any Material Agreement (other than a GC Contract or any STORE Document), the Borrowers will not, and will not permit any other Loan Party or Subsidiary to, without the prior written consent of the Lender, cause or permit to occur any amendment, restatement, supplement, termination, cancellation or revocation of, or any waiver or forbearance in respect of the exercise of any rights or remedies of the Borrowers or any other Loan Party or Subsidiary under, any such Material Agreement, except to the extent that such amendment, restatement, supplement, termination, cancellation, revocation or waiver (i) is not materially adverse to the Lender (as determined by the Lender in its reasonable discretion) (it being understood and agreed that any amendment, change or other modification to the purchase price or any component thereof under any Paragon Purchase Document (including, without limitation, any such amendment, change or other modification to the Parent Share Value (as defined in the Paragon California PSA)) shall be deemed materially adverse to the Lender (other

4127-6452-4369

than (x) any decrease in the Aggregate Paragon Consideration of not more than 5% (whether such reduction is in non-cash consideration or cash consideration), provided that any such reduction in cash consideration is automatically accompanied by a dollar-for-dollar reduction, on a pro rata basis, of the Term Loan Amount (as defined in the Subordinated Credit Agreement) and the Term Loan Amount, and (y) any increase to the Aggregate Paragon Consideration of not more than 5% so long as such increase represents additional non-cash consideration or cash consideration not consisting of additional First Amendment Term Loans or First Amendment Term Loans (as defined in the Subordinated Credit Agreement))), and (ii) complies with clause (d) below.
(c)    The Borrowers will not permit any Material Project Participant to commence any work with respect to a Farm Project unless and until the Borrowers have received and delivered to the Lender, each in form and substance satisfactory to the Lender, (i) if requested by the Lender, a consent and acknowledgment of such Material Project Participant to the Collateral Assignment of the applicable Project Document, (ii) if requested by the Lender, if such Material Project Participant is a Material Project Contractor, payment and performance bonds of such Material Project Contractor (which, to the extent approved by the Lender in writing in its reasonable discretion, may be in the form of payment and performance bonds issued by applicable subcontractors) and dual obligee riders in favor of the Lender as required by Section 5.18(d)(iv), and (iii) if such Material Project Participant is a Material Project Contractor, evidence of insurance of such Material Project Contractor as required by Sections 5.18(d)(ii) and 5.18(d)(iii).
(d)    The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, without the prior written consent of the Lender, sign or permit to exist any change orders to a Material Project Document that are, individually, in excess of $250,000 or, with respect to all change orders relating to any one contractor, are in excess of $500,000 in the aggregate.
Section 6.14    Subsidiaries, Joint Ventures. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, own or create directly or indirectly any Subsidiaries (other than any Excluded Subsidiary) without the prior written consent of the Lender unless such new Subsidiary is a Loan Party hereunder. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, become or agree to become a party to any partnership or joint venture without the prior written consent of the Lender.
Section 6.15    Sanctions and Anti-Terrorism; Anti-Corruption Use of Proceeds. The Borrowers will not, directly or indirectly, use the proceeds of any Term Loan, or lend, contribute or otherwise make available such proceeds to any other Loan Party, Subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other Anti-Corruption Law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Anti-Terrorism Laws, or (B) in any other manner that would result in a violation of Sanctions, Anti-Terrorism Laws or Anti-Corruption Laws by any Person.
Section 6.16    ERISA. The Borrowers will not, and will not permit any ERISA Affiliate, Loan Party or Subsidiary to, establish, maintain, contribute to, or become obligated to contribute to any employee benefit plan or other plan that is covered by Title IV of ERISA or subject to the funding standards of Section 412 of the Code; or become an ERISA Affiliate of any Person that sponsors, maintains, contributes to or is obligated to contribute to (or in the immediately preceding seven plan years has contributed to or been obligated to contribute to) any employee benefit plan or other plan that is covered by Title IV or ERISA or subject to the funding standards of Section 412 of the Code.

4127-6452-4369

Section 6.17    Sale-Leasebacks. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, directly or indirectly, sell or otherwise transfer, in one or more related transactions, any property (whether real, personal or mixed) and thereafter rent or lease such transferred property or substantially similar property, other than (subject to satisfaction of the STORE Sale-Leaseback Conditions) the STORE Sale-Leaseback.
Section 6.18    Operating Leases. The Borrowers will not, and will not permit any other Loan Party to Subsidiary to, become a party to or suffer to exist any operating lease, other than (a) Farm Lease Agreements, but only so long as (i) the Borrowers provide the Lender with not less than thirty (30) days’ prior written notice before entering into any Farm Lease Agreement, (ii) if such Farm Lease Agreement is a Third-Party Farm Lease Agreement, the Borrowers will comply with the requirements set forth in Section 5.15(b)(ii) (provided, that if such Farm Lease Agreement is not a Third-Party Farm Lease Agreement, the Borrowers will comply with the requirements set forth in Section 5.15(b)(i)), (iii) each Farm Lease Agreement is non-cancellable and has a tenor ending no earlier than the later of (x) the seventh (7th)-year anniversary of such Farm Lease Agreement and (y) the Maturity Date, and (iv) each Farm Lease Agreement is otherwise in form and substance reasonably acceptable to the Lender, (b) subject to satisfaction of the STORE Sale-Leaseback Conditions, the STORE Lease Agreement, and (c) subject to Section 6.1(l), other operating leases.
ARTICLE VII
EVENTS OF DEFAULT
Section 7.1    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)    the Borrowers or any other Loan Party shall fail to pay any principal or interest hereunder when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or
(b)    the Borrowers or any other Loan Party shall fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two (2) Business Days; or
(c)    any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made; or
(d)    any of the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Section 5.3, 5.4, 5.5(b), 5.6, 5.8, 5.9, 5.12 through 5.19 or in Article VI; or
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified

4127-6452-4369

in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of thirty (30) or more days (or such earlier period as may be specified in any other Loan Document); or
(f)    (i) a material default shall occur under the SPAC Merger Agreement, any Warrant Agreement (or, if applicable, any warrant issued thereunder), and such material default shall remain in effect after any grace period applicable thereto, (ii) a default shall occur under any STORE Document, and such default shall remain in effect after any grace period applicable thereto, if any, (iii) a default shall occur under a Swap Contract with a Swap Party, and such default shall remain in effect after any grace period applicable thereto, if any, or (iv) with respect to any Material Agreement other than (x) a Material Agreement specified in the foregoing clauses (i) or (ii) or (y) a Material Project Document, any Loan Party or any Subsidiary of a Loan Party fails to perform or observe any material term, covenant or agreement contained in such Material Agreement or otherwise breaches any such Material Agreement in any material respect; or
(g)    (i) any Loan Party or Subsidiary shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness under the Loan Documents) of more than $500,000 (including, without limitation, undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), in each case beyond the applicable grace or cure periods with respect thereto, if any; or (ii) any Loan Party or Subsidiary shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, in each case, beyond the applicable grace or cure periods with respect thereto; provided that this clause (g)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if (x) such Indebtedness and repayment is permitted under the Loan Documents and (y) the sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such documents; or
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of thirty (30) or more days or an order or decree approving or ordering any of the actions sought in such proceeding shall be entered; or
(i)    any Loan Party or Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief, including any stay of proceeding under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee,

4127-6452-4369

custodian, sequestrator, conservator or similar official for any Loan Party or Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or
(j)    any Loan Party or Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or
(k)    there is entered against any Loan Party or Subsidiary a judgment, award, decree or order, which is either (i) for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $2,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) a non-monetary judgment, award, decree or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect, in each case, that has remained unsatisfied, unvacated, undischarged and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or
(l)    a Change of Control shall occur; or
(m)    [reserved]; or
(n)    any material License (including any Agricultural License) of any Loan Party or any Subsidiary thereof shall terminate or otherwise cease to be in full force and effect and the conditions causing the termination or cessation of such License are not cured within 15 days of such termination or cessation; or
(o)    any material provision of any Loan Document or any Warrant Agreement (or, if applicable, any warrant issued thereunder), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or Payment in Full of all Obligations, ceases to be in full force and effect; or any Loan Party or other Person contests in writing the validity or enforceability of any provision of any Loan Document or any Warrant Agreement (or, if applicable, any warrant issued thereunder); or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document or any Warrant Agreement (or, if applicable, any warrant issued thereunder), or purports in writing to revoke, terminate or rescind any Loan Document or such Warrant Agreement (or, if applicable, any warrant issued thereunder); or
(p)    any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected or first-priority Lien on any portion of the Collateral (subject only to Permitted Liens and except to the extent not required to be perfected or first priority under the terms of the Collateral Documents); or
(q)    (i) any inventory or products of any Loan Party or any Subsidiary thereof shall be subject to any seizure, administrative detention or mandatory recall by any Governmental Authority; (ii) any Loan Party or any Subsidiary thereof shall voluntarily recall any of its inventory or products having a fair market value in excess of $1,000,000; or (iii) any Loan Party or any Subsidiary thereof receives a warning letter from any Governmental Authority in connection with such Loan Party’s or Subsidiary’s failure to adequately address any Form 483 observations or any other Governmental Authority findings relating to the conditions, procedures or products in any such Loan Party’s or Subsidiary’s facilities; or

4127-6452-4369

(r)    there shall occur any uninsured damage to or loss, condemnation, theft or destruction of any portion of the Loan Parties’ or any of their Subsidiaries’ assets with a fair market value in excess of $2,000,000; or such assets with a fair market value in excess of $2,000,000 are attached, seized, levied upon or subjected to a writ of attachment, garnishment, levy or similar process; or any assets of the Loan Parties or any of their Subsidiaries with a fair market value in excess of $2,000,000 come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or
(s)    any Loan Party or any Subsidiary of a Loan Party incurs any Environmental Liability which will require expenditures, individually or in the aggregate, in excess of $1,000,000 during any Fiscal Year; or
(t)    any act of expropriation, nationalization or similar event or circumstance occurs affecting the properties and assets of the Loan Parties; or
(u)    any Loan Party or any Subsidiary of a Loan Party shall, or shall propose to, suspend or discontinue its business or any material line thereof; or
(v)    Holdings’ common Equity Interests shall cease to remain registered with the SEC and listed for trading on the New York Stock Exchange or other nationally recognized exchange; or
(w)    any development, event or circumstance shall occur or exist that results in or could result in a Material Adverse Effect; or
(x)    (i) any Material Project Participant fails to perform or observe any material term or obligation contained in any Material Project Document and within the later of (x) the cure period provided therefor in such Material Project Document or (y) thirty (30) days thereafter (or such longer period as expressly permitted under the applicable Material Project Document), either (A) such default has not been cured on terms reasonably acceptable to the Lender, or (B) the applicable Material Project Participant has not been replaced by a replacement Material Project Participant pursuant to a replacement Material Project Document that is, in each case, reasonably acceptable to the Lender and subject to a Collateral Assignment; or
(ii)    (A) any Material Project Document for any reason ceases to be legal, valid and binding and in full force and effect with respect to each Material Project Participant that is a party thereto or any such Material Project Participant shall so assert in writing; (B) any Material Project Document is terminated for any reason whatsoever prior to the later of (x) its scheduled expiration date and (y) sixty (60) days after the Final Completion Date applicable to the Farm Project to which such Material Project Document relates, in each case without the prior consent of the Lender; or (C) any material provision of any Material Project Document shall be declared to be null and void (unless such declaration is expressly permitted pursuant to the terms of such Material Project Document and does not result in any Default or Event of Default); provided, that any such event described in this Section 7.1(x)(ii) shall not be an Event of Default if, within thirty (30) days of the occurrence thereof, the applicable Material Project Participant has been replaced pursuant to a replacement Material Project Document that, in each case, is reasonably acceptable to the Lender and subject to a Collateral Assignment; provided, however, that if (I) such breach or default cannot be cured within such thirty (30)-day period, (II) such breach or default is susceptible to cure within sixty

4127-6452-4369

(60) days, (III) such breach or default has not resulted, and could not, with the additional cure time contemplated by this proviso, be reasonably expected to result, in a Material Adverse Effect with respect to the Borrowers or any other Loan Party, and (IV) the Borrowers are proceeding with all requisite diligence and in good faith to cure such failure, then the time within which such failure may be cured shall be extended to such date, not to exceed a total of thirty (30) days after the end of the initial thirty (30)-day period, as shall be necessary for such party diligently to cure such failure; or
(y)    (i) the Project Costs applicable to a Farm Project at any time exceed the Initial Construction Budget applicable to such Farm Project (including the contingency reserves set forth therein) or (ii) the Lender shall at any time reasonably determine that the unadvanced amounts under both the Term Loan Facility and the Subordinated Credit Agreement (determined in accordance with the capital stacking requirements set forth in Section 6.8(e)) and Unrestricted Cash of the Borrowers (including Unrestricted Cash contributed to the Borrowers by Holdings) are insufficient to pay all costs and expenses that are reasonably anticipated in connection with the Completion of all Farm Projects; provided, that any such event described in this Section 7.1(y) shall not be an Event of Default if (A) in the case of the preceding clauses (i) and (ii), the Borrowers have, within thirty (30) days after notice or knowledge thereof, deposited in escrow or otherwise posted security or evidence of funds reasonably acceptable to the Lender, and (B) in the case of the preceding clause (i), such excess amount does not exceed (1) in the case of the Warner Robins (Georgia) Farm, 8% of the Initial Construction Budget for the Warner Robins (Georgia) Farm, (2) in the case of the Pasco (Washington) Farm, 16% of the Initial Construction Budget for the Pasco (Washington) Farm, (3) in the case of the Mt. Pleasant (Texas) Farm, 12% of the Initial Construction Budget for the Mt. Pleasant (Texas) Farm, and (4) in the case of any other Farm Project, 5% of the Initial Construction Budget applicable to such Farm Project; or
(z)    any cessation in the construction of any Farm Project shall have occurred for more than thirty (30) days, regardless of the cause, except to the extent such cessation could not reasonably be expected to have a Material Adverse Effect with respect to the Borrowers or any other Loan Party; or
(aa)    any material portion of any Farm Project is destroyed, condemned or seized, or the Borrowers suffer a total loss with respect to any Farm Project; or
(bb)    the Final Completion Date applicable to a Farm Project shall not have occurred on prior to the Completion Deadline applicable to such Farm Project; provided, that any such event described in this Section 7.1(bb) shall not be an Event of Default so long as (i) such failure to meet the applicable Completion Deadline could not reasonably be expected to have a Material Adverse Effect with respect to the Borrowers or any other Loan Party, (ii) the Borrowers are proceeding with all requisite diligence and in good faith to Complete the applicable Farm Project, and (iii) such Farm Project is Completed not later than sixty (60) days after the applicable Completion Deadline;
then, and in every such event and at any time thereafter during the continuance of such event, the Lender shall have no further obligation to offer any credit accommodations and the Lender may, by notice to the Borrowers, take any or all of the following actions, at the same or different times, in each case in the Lender’s sole discretion:
(i)    declare the Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may

4127-6452-4369

thereafter be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees (including, without limitation, any Specified Fees set forth in Section 2.10) and other Obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;
(ii)    apply for the appointment of, or taking possession by, a trustee, receiver, liquidator or other similar official of the Borrowers with respect to the operations of any Loan Party or to hold or liquidate all or any substantial part of the properties or assets of any Loan Party (and each Loan Party hereby consents to such appointment and agrees to execute and deliver any and all documents requested by the Lender relating to the appointment of such trustee, receiver, liquidator or other similar official, whether by joining in a petition for the appointment of such an official, by entering no contest to a petition for the appointment of such an official, or otherwise, as appropriate under Applicable Law);
(iii)    setoff and apply any and all obligations at any time owing by the Lender or any of its Affiliates to the Borrowers or any other Loan Party (including, if applicable, any obligations owing by CRM to any Borrower under a Swap Contract) against any or all of the Obligations, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such other Loan Party may be contingent or unmatured; and
(iv)    exercise all rights and remedies available to it under the Loan Documents and Applicable Law;
provided that, in case of any event with respect to the Borrowers described in clause (h), (i) or (j) of this Section, the principal of the Term Loan then outstanding, together with accrued interest thereon and all fees (including, without limitation, any Specified Fees set forth in Section 2.10) and other Obligations accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
Section 7.2    Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, all payments received on account of the Obligations shall be applied in such order as the Lender shall, in its sole discretion, determine.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows:
(a)    if to any Borrower or any other Loan Party or Subsidiary, delivered to the Company at 490 Foley Lane, Hamilton, MT 59840, Attention: Kathleen Valiasek; Email: kvaliasek@localbounti.com; and

4127-6452-4369

(b)    if to the Lender, delivered to Cargill Financial Services International, Inc., 9320 Excelsior Boulevard, MS 142, Hopkins, MN 55343, Attention: Erik Haugen; Telephone No.: (952) 984-0574; Fax No.: (952) 249-4416; Email: erik_haugen@cargill.com.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile or email shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto.
Section 8.2    Amendments; Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers therefrom, shall be effective unless in writing executed by the Borrowers and the Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay by the Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Lender are cumulative and are not exclusive of any rights, remedies, powers or privileges that the Lender would otherwise have.
Section 8.3    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable and documented fees, charges and disbursements of the Project Consultant and of outside counsel for the Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents and the Warrant Agreements (including, if applicable, any warrant issued thereunder), or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of the Project Consultant and of outside counsel for the Lender) in connection with (A) the enforcement or protection of its rights, including, without limitation, any expenses incurred in connection with the hiring of consultants or advisors, (I) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (II) in connection with the Term Loans, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Term Loans, and (B) any bankruptcy or other insolvency proceeding with respect to any Loan Party or any Subsidiary of any Loan Party.
(b)    Indemnification. The Borrowers shall indemnify the Lender, the Project Consultant, each Swap Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual costs and expenses, losses, claims, damages, liabilities and related expenses (including the out-of-pocket costs, expenses, fees, charges and disbursements of outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument

4127-6452-4369

contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Term Loans or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrowers, the other Loan Parties or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no party to this Agreement shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Term Loans or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(d)    Payments. All amounts due under this Section shall be payable not later than three (3) days after demand therefor.
(e)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the Obligations hereunder.
Section 8.4    Engagement of Project Consultant, Other Agents. In addition to, and not in limitation of Sections 5.1, 5.11 and 8.3 of this Agreement, the Borrowers acknowledge that the Lender may from time to time engage the Project Consultant and other agents on terms and conditions acceptable to the Lender. The Borrowers shall at all times cooperate with reasonable requests for information from the Project Consultant and each such agent, and the Borrowers acknowledge and agree that the Borrowers shall, promptly after demand therefor, reimburse the Lender for all costs, fees, charges and disbursements of the Project Consultant each such agent; provided, notwithstanding the foregoing, that the Borrowers’ reimbursement obligations under this Section in respect of all costs, fees, charges and disbursements of the Project Consultant shall not exceed $300,000 in the aggregate.
Section 8.5    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Lender. The Lender may at any time assign to one or more assignees all or a portion of its rights or obligations under this Agreement

4127-6452-4369

(including all or a portion of the Term Loans or commitments of the Lender under the Term Loan Facility), provided that such assignment shall be subject to the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the Lender may participate all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans) without the prior written consent of the Borrowers. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 8.6    Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Term Loans hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or Event of Default at the time of the Term Loans, and shall continue in full force and effect until Payment in Full. The provisions of Sections 8.3 and 8.14 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, Payment in Full or the termination of this Agreement or any provision hereof.
Section 8.7    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 8.8    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 8.9    Governing Law; Jurisdiction; Etc.
(a)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the internal law of the State of New York (without giving effect to the conflict of laws principles thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall apply to this Agreement and all documentation hereunder).

4127-6452-4369

(b)    Jurisdiction. Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than a state court located in the County of New York, State of New York or a federal court located in the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
Section 8.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 8.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 8.12    PATRIOT Act. The Lender hereby notifies the Loan Parties that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow the Lender to identify the Loan Parties in accordance with the PATRIOT Act. The Borrowers will, promptly following a request by the Lender, provide all documentation and

4127-6452-4369

other information, including, without limitation, the certification regarding beneficial ownership of legal entity customers (the “Beneficial Ownership Certification”) (if any Borrower is a “legal entity customer” under the Beneficial Ownership Regulation), that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
Section 8.13    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loans, together with all fees, charges and other amounts that are treated as interest on the Term Loans under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender in accordance with Applicable Law, the rate of interest payable in respect of the Term Loans hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. Any amount collected by the Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of the Term Loans or refunded to the Borrowers so that at no time shall the interest and charges paid or payable in respect of the Term Loans exceed the maximum amount collectible at the Maximum Rate.
Section 8.14    Payments Set Aside; Reinstatement of Liens. To the extent that any payment by or on behalf of the Borrowers is made to the Lender and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceedings under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. In addition, in the event that the Lender is required to return funds received after Payment in Full and release of the Liens to any Loan Parties or estates thereof or Persons claiming through the foregoing, in connection with a proceeding under Debtor Relief Laws or otherwise, then the Liens granted pursuant to the Loan Documents shall automatically be reinstated without further action of the Loan Parties. This Section 8.14 shall survive termination of this Agreement and the other Loan Documents.
Section 8.15    Joint and Several Liability. EACH BORROWER AGREES THAT IT IS LIABLE, JOINTLY AND SEVERALLY, WITH EACH OTHER BORROWER FOR THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS OF THE BORROWERS UNDER THIS AGREEMENT, AND THAT THE LENDER CAN ENFORCE SUCH OBLIGATIONS AGAINST ANY OR ALL BORROWERS, IN THE LENDER’S SOLE AND UNLIMITED DISCRETION. Each Borrower represents and warrants to the Lender that it has established adequate means of obtaining from every other Borrower on a continuing basis financial and other information relating to the financial condition of such other Borrower, and each Borrower agrees to keep adequately informed by such means of any facts, events or circumstances which might in any way affect its risks hereunder. Each Borrower further agrees that the Lender shall have no obligation to disclose to it any information or material about any other Borrower which is acquired by the Lender in any manner. Until Payment in Full has occurred, each Borrower waives any right to enforce any remedy which the Lender now has or may hereafter have against any other Borrower or any other Person, and waives any benefit of, or any right to participate in, any security now or hereafter held by the Lender.
Section 8.16    The Company as Agent for Borrowers. Each Borrower hereby irrevocably appoints the Company as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until the Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that

4127-6452-4369

another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide the Lender with all notices with respect to Term Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by all Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from the Lender (and any notice or instruction provided by the Lender to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), (c) to execute, deliver and perform any Loan Document on behalf of such Borrower (it being understood and agreed that any Loan Document that is binding on the Administrative Borrower will be deemed binding on all Borrowers), and (d) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Term Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Loan Documents. Each Borrower agrees that any action taken by the Administrative Borrower in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Administrative Borrower of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers. Each Borrower hereby jointly and severally agrees to indemnify the Lender and hold the Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (x) the handling of any Collateral of the Borrowers as provided in this Section 8.16, or (y) the Lender relying on any instructions of the Administrative Borrower.
Section 8.17    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (a) no fiduciary, advisory or agency relationship between such Borrower and its Subsidiaries and the Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Lender has advised or is advising such Borrower or any Subsidiary on other matters and irrespective of any Equity Interest of such Borrower held by the Lender (if any), (b) the services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lender, on the other hand, (c) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate, (d) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (e) the Lender has no obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, and (f) the Lender and its Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by Law, each Borrower hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 8.18    CALIFORNIA JUDICIAL REFERENCE. IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (A) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE

4127-6452-4369

OF CIVIL PROCEDURE SECTION 638 TO A REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “ PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (B) WITHOUT LIMITING THE GENERALITY OF SECTION 8.3, THE BORROWERS SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.
Signature page follows.

4127-6452-4369

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LOCAL BOUNTI OPERATING COMPANY LLC, as Borrower

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

BOUNTI BITTERROOT LLC, as Borrower

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

CONTROLLED ENVIRONMENT PROPERTY COMPANY, LLC, as Borrower

By: LOCAL BOUNTI OPERATING COMPANY LLC, its sole member

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

GROW BOUNTI NORTHWEST, LLC, as Borrower

By: CONTROLLED ENVIRONMENT PROPERTY COMPANY, LLC, its sole member

By: LOCAL BOUNTI OPERATING COMPANY LLC, its sole member

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Signature Page to Credit Agreement

Title: Chief Financial Officer

531 FOLEY LANE HAMILTON, LLC, as Borrower

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: President

LOCAL BOUNTI CORPORATION, as Holdings

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

Signature Page to Credit Agreement

LOCAL BOUNTI TEXAS LLC
HOLLANDIA PRODUCE GROUP, INC.
HOLLANDIA PRODUCE GA, LLC
ADVANCED SUSTAIN ABILITY, LLC
HOLLANDIA REAL ESTATE, LLC
GREEN GROWTH CONSULTING, LLC
HOLLANDIA FLOWERS, LLC
HOLLANDIA PRODUCE, LLC, as Guarantors

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: President

Signature Page to Credit Agreement

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., as Lender

By: /s/ Dana Herman
Name: Dana Herman
Title: TM Settlement Supervisor

Signature Page to Credit Agreement